=====================================



                      COMMERCIAL MORTGAGE ACCEPTANCE CORP.
                                    Depositor

                                       and

                           MIDLAND LOAN SERVICES, INC.
                                 Master Servicer

                                       and

                                Special Servicer


                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                     Trustee

                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 1998

                  Commercial Mortgage Pass-Through Certificates

                                 Series 1998-C2



                      =====================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                              ARTICLE I DEFINITIONS

SECTION 1.01. Defined Terms..................................................4
    Accrued Certificate Interest.............................................4
    Accrued Component Interest...............................................4
    Acquisition Date.........................................................5
    Additional Interest......................................................5
    Additional Interest Rate.................................................5
    Additional Trust Fund Expense............................................5
    Advance..................................................................5
    Adverse REMIC Event......................................................5
    Affiliate................................................................5
    Agreement................................................................6
    Anticipated Repayment Date...............................................6
    Appraisal................................................................6
    Appraisal Reduction Amount...............................................6
    Appraised Value..........................................................6
    ARD Mortgage Loans.......................................................7
    Assignment of Leases.....................................................7
    Assumed Scheduled Payment................................................7
    Authenticating Agent.....................................................7
    Available Distribution Amount............................................7
    Balloon Mortgage Loan....................................................8
    Balloon Payment..........................................................8
    Bankruptcy Code..........................................................8
    Book-Entry Certificate...................................................8
    Breach...................................................................8
    Business Day.............................................................8
    CEDEL....................................................................8
    CERCLA...................................................................8
    Certificate..............................................................9
    Certificate Account......................................................9
    Certificate Factor.......................................................9
    Certificate Notional Amount..............................................9
    Certificate Owner........................................................9
    Certificate Principal Balance............................................9
    Certificate Register.....................................................9
    Certificate Registrar....................................................9
    Certificateholder........................................................9

    Class...................................................................10
    Class A-1 Certificate...................................................10
    Class A-2 Certificate...................................................10
    Class A-3 Certificate...................................................10
    Class B Certificate.....................................................10
    Class C Certificate.....................................................11
    Class D Certificate.....................................................11
    Class E Certificate.....................................................11
    Class F Certificate.....................................................11
    Class G Certificate.....................................................11
    Class H Certificate.....................................................11
    Class J Certificate.....................................................11
    Class K Certificate.....................................................11
    Class L Certificate.....................................................11
    Class M Certificate.....................................................12
    Class Principal Balance.................................................12
    Class R-I Certificate...................................................12
    Class R-II Certificate..................................................12
    Class R-III Certificate.................................................12
    Class X Certificate.....................................................12
    Closing Date............................................................12
    Code....................................................................12
    Collection Period.......................................................13
    Comparative Financial Status Report.....................................13
    Component...............................................................13
    Component Notional Amount...............................................13
    Controlling Class.......................................................13
    Controlling Class Representative........................................13
    Corporate Trust Office..................................................14
    Corrected Mortgage Loan.................................................14
    Credit Lease............................................................14
    Credit Lease Loan.......................................................14
    CSSA Loan File Report...................................................14
    CSSA Property File Report...............................................14
    Custodian...............................................................14
    Cut-off Date............................................................14
    Cut-off Date Balance....................................................14
    DCR.....................................................................15
    Debt Service Coverage Ratio.............................................15
    Defaulted Mortgage Loan.................................................15
    Defeasance Collateral...................................................15
    Defeasance Loan.........................................................15
    Definitive Certificate..................................................15
    Delinquent Loan Status Report...........................................15

    Depositor...............................................................16
    Depository..............................................................16
    Depository Participant..................................................16
    Determination Date......................................................16
    Directly Operate........................................................16
    Disqualified Organization...............................................16
    Distributable Certificate Interest......................................17
    Distribution Account....................................................17
    Distribution Date.......................................................17
    Distribution Date Statement.............................................17
    Document Defect.........................................................17
    Due Date................................................................17
    Eligible Account........................................................18
    Environmental Assessment................................................18
    ERISA...................................................................18
    Escrow Payment..........................................................18
    Event of Default........................................................19
    Exchange Act............................................................19
    FDIC....................................................................19
    FHLMC...................................................................19
    Final Recovery Determination............................................19
    FNMA....................................................................19
    Guaranty................................................................20
    Hazardous Materials.....................................................20
    Historical Loan Modification Report.....................................20
    Historical Loss Estimate Report.........................................20
    Holder..................................................................20
    HUD-Approved Servicer...................................................20
    Impound Reserve.........................................................21
    Independent.............................................................21
    Independent Appraiser...................................................21
    Independent Contractor..................................................21
    Initial Pool Balance....................................................21
    Insurance Policy........................................................22
    Insurance Proceeds......................................................22
    Interested Person.......................................................22
    Investment Account......................................................22
    Issue Price.............................................................22
    Late Collections........................................................22
    Lease Enhancement Policy................................................22
    Lease Enhancement Policy Issuer.........................................23
    Lease Enhancement Policy Termination Event..............................23
    Liquidation Event.......................................................23
    Liquidation Proceeds....................................................23

    Loan Payoff Notification Report.........................................24
    Loan-to-Value Ratio.....................................................24
    Majority Subordinate Certificateholder..................................24
    Master Servicer.........................................................24
    Master Servicing Fee....................................................24
    Master Servicing Fee Rate...............................................24
    Master Servicing Fee Rate...............................................24
    Merrill Lynch...........................................................25
    Monthly Payment.........................................................25
    Mortgage................................................................25
    Mortgage File...........................................................25
    Mortgage Loan...........................................................28
    Mortgage Loan Purchase Agreements.......................................28
    Mortgage Loan Schedule..................................................28
    Mortgage Loan Seller....................................................29
    Mortgage Note...........................................................29
    Mortgage Pool...........................................................29
    Mortgage Rate...........................................................29
    Mortgaged Property......................................................30
    Mortgagor...............................................................30
    Net Aggregate Prepayment Interest Shortfall.............................30
    Net Investment Earnings.................................................30
    Net Investment Loss.....................................................30
    Net Mortgage Rate.......................................................30
    Net Operating Income....................................................31
    New Lease...............................................................31
    NOI Adjustment Worksheet................................................31
    Nonrecoverable Advance..................................................31
    Nonrecoverable P&I Advance..............................................31
    Nonrecoverable Servicing Advance........................................31
    Non-Registered Certificate..............................................32
    Non-United States Person................................................32
    Officers' Certificate...................................................32
    Operating Statement Analysis............................................32
    Opinion of Counsel......................................................32
    Original Component Notional Amount......................................32
    Original Class Principal Balance........................................32
    OTS.....................................................................32
    Ownership Interest......................................................32
    Pass-Through Rate.......................................................32
    Paying Agent............................................................33
    Percentage Interest.....................................................33
    Percentage Premium......................................................33
    Permitted Investments...................................................34

    Permitted Transferee....................................................36
    Person..................................................................36
    P&I Advance.............................................................36
    P&I Advance Date........................................................36
    Plan....................................................................36
    Plurality Residual Certificateholder....................................36
    Prepayment Assumption...................................................36
    Prepayment Interest Excess..............................................36
    Prepayment Interest Shortfall...........................................36
    Prepayment Premium......................................................37
    Prime Rate..............................................................37
    Principal Distribution Amount...........................................37
    Principal Prepayment....................................................38
    Privileged Person.......................................................39
    Prospectus..............................................................39
    Prospectus Supplement...................................................39
    Purchase Price..........................................................39
    Qualified Insurer.......................................................39
    Qualified Substitute Mortgage Loan......................................39
    Rated Final Distribution Date...........................................40
    Rating Agency...........................................................41
    Realized Loss...........................................................41
    Record Date.............................................................41
    Recovery Fee............................................................42
    Registered Certificate..................................................42
    Regular Certificate.....................................................42
    Reimbursement Rate......................................................42
    Remaining Cash Flow.....................................................42
    REMIC...................................................................42
    REMIC I.................................................................42
    REMIC I Regular Interest................................................42
    REMIC I Remittance Rate.................................................43
    REMIC II................................................................43
    REMIC II Regular Interest...............................................43
    REMIC II Remittance Rate................................................43
    REMIC III...............................................................43
    REMIC III Certificate...................................................43
    REMIC Administrator.....................................................43
    REMIC Provisions........................................................43
    Rents from Real Property................................................44
    REO Account.............................................................44
    REO Acquisition.........................................................44
    REO Disposition.........................................................44
    REO Extension...........................................................44

    REO Loan................................................................44
    REO Property............................................................45
    REO Revenues............................................................45
    REO Tax.................................................................45
    REO Status Report.......................................................45
    Request for Release.....................................................45
    Required Appraisal......................................................45
    Required Appraisal Mortgage Loan........................................46
    Required Appraisal Value................................................46
    Reserve Account.........................................................46
    Reserve Funds...........................................................46
    Residual Certificate....................................................46
    Responsible Officer.....................................................46
    Restricted Servicer Reports.............................................47
    Revised Rate............................................................48
    Scheduled Payment.......................................................48
    Securities Act..........................................................48
    Senior Certificate......................................................48
    Sequential Pay Certificate..............................................48
    Servicing Account.......................................................48
    Servicing Advances......................................................48
    Servicing Fee...........................................................49
    Servicing File..........................................................49
    Servicing Officer.......................................................49
    Servicing Standard......................................................49
    Servicing Transfer Event................................................50
    Single Certificate......................................................50
    Special Servicer........................................................50
    Special Servicing Fee...................................................50
    Special Servicing Fee Rate..............................................50
    Specially Serviced Mortgage Loan........................................50
    Standard & Poor's.......................................................52
    Startup Day.............................................................53
    State and Local Taxes...................................................53
    Stated Maturity Date....................................................53
    Stated Principal Balance................................................53
    Subordinated Certificate................................................53
    Sub-Servicer............................................................53
    Sub-Servicing Agreement.................................................54
    Substitution Shortfall Amount...........................................54
    Tax Matters Person......................................................54
    Tax Returns.............................................................54
    Tenant..................................................................54
    Transfer................................................................55

    Transferee..............................................................55
    Transferor..............................................................55
    Trust Fund..............................................................55
    Trustee.................................................................55
    Trustee's Fee...........................................................55
    Trustee Fee Rate........................................................55
    Trustee Liability.......................................................55
    UCC.....................................................................55
    UCC Financing Statement.................................................55
    Uncertificated Accrued Interest.........................................55
    Uncertificated Distributable Interest...................................56
    Uncertificated Principal Balance........................................56
    Underwriters............................................................57
    United States Person....................................................57
    Unrestricted Servicer Reports...........................................57
    USAP....................................................................58
    Voting Rights...........................................................58
    Watch List..............................................................58
    Weighted Average Effective REMIC I Remittance Rate......................58
    Yield Maintenance Charge................................................59

   ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of Mortgage Loans..................................60
SECTION 2.02. Acceptance of the Trust Fund by Trustee.......................62
SECTION 2.03. Mortgage Loan Sellers' Repurchase or Substitution of
                 Mortgage Loans for Document Defects and Breaches
                 of Representations and Warranties..........................63
SECTION 2.04. Representations and Warranties of Depositor...................66
SECTION 2.05. Execution, Authentication and Delivery of Class R-I
                 Certificates; Creation of REMIC I Regular
                 Interests..................................................68
SECTION 2.06. Conveyance of REMIC I Regular Interests; Acceptance
                 of REMIC II by Trustee.....................................68
SECTION 2.07. Execution, Authentication and Delivery of Class R-II
                 Certificates...............................................69
SECTION 2.08. Conveyance of REMIC II Regular Interests; Acceptance
                 of REMIC III by Trustee....................................69
SECTION 2.09. Execution, Authentication and Delivery of REMIC III
                 Certificates...............................................69

          ARTICLE III ADMINISTRATION AND SERVICING OF THE TRUST FUND

SECTION 3.01. Administration of the Mortgage Loans..........................70

SECTION 3.02. Collection of Mortgage Loan Payments..........................71
SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                 Servicing Accounts; Reserve Accounts.......................73
SECTION 3.04. Certificate Account and Distribution Account..................76
SECTION 3.05. Permitted Withdrawals From the Certificate Account
                 and the Distribution Account...............................79
SECTION 3.06 Investment of Funds in the Servicing Accounts, the
                 Reserve Accounts, the Certificate Account and the
                 REO Account................................................82
SECTION 3.07. Maintenance of Insurance Policies; Errors and
                 Omissions and Fidelity Coverage............................85
SECTION 3.08. Enforcement of Alienation Clauses.............................88
SECTION 3.09. Realization Upon Defaulted Mortgage Loans; Required
                 Appraisals.................................................89
SECTION 3.10. Trustee and Custodian to Cooperate; Release of
                 Mortgage Files.............................................93
SECTION 3.11. Servicing Compensation........................................94
SECTION 3.12. Property Inspections; Collection of Financial
                 Statements; Delivery of Certain Reports....................97
SECTION 3.13. Annual Statement as to Compliance............................100
SECTION 3.14. Reports by Independent Public Accountants....................100
SECTION 3.15. Access to Certain Information................................101
SECTION 3.16. Title to REO Property; REO Account...........................105
SECTION 3.17. Management of REO Property...................................106
SECTION 3.18. Sale of Mortgage Loans and REO Properties....................109
SECTION 3.19. Additional Obligations of Master Servicer....................113
SECTION 3.20. Modifications, Waivers, Amendments and Consents..............113
SECTION 3.21. Transfer of Servicing Between Master Servicer and
                 Special Servicer; Record Keeping..........................117
SECTION 3.22. Sub-Servicing Agreements.....................................119
SECTION 3.23. Representations, Warranties and Covenants of Master
                 Servicer and Special Servicer.............................121
SECTION 3.24. Sub-Servicing Agreement Representation and Warranty..........126

                  ARTICLE IV PAYMENTS TO CERTIFICATEHOLDERS

SECTION 4.01. Distributions................................................127
SECTION 4.02. Statements to Certificateholders; CSSA Loan File
                 Report....................................................138
SECTION 4.03. P&I Advances.................................................145
SECTION 4.04. Allocation of Realized Losses and Additional Trust
                 Fund Expenses.............................................148
SECTION 4.05. Calculations.................................................149
SECTION 4.06. Use of Agents................................................149

                           ARTICLE V THE CERTIFICATES

SECTION 5.01. The Certificates.............................................150
SECTION 5.02. Registration of Transfer and Exchange of
                 Certificates..............................................151
SECTION 5.03. Book-Entry Certificates......................................156
SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates............158
SECTION 5.05. Persons Deemed Owners........................................158

 ARTICLE VI THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

SECTION 6.01. Liability of Depositor, Master Servicer and Special
                 Servicer..................................................159
SECTION 6.02. Merger, Consolidation or Conversion of Depositor or
                 Master Servicer or Special Servicer.......................159
SECTION 6.03. Limitation on Liability of Depositor, Master
                 Servicer and Special Servicer.............................160
SECTION 6.04. Resignation of Master Servicer and the Special
                 Servicer; Assignment of Rights and Obligations............161
SECTION 6.05. Rights of Depositor and Trustee in Respect of Master
                 Servicer and the Special Servicer.........................162
SECTION 6.06. Depositor, Master Servicer and Special Servicer to
                 Cooperate with Trustee....................................162
SECTION 6.07. Depositor, Special Servicer and Trustee to Cooperate
                 with Master Servicer......................................162
SECTION 6.08. Depositor, Master Servicer and Trustee to Cooperate
                 with Special Servicer.....................................163
SECTION 6.09. Designation of Special Servicer by the Controlling
                 Class.....................................................163
SECTION 6.10. Master Servicer or Special Servicer as Owner of a
                 Certificate...............................................164
SECTION 6.11. The Controlling Class Representative.........................165

                               ARTICLE VII DEFAULT

SECTION 7.01. Events of Default............................................168
SECTION 7.02. Trustee to Act; Appointment of Successor.....................172
SECTION 7.03. Notification to Certificateholders...........................173
SECTION 7.04. Waiver of Events of Default..................................174
SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.........174

                       ARTICLE VIII CONCERNING THE TRUSTEE

SECTION 8.01. Duties of Trustee............................................175
SECTION 8.02. Certain Matters Affecting Trustee............................176
SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                 Certificates or Mortgage Loans............................178
SECTION 8.04. Trustee May Own Certificates.................................178

SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                 Trustee...................................................178
SECTION 8.06. Eligibility Requirements for Trustee.........................179
SECTION 8.07. Resignation and Removal of Trustee...........................180
SECTION 8.08. Successor Trustee............................................181
SECTION 8.09. Merger or Consolidation of Trustee...........................182
SECTION 8.10. Appointment of Co-Trustee or Separate Trustee................182
SECTION 8.11. Appointment of Custodians....................................183
SECTION 8.12. Appointment of Authenticating Agents.........................184
SECTION 8.13. Appointment of Paying Agent..................................185
SECTION 8.14. Appointment of REMIC Administrators..........................186
SECTION 8.15. Access to Certain Information................................187
SECTION 8.16. Representations, Warranties and Covenants of Trustee.........187
SECTION 8.17. Reports to the Securities and Exchange Commission;
                 Available Information.....................................189
SECTION 8.18. Grantor Trust Administration.................................189

                             ARTICLE IX TERMINATION

SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                 Mortgage Loans............................................192
SECTION 9.02. Additional Termination Requirements..........................201

                      ARTICLE X ADDITIONAL REMIC PROVISIONS

SECTION 10.01. REMIC Administration........................................203

                       ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01. Amendment...................................................208
SECTION 11.02. Recordation of Agreement; Counterparts......................210
SECTION 11.03. Limitation on Rights of Certificateholders..................210
SECTION 11.04. Governing Law...............................................211
SECTION 11.05. Notices.....................................................211
SECTION 11.06. Severability of Provisions..................................212
SECTION 11.07. Grant of a Security Interest................................212
SECTION 11.08. Successors and Assigns; Beneficiaries.......................212
SECTION 11.09. Article and Section Headings................................213
SECTION 11.10. Notices to and From Rating Agencies.........................213
SECTION 11.11. Complete Agreement..........................................214

                                    EXHIBITS

     Exhibit Description            Exhibit No.           Section Reference
     -------------------            -----------           -----------------

Form of Class A-1 Certificate           A-1           Section 1.01 Definition
                                                      of "Class A-1
                                                      Certificate"

Form of Class A-2 Certificate           A-2           Section  1.01 Definition
                                                      of "Class A-2
                                                      Certificate"

Form of Class A-3 Certificate           A-3           Section  1.01 Definition
                                                      of "Class A-3
                                                      Certificate"

Form of Class X Certificate             A-4           Section 1.01 Definition
                                                      of "Class X Certificate"

Form of Class B Certificate             A-5           Section 1.01 Definition
                                                      of "Class B Certificate"

Form of Class C Certificate             A-6           Section 1.01 Definition
                                                      of "Class C Certificate"

Form of Class D Certificate             A-7           Section 1.01 Definition
                                                      of "Class D Certificate"

Form of Class E Certificate             A-8           Section 1.01 Definition
                                                      of "Class E Certificate"

Form of Class F Certificate             A-9           Section 1.01 Definition
                                                      of "Class F Certificate"

Form of Class G Certificate             A-10          Section 1.01 Definition
                                                      of "Class G Certificate"

Form of Class H Certificate             A-11          Section 1.01 Definition
                                                      of "Class H Certificate"

Form of Class J Certificate             A-12          Section 1.01 Definition
                                                      of "Class J Certificate"

Form of Class K Certificate             A-13          Section 1.01 Definition
                                                      of "Class K Certificate"

     Exhibit Description            Exhibit No.           Section Reference
     -------------------            -----------           -----------------

Form of Class L Certificate             A-14          Section 1.01 Definition
                                                      of "Class L Certificate"

Form of Class M Certificate             A-15          Section 1.01 Definition
                                                      of "Class M Certificate"

Form of Class R-I Certificate           A-16          Section 1.01 Definition
                                                      of "Class R-I
                                                      Certificate"

Form of Class R-II Certificate          A-17          Section 1.01 Definition
                                                      of "Class R-II
                                                      Certificate"

Form of Class R-III                     A-18          Section 1.01 Definition
Certificate                                           of "Class R-III
                                                      Certificate"

Form of Grantor Trust                   A-19          Section 1.01 Definition
Certificate                                           of "Grantor Trust
                                                      Certificates"

Mortgage Loan Schedule                   B            Section 1.01 Definition
                                                      of "Mortgage Loan
                                                      Schedule"

Form of                                  C            Section 2.02(a)
Schedule of Exceptions to
Mortgage File Delivery

Form of Master Servicer                 D-1           Section 1.01 Definition
Request for Release                                   of "Request for Release";
                                                      Section 2.03(b); Section
                                                      3.10(a); and Section
                                                      3.10(b)

Form of Special Servicer                D-2           Section 1.01 Definition
Request for Release                                   of "Request for
                                                      Release"; Section 3.10(b)

Calculation of NOI/Debt                 E-1           Section 1.01 Definition
Service Coverage Ratios                               of "Net Operating
                                                      Income"; Section 3.12(b)

Form of Transferor Certificate          F-1           Section 5.02(b)

Form of Transferee                      F-2           Section 5.02(b)
Certificate for QIBs

Form of Transferee                      F-3           Section 5.02(b)
Certificate for Non-QIBs

     Exhibit Description            Exhibit No.           Section Reference
     -------------------            -----------           -----------------

Form of Transferee Letter for            G            Section 3.15 and 5.02(c)
Transfers of Subordinated
Certificates to Non-Plan
Entities

Form of Transfer Affidavit              H-1           Section 3.15 and
and Agreement regarding Class                         5.02(d)(i)(B)
R-I, R-II and R-III
Certificates

Form of Transferor                      H-2           Section 5.02(d)(i)(D)
Certificate regarding Class
R-I, R-II and R-III
Certificates

Form of Notice and                      I-1           Section 6.09
Acknowledgment

Form of Acknowledgment of               I-2           Section 6.09
Proposed Special Servicer

[RESERVED]                               J

Form of Schedule of                      K            Section 4.02(a)
Certificateholders

Form  of  CSSA  Property  File           L            Section 3.12(c)
Report

Form of Comparative  Financial           M            Section 3.12(b) and
Status Report                                         3.12(c)

Form of REO Status Report                N            Section 3.12(b) and
                                                      3.12(c)

Form of Watch List                       O            Section 3.12(b) and
                                                      3.12(c)

Form   of   Delinquent    Loan           P            Section 3.12(b) and
Status Report                                         3.12(c)

Form   of   Historical    Loan           Q            Section 3.12(b) and
Modification Report                                   3.12(c)

Form   of   Historical    Loss           R            Section 3.12(b) and
Estimate Report                                       3.12(c)

     Exhibit Description            Exhibit No.           Section Reference
     -------------------            -----------           -----------------

Form    of   NOI    Adjustment           S            Section 3.12(b) and
Worksheet                                             3.12(c)

Form  of  Operating  Statement           T            Section 3.12(b) and
Analysis                                              3.12(c)

Form    of     Loan     Payoff           U            Section 3.12(b) and
Notification Report                                   3.12(c)

Form of CSSA Loan File Report            V            Section 4.02(b)

Form   of    Certificateholder          W-1           Section 3.15 and 4.02(b)
Confirmation Certificate

Form of Prospective  Purchaser          W-2           Section 3.15 and 4.02(b)
Certificate

Form  of Lost  Note  Affidavit           X            Definition of Mortgage
and Indemnity                                         File

            This Pooling and Servicing Agreement (this "Agreement") is dated and effective as of September 1, 1998, among COMMERCIAL MORTGAGE ACCEPTANCE CORP., as Depositor, MIDLAND LOAN SERVICES, INC., as Master Servicer and as Special Servicer, and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (other than the Meidinger Tower
Loan), the Meidinger Senior Interest and the respective interest payments thereon as well as certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under the federal income tax law. Except as provided below, each REMIC I Regular Interest will relate to a specific Mortgage Loan (or in the case of the Meidinger Tower Loan, the Meidinger Senior Interest). Each such REMIC I Regular Interest will have a remittance rate equal to the unmodified Net Mortgage Rate as of the Cut-Off Date of the Mortgage Loan to which such REMIC I Regular Interest relates (or in the case of the Meidinger Senior Interest, 7.6%) and an initial Uncertificated Principal Balance equal to the Cut-Off Date Balance of the Mortgage Loan to which such REMIC I Regular Interest relates (or in the case of the Meidinger Tower Loan, equal to the Cut-Off Date Balance of the Meidinger Senior Interest). None of the REMIC I Regular Interests will be certificated.

             As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The REMIC II Remittance Rate with respect to each Class of the REMIC II Regular Interests will be calculated in accordance with the definition of "REMIC II Remittance Rate". The initial Uncertificated Principal Balance of each Class of the REMIC II Regular Interests will equal the Original Class Principal Balance of the corresponding Class of the REMIC III Certificates described below. None of the REMIC II Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The

Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the Regular Certificates (other than the Class X Certificates) and each of the Components of the Class X Certificates will be designated as a separate "regular interest" in REMIC III for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth the Class designation of each Class of the REMIC III Certificates other than the Class X and Class R-III Certificates, the corresponding REMIC II Regular Interest, the corresponding Component of the Class X Certificates and the Original Class Principal Balance for each Class of the Regular Certificates other than the Class X Certificates.


                    Corresponding
                       Class of
                       REMIC II      Corresponding
      Class            Regular          Class X            Original Class
   Designation        Interests        Component         Principal Balance
  -------------     -------------    -------------       -----------------

   Class A-1              M              X-A-1             $515,016,000
   Class A-2              N              X-A-2             $837,749,000
   Class A-3              O              X-A-3             $671,128,000
   Class B                P               X-B              $144,564,000
   Class C                Q               X-C              $173,477,000
   Class D                R               X-D              $173,476,000
   Class E                S               X-E              $ 43,369,000
   Class F                T               X-F              $122,880,000
   Class G                U               X-G              $ 21,684,000
   Class H                V               X-H              $ 36,141,000
   Class J                W               X-J              $ 65,054,000
   Class K                X               X-K              $ 21,684,000
   Class L                Y               X-L              $ 21,685,000
   Class M                Z               X-M              $ 43,401,789

             The Meidinger Tower Loan, together with certain related assets, is to be held by the Trustee for federal income tax purposes as a grantor trust (the "Grantor Trust") under Subpart E, Part I of Subchapter J of the Code (as defined herein). The Meidinger Tower Senior Interest (as defined herein) will constitute evidence of a senior interest and the Grantor Trust Certificate will constitute evidence of a subordinate interest, in the Meidinger Tower Loan and the other assets of the Grantor Trust. As provided herein, the Trustee shall take all actions necessary to ensure that the Grantor Trust maintains its status as a grantor trust under the Code.

             Set forth below is the initial Principal Balance (as defined herein) and the Pass-Through Rate (as defined herein) for each of the Meidinger Senior Interest and the Grantor Trust Certificate.

                           Initial Principal Balance  Pass-Through Rate
                           -------------------------  -----------------
Senior Interest            $21,000,000                7.6% per annum

Grantor Trust Certificate  $ 6,997,500                variable*


* The Pass-Through Rate for the Grantor Trust Certificate is variable and will be calculated in accordance with the definition of "Pass -Through Rate" in the Meidinger Tower Agreement.

             In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01.     Defined Terms.

             Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

             "Accrued Certificate Interest": With respect to any Class of Regular Certificates (other than the Class X Certificates) for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date and with respect to the Class X Certificates for any Distribution Date, the sum of Accrued Component Interest for each of its Components for such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

             "Accrued Component Interest": With respect to each Component of the
Class X Certificates for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Component for such Distribution Date, accrued on the Component Notional Amount of such Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

             "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulations Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

             "Additional Interest": With respect to each of the ARD Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such ARD Mortgage Loan at the Additional Interest Rate and any interest which accrues on such interest at the Revised Rate.

             ": With  respect to each of the ARD Mortgage  Loans,  the excess of
(i) the applicable Revised Rate over (ii) the applicable Mortgage Rate immediately prior to the related Anticipated Repayment Date, each as set forth in the Mortgage Loan Schedule.

             "Additional Trust Fund Expense": Any Special Servicing Fees, Recovery Fees and, in accordance with Sections 3.03(d) and 4.03(d), interest payable to the Master Servicer and the Trustee on Advances (to the extent not offset by late charges on the related Mortgage Loan and default interest), as well as any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (viii), (x), (xi) and (xii) of Section 3.05(a) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account or (y) pursuant to clause (ii) or any of clauses (iv) through (vi) of Section 3.05(b) out of general collections on the Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided, that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the Certificate Account or the Distribution Account, as the case may be.

             "Advance":  Any P&I Advance or Servicing Advance.

             "Adverse REMIC Event":  As defined in Section 10.01(i).

             "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Agreement":   This  Pooling  and  Servicing  Agreement   and   all
amendments hereof and supplements hereto.

            "Affiliate": With  respect to an ARD Mortgage   Loan,  the date upon
which such ARD Mortgage Loan commences accruing interest at the Revised Rate.

            "Appraisal": With respect to any Mortgage Loan, an Independent appraisal of the related Mortgaged Property conducted in accordance with the standards of the Appraisal Institute by an Independent Appraiser, which Independent Appraiser shall be advised to take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third-party reports available, and other factors that a prudent real estate appraiser would consider.

             "Appraisal Reduction Amount": The excess, if any, of (a) the sum of, as of the Determination Date immediately succeeding the date on which a Required Appraisal is obtained (without duplication), (i) the Stated Principal Balance of the subject Required Appraisal Mortgage Loan (or in the case of the Meidinger Tower Loan, the outstanding principal balance of the Meidinger Senior Interest), (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Mortgage Loan (or on the Meidinger Senior Interest) through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (or in the case of Meidinger Tower Loan, the Meidinger Senior Interest Pass-Through Rate), (iii) all accrued but unpaid Servicing Fees and Additional Trust Fund Expenses in respect of such Required Appraisal Mortgage Loan, (iv) all related unreimbursed Advances (plus accrued interest thereon) made by or on behalf of the Master Servicer or the Trustee with respect to such Required Appraisal Mortgage Loan and (v) all currently due and unpaid real estate taxes (net of any amounts escrowed therefor) and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property, over (b) the Required Appraisal Value; provided, that if the related Required Appraisal Mortgage Loan becomes a Corrected Mortgage Loan, then the Appraisal Reduction Amount shall be deemed to be zero, unless such Mortgage Loan again becomes a Required Appraisal Mortgage Loan, and provided further, that with respect to any Mortgage Loan that becomes a Required Appraisal Mortgage Loan pursuant to clause (iii) of the definition thereof, the Appraisal Reduction Amount shall be deemed to exist, notwithstanding such Required Appraisal Mortgage Loan becoming a Corrected Mortgage Loan, for so long as the terms of the modification effected pursuant to Section 3.20 are in effect.

             "Appraised Value": With respect to each Mortgaged Property, the appraised value thereof (or with respect to the Meidinger Tower Loan, 75.007% of the appraised value thereof) based upon the most recent Appraisal (or internal valuation, if permitted by the terms of this Agreement) or update thereof that is contained in the related Servicing File.

             "ARD Mortgage Loans": The Mortgage Loans noted as such on the Mortgage Loan Schedule, which Mortgage Loans substantially fully amortize through their respective remaining terms to maturity, but provide that if the unamortized principal amount thereof is not repaid on a specified date prior to maturity set forth in the related Mortgage Note, the Mortgage Loan will accrue at a higher interest rate the collection of which will be limited as hereinafter provided in this Agreement.

             "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

             "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan following its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full on or before such date and no other Liquidation Event has occurred in respect thereof) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to pay in accordance with the amortization schedule in effect prior to its Stated Maturity Date and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

             "Authenticating   Agent":  Any   authenticating   agent   appointed
pursuant to Section 8.12.

             "Available Distribution Amount": With respect to any Distribution Date, an amount equal to, without duplication, (a) the sum of (i) the aggregate of the amounts on deposit in the Certificate Account and the Distribution Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicer as of the close of business on such Determination Date and required to be deposited in the Certificate Account, (ii) the aggregate amount of any P&I Advances made by the Master Servicer or the Trustee for distribution on the Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the REO Account (if established) to the Certificate Account on or prior to the related Determination Date in such month, pursuant to Section 3.16(c), and (iv) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls, net of (b) the portion of the amount described in subclauses (a)(i) and (a)(iii) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the (A) Certificate Account pursuant to clauses (ii)-(xiv) of
Section  3.05(a) or (B) the  Distribution  Account  pursuant  to clauses  (ii) -
(viii) of Section 3.05(b), (iii) Prepayment Premiums, and (iv) any amounts deposited in the Certificate Account or the Distribution Account in error.

             "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

             "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

             "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

             "Book-Entry  Certificate":  Any  Certificate  registered   in   the
name of the Depository or its nominee.

             "Breach":  As defined in Section 2.03(a).

             "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Kansas City, Missouri, Minneapolis, Minnesota or Jacksonville, Florida or the cities in which the Corporate Trust Office of the Trustee or the offices of the Master Servicer (as of the Closing Date, Columbia, Maryland and Kansas City, Missouri, respectively) are located, are authorized or obligated by law or executive order to remain closed.

             "CEDEL":  Cedel Bank, societe anonyme.

             "CERCLA":  The Comprehensive Environmental Response,   Compensation
and Liability Act of 1980, as amended.

             "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1998-C2, as executed by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

             "Certificate  Account":  The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Master Servicer for Norwest Bank Minnesota, National Association, as Trustee, on behalf of and in trust for the registered holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2."

             "Certificate Factor": With respect to any Class of Sequential Pay Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then current Class Principal Balance of such Class of Sequential Pay Certificates, as the case may be, and the denominator of which is the related Original Class Principal Balance.

             "Certificate   Notional   Amount":   The  sum  of  the    Component
Notional Amounts with respect to each of the Components.

             "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

             "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

             "Certificate Register" and "Certificate Registrar": The    register
maintained and the registrar appointed pursuant to Section 5.02.

             "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a Non-United States Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee in its respective capacity as such (except with respect to amendments referred to in Sections 3.20(d) and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Majority Subordinate Certificateholder or Controlling Class Representative), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates (other than an Affiliate of the Special Servicer), shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

             "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation. The Grantor Trust Certificate shall constitute a distinct and separate class of Certificates.

             "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto and evidencing a portion of a "regular interest" in REMIC III for the purposes of the REMIC Provisions.

             "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class H Certificate": Any of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class J Certificate": Any of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class K Certificate": Any of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class L Certificate": Any of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class M Certificate": Any of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a portion of a "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Class Principal Balance": As of the Closing Date, the Class Principal Balance of each Class of Sequential Pay Certificates shall equal the Original Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to Section 4.04(a). Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

             "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

             "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

             "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

             "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a portion of the aggregate of the Components, each of which shall constitute a separate "regular interest" in REMIC III for purposes of the REMIC Provisions.

             "Closing Date":  September 29, 1998.

             "Code":  The Internal Revenue Code of 1986, as amended.

             "Collection Period": With respect to any Distribution Date, the period commencing on the day immediately following the Determination Date for the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing immediately following the Cut-Off Date) and ending on and including the related Determination Date.

            "Comparative Financial Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgage Loan or the related Mortgaged Property, as of the last day of the calendar month immediately preceding the preparation of such report, for (i) each of the three immediately preceding monthly periods (to the extent such information is available), (ii) the most current available year-to-date, (iii) the previous two full fiscal years, and (iv) the "base year" (representing the original analysis of information used as of the Cut-Off Date). For the purposes of the Special Servicer's production of any such report that is required to state information for any period prior to the Cut-Off Date, the Special Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller.

             "Component": Each of the fourteen Components of the Class X Certificates, and collectively, the "Components," each evidencing a separate "regular interest" in REMIC III for purposes of the REMIC Provisions and corresponding to a Class of Sequential Pay Certificates.

             "Component Notional Amount": With respect to each Component and any Distribution Date, an amount equal to the Class Principal Balance of its corresponding Class of Sequential Pay Certificates immediately prior to such Distribution Date.

             "Controlling Class": As of any date of determination, the Class of Sequential Pay Certificates outstanding (a) which bears the latest alphabetical Class designation and (b) the Class Principal Balance of which is greater than 20% of the Original Class Principal Balance thereof; provided, however, that if no such Class of Certificates has a Class Principal Balance greater than 20% of its Original Class Balance, the Controlling Class shall be the Class of Sequential Pay Certificates bearing the latest alphabetical Class designation. With respect to determining the Controlling Class, the Class A-1, Class A-2 and Class A-3 Certificates shall be deemed a single Class of Certificates.

             "Controlling Class Representative":  As defined in Section 6.09.

             "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services (CMBS) -- CMAC Series 1998-C2.

             "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan".

             "Credit  Lease":  With   respect  to each Credit  Lease  Loan,  the
lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related mortgage.

             "Credit  Lease Loan":   Each  Mortgage Loan that is identified as a
"Credit Lease Loan" on the Mortgage Loan Schedule.

             "CSSA Loan File Report": The monthly report in the "CSSA loan file" format substantially containing the information called for therein for the Mortgage Loans, a form of which is attached hereto as Exhibit V.

             "CSSA Property File Report": The monthly report in the "CSSA property file" format containing the information called for therein for each Mortgaged Property, a form of which is attached hereto as Exhibit L, which for each Distribution Date shall set forth certain information set forth therein as of the end of the preceding calendar month.

             "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, a Mortgage Loan Seller or an Affiliate of the Depositor or a Mortgage Loan Seller. If no such custodian has been appointed or if such custodian has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Custodian.

             "Cut-Off Date":  September 1, 1998.

             "Cut-Off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Scheduled Payments due on or before such date, whether or not received.

             "DCR": Duff & Phelps Credit Rating Co. or its successor in interest. If neither such rating agency nor any successor remains in existence, "DCR" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Duff & Phelps Credit Rating Co. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

             "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, the ratio of (x) the annualized Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited), have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or the Special Servicer (following the Closing Date), to (y) twelve times the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination.

             "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Master

Servicer or the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

             "Defeasance Collateral": With respect to any Defeasance Loan, the United States Treasury obligations (or obligations guaranteed by the full faith and credit of the United States) required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

             "Defeasance Loan": Any Mortgage Loan identified as a Defeasance Loan on the Mortgage Loan Schedule which permits the related Mortgagor to pledge Defeasance Collateral to the holder of such Mortgage Loan in lieu of prepayment.

             "Definitive Certificate":  As defined in Section 5.03(a).

            "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit P attached hereto setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but are Specially Serviced Mortgage Loans or were in foreclosure but were not REO Property.

             "Depositor":    Commercial    Mortgage   Acceptance  Corp.  or  its
successor in interest.

             "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

             "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

             "Determination Date": With respect to any Distribution Date, the tenth day of the month in which such Distribution Date occurs, or if such tenth day is not a Business Day, the next Business Day.

             "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale or lease, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor;

provided, however, that the Special Servicer or any Sub-Servicer on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because such Special Servicer or Sub-Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

             "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the Trustee or the Certificate Registrar based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

             "Distributable Certificate Interest": With respect to any Class of Regular Certificates for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of Regular Certificates for such Distribution Date.

             "Distribution Account": The segregated account or accounts created and maintained by the Paying Agent on behalf of the Trustee pursuant to Section 3.04(b) which shall be entitled "Norwest Bank Minnesota, National Association, as Trustee, in trust for the registered holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2."

             "Distribution Date": The later of (a) the 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following and (b) the fourth Business Day following the related Determination Date, commencing on October 19, 1998.

             "Distribution Date Statement":  As defined in Section 4.02(a).

             "Document Defect":  As defined in Section 2.03(a).

             "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due; provided, however, that with respect to the Meidinger Tower Loan, the date for each of clauses (i), (ii) and (iii) will be deemed to be the first day of the month.

             "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company (including the Trustee), and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated "AA" by Standard & Poor's, and "AA" by DCR (if then rated by DCR) or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated D-1+ by DCR (if then rated by DCR) and A-1 by Standard & Poor's or, in each such case, such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies at any time such funds are on deposit therein or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.

             "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (a) (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a multifamily property, or (ii) the Servicing Standard, in the case of any other Specially Serviced Mortgage Loans, and (b) the American Society for Testing and Materials.

             "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

             "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which an escrow or reserve has been created or a letter of credit has been obtained in respect of the related Mortgaged Property.

             "Event  of  Default":  One or more  of  the  events   described  in
Section 7.01(a).

             "Exchange Act":  The Securities Exchange Act of 1934, as amended.

             "FDIC":  Federal Deposit Insurance Corporation or any successor.

             "FHLMC":   Federal  Home  Loan   Mortgage   Corporation   or    any
successor.

             "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Majority Subordinate Certificateholder, the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer has determined, in accordance with the Servicing Standard, will be ultimately recoverable.

             "FNMA":  Federal National Mortgage Association or any successor.

             "Grantor  Trust":  The "grantor trust"   (within the meaning of the
Grantor Trust  Provisions)  to be maintained  hereunder  and   consisting of the
Grantor Trust Assets.

             "Grantor Trust Assets": The Meidinger Tower Loan, all payments under and proceeds of the Meidinger Tower Loan received after September 1, 1998 (excluding payments of principal and interest due on or before such date), all documents included in the Mortgage File and the Servicing File, such funds or assets as from time to time are deposited in the Meidinger Tower Collection Account, the Meidinger Tower Distribution Account and, if established, the Meidinger Tower REO Account, and the rights of the Depositor under the Greenwich/CMAC Mortgage Loan Purchase Agreement, with respect to the Meidinger Tower Loan.

             "Grantor Trust Certificate": The Certificate designated as "Grantor Trust Certificate", substantially in the form of Exhibit A-19 attached hereto, and evidencing the subordinate interest in the Meidinger Tower Loan.

             "Grantor Trust Provisions":  Subpart E of Subchapter J of the Code.

             "Guaranty":  With  respect to a Credit  Lease  Loan,  a   guarantee
agreement  executed by an affiliate of the related Tenant that  guarantees   the
Tenant's obligations under the related Credit Lease.

             "Hazardous   Materials":   Any   dangerous,   toxic  or   hazardous
pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Historical Loan Modification Report": A report substantially containing the content described in Exhibit Q attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

            "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit R attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and expenses relating to each Final Recovery Determination made, both during the related Collection Period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

             "Holder":  A Certificateholder.

             "HUD-Approved Servicer": A servicer approved by the Secretary of Housing and Urban Development pursuant to Section 207 of the National Housing Act.

             "Impound Reserve":  As defined in Section 3.16(c) hereof.

             "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer or any Affiliate thereof, as the case may be.

             "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, who is, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and who has a minimum of five years experience in the subject property type and market.

             "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the Master Servicer, the Special Servicer, the Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

             "Initial Pool Balance": The aggregate Cut-Off Date Balance of the Mortgage Loans.

             "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy, Lease Enhancement Policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

             "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Interested Person": The Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Trustee, any Holder of a Certificate, or any Affiliate of any such Person (other than an Affiliate of any Holder of a Certificate of the Controlling Class).

            "Investment Account":  As defined in Section 3.06(a).

            "Issue   Price":   With respect to each Class of  Certificates,  the
"issue price" as defined in the applicable provisions of the Code and Treasury Regulations promulgated thereunder.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than default interest or late payment fees, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-Off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Lease Enhancement Policy": With respect to a Credit Lease Loan, any non-cancelable residual value insurance policy that insures payment of the Balloon Payment or credit lease enhancement insurance policy that insures against certain losses arising out of casualty and/or condemnation of the related Mortgaged Property.

            "Lease Enhancement Policy Issuer": With respect to any Lease Enhancement Policy, RVI America Insurance Co. or Chubb Custom Insurance Company together with any assignee, successor or subsequent insurer thereunder.

            "Lease Enhancement Policy Termination Event": With respect to any Lease Enhancement Policy, any abatement, rescission, cancellation, termination, contest, legal process, arbitration or disavowal of liability.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special

Servicer pursuant to Section 3.18(c) or by the Majority Subordinate Certificateholder, the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01. With respect to any REO Property (and the related REO
Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Majority Subordinate Certificateholder, the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01.

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement; or (vi) the purchase of a Mortgage Loan or REO Property by the Majority Subordinate Certificateholder, the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01.

            "Loan Payoff Notification Report": A report substantially containing the content described in Exhibit U attached hereto setting forth, among other things for each Mortgage Loan where notice of anticipated payoff has been received as of the Determination Date immediately preceding the preparation of such report the control number, the property name, the amount of principal expected to be paid, the expected date of payment and the estimated amount of Yield Maintenance Charge or Percentage Premium due.

            "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.

            "Majority Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates entitled to greater than 50% of the Voting Rights allocated to the Controlling Class; provided, however, that if there is no Holder of Certificates entitled to greater than 50% of the Voting Rights of such Class, the single Holder of Certificates with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Majority Subordinate Certificateholder, the Class A-1,

Class A-2 and Class A-3 Certificates shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of
Certificates of such Classes in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "Master Servicer":   Midland  Loan Services,  Inc., its successor in
interest, or any successor master servicer appointed as herein provided.

            "Master  Servicing  Fee":   With  respect to each  Mortgage Loan and
REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Mortgage Loan the per annum rate set forth for such Mortgage Loan under the column "Master Servicing Fee" on the Mortgage Loan Schedule. The Master Servicing Fee Rate for the Meidinger Senior Interest shall be .035% per annum.



            "Meidinger  Distribution  Date":   As  set  forth  in the  Meidinger
Tower Agreement.

            "Meidinger Senior Interest": The undivided senior ownership interest in the Meidinger Tower Loan provided for herein. The Meidinger Senior Interest shall not be certificated and shall be held by the Trustee as an asset of REMIC I.

            "Meidinger  Subordinate   Interest":   The   undivided   subordinate
ownership interest in the Meidinger Tower Loan provided for herein that is evidenced by the Grantor Trust Certificate.

            "Meidinger Tower Agreement": The Meidinger Tower Loan Servicing and Administration Agreement, dated as of September 1, 1998, by and among the Depositor, the Master Servicer, the Trustee and Starwood Financial Trust.

            "Meidinger Tower Loan": The Mortgage Loan secured by the real property identified on Exhibit B to the Meidinger Tower Agreement and in respect of which the Grantor Trust is established pursuant to this Agreement.

            "Merrill Lynch": Merrill Lynch, Pierce, Fenner & Smith Incorporated or its successor in interest.

            "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment of principal and interest or interest only on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20). With respect to the Meidinger Tower Loan, the Monthly Payment shall be the amounts distributed on behalf of the Meidinger Senior Interest pursuant to the Meidinger Tower Agreement.

            "Mortgage":  With  respect to  any  Mortgage  Loan,   the  mortgage,
deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the related Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan (including the Meidinger Tower Loan), collectively the following documents:

            (i) the original executed Mortgage Note, endorsed (without recourse, representation or warranty, express or implied, other than the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement) in blank or to the order of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2;

            (ii)    an original or copy of  the Mortgage and of any  intervening
                    assignments    thereof,   in  each  case  with  evidence  of
                    recording indicated thereon;

            (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignment thereof, in each case with evidence of recording indicated thereon (any of which assignments, to the extent included in a related assignment of Mortgage, need not be a separate instrument);

            (iv) an original executed assignment of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in each case (y) in favor of Norwest Bank Minnesota, National Association as trustee for the registered holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2, or in blank and (z) in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Depositor or the applicable Mortgage Loan Seller); provided, however, that either assignment described in item (b) or (c) of this clause (iv) to the extent included in the related assignment of Mortgage, need not be a separate instrument;

            (v) the original of any other written agreement or document securing such Mortgage Loan, including, if applicable, any guaranty of such Mortgage Loan, letter of credit or instrument or other item of personal property, possession of which by a secured party is necessary to possess a valid, perfected, first priority security interest therein, together with all endorsements thereof necessary to the enforcement thereof, in each case, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2 or in blank;

            (vi) an original executed assignment of all unrecorded documents relating to the Mortgage Loan, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2 or in blank, provided, however, that such assignment may be included in the related assignment of Mortgage and need not be a separate instrument;

            (vii) originals or copies of any written modification agreements (including assumption, consolidation and substitution agreements) or waivers in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or waived, in each case, with evidence of recording thereon, where appropriate;

            (viii) the original or a copy of the policy or certificate of lender's title insurance, or, if such policy has not been issued, an irrevocable, binding commitment (which may refer to a pro forma or specimen title insurance policy) to issue such title insurance policy;

            (ix) any filed copies of any prior UCC Financing Statements (with filing or recording information noted thereon) in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the related Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the related Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an executed original UCC-2 or UCC-3 assignment, as appropriate, with respect to each such UCC Financing Statement, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2 or in blank, and in a form suitable for filing or recording in the applicable public filing or recording office (but for the insertion of the name of the assignee and any related filing or recording information; and

            (x) an original or copy of any Ground Lease, Credit Lease, Lease Enhancement Policy and Guaranty.

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vii) of this definition, shall be deemed to include only such documents to the extent a Responsible Officer of the Trustee or Custodian has actual knowledge of their existence; and provided further, that with respect to any document required to have been recorded, the evidence of which recording has not been received, a copy of such document certified by the applicable Mortgage Loan Seller to be a true copy thereof, shall be sufficient, and the evidence of such recording shall be forwarded to the Trustee after receipt thereof.

            "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. Except with respect to the Meidinger Tower Loan, as used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage, any Lease Enhancement Policy and other security documents contained in the related Mortgage File. Unless otherwise set forth herein, the term "Mortgage Loan" does not (including for the purposes of calculating the Purchase Price with respect to the Meidinger Senior Interest) include the entire Meidinger Tower Loan, but does include the portion of the Meidinger Tower Loan represented by the Meidinger Senior Interest, which includes a portion of the related Mortgage Note, Mortgage and other securety documents contained in the related Mortgage.

            "Mortgage Loan Purchase Agreements": Those certain Mortgage Loan Purchase Agreements, each dated as of September 1, 1998, between the Depositor and the respective Mortgage Loan Sellers and relating to the transfer of the related Mortgage Loans to the Depositor.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B and in a computer readable format. Such list shall set forth the following information with respect to each Mortgage Loan:

               (i)   the Mortgage Loan number;

              (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

             (iii)   the Cut-Off Date Balance;

              (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

               (v)   the Mortgage Rate;

              (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date;

             (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term;

            (viii) whether the Mortgage Loan is secured by a Mortgage on a leasehold interest;

              (ix) whether the Mortgage Loan is an ARD Mortgage Loan and if so, the Anticipated Repayment Date and the Revised Rate;

               (x)   the Master Servicing Fee Rate;

              (xi)   the related Mortgage Loan Seller;

             (xii)   the related Sub-Servicer;

            (xiii)   whether such Mortgage Loan is a Defeasance Loan;

             (xiv) whether the interest accrual method for such Mortgage Loan is actual/360 or 30/360;

              (xv) whether such Mortgage Loan is cross defaulted or cross collateralized with any other Mortgage Loan;

             (xvi) whether such Mortgage Loan is a Credit Lease Loan and if so, the related Tenant or guarantor of such Credit Lease Loan; and

            (xvii)   whether   such   Mortgage   Loan  is  insured  by  a  Lease
                     Enhancement Policy and if so whether such policy is a residual value insurance policy.

            "Mortgage Loan Seller": Each of Merrill Lynch Mortgage Capital Inc. or its successor in interest, Midland Loan Services, Inc. or its successors in interest and Greenwich Capital Financial Products, Inc. or its successor in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Maturity Date but giving effect to any modification thereof as contemplated by Section 3.20; and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding. With respect to the Meidinger Senior Interest, 7.6%, which amount is net of the servicing fee payable to the sub-servicer of the Meidinger Tower Loan.

            "Mortgaged Property": The property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Certificate Account for such Distribution Date pursuant to Section 3.19 in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to the Certificate Account, the Servicing Account (if any), the Reserve Account (if any) or the REO Account (if any) for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such account, exceeds the aggregate of all losses of principal, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to the Certificate Account, the Servicing Account (if any), the Reserve Account (if any) or the REO Account (if any) for any Collection Period, the amount by which the aggregate of all losses of principal, if any, incurred during such Collection Period in connection with the investment of funds held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trustee Fee Rate and the applicable Master Servicing Fee Rate; provided, that if the related Mortgage Rate has been modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, the Net Mortgage Rate for such Mortgage Loan or REO Loan shall be calculated without regard to such event; and provided further, that if interest in respect of such Mortgage Loan or REO Loan is not accrued on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of determining the related REMIC I Remittance Rate and thereby calculating the Weighted Average Effective REMIC I Remittance Rate, the REMIC II Remittance Rate and the Pass-Through Rate for each Class of Sequential Pay Certificates and for each of the Components for any Distribution Date, such Net Mortgage Rate will, to the extent appropriate, be adjusted from accrual period to accrual period to compensate for such difference.

            "Net   Operating   Income":   As  defined   in   and  determined  in
accordance with the provisions of Exhibit E-1 attached hereto.

            "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed, modified or extended on behalf of REMIC I if REMIC I has the right to renegotiate the terms of such lease.

            "NOI Adjustment Worksheet": A report prepared by the Special Servicer, substantially containing the content described in Exhibit S attached hereto, presenting the computations made in accordance with the methodology described in Exhibit T to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, delivered to the Master Servicer with each annual operating statement for a Mortgaged Property pursuant to Section 3.12(b).

            "Nonrecoverable   Advance":  Any  Nonrecoverable   P&I   Advance  or
Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of any Mortgage Loan or REO Loan by the Master Servicer or Trustee, as the case may be, that, as determined by the Master Servicer or the Trustee in accordance with the Servicing Standard with respect to such P&I Advance will not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan by the Master Servicer, the Special Servicer or Trustee, as the case may be, that, as determined by the Master Servicer, the Special Servicer or the Trustee in accordance with the Servicing Standard, will not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or REO Property.

            "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class R-I, Class R-II, Class R-III or Grantor Trust Certificate.

            "Non-United States Person": Any Person other than a United States Person.

            "Officers'  Certificate":  A  certificate  signed  by  a   Servicing
Officer of the Master  Servicer or the Special  Servicer,  as the   case may be,
or by a Responsible Officer of the Trustee.

            "Operating Statement Analysis": With respect to each Mortgage Loan and REO Property, a report substantially containing the content described in Exhibit T attached hereto.

            "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer and the Special Servicer) reasonably acceptable to and delivered to the Trustee or the Master Servicer, as the case may be.

            "Original Component Notional Amount": With respect to each Component, the initial Component Notional Amount thereof as of the Closing Date equal to the Original Class Principal Balance of the corresponding Class of Sequential Pay Certificates as of the Closing Date.

            "Original Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "OTS":  The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate":  For any Distribution Date, with respect to:

            (i)     the  Class   A-1,  Class  A-2 and  Class  A-3  Certificates,
                    5.80%, 6.03% and 6.04%, respectively;

            (ii) the Class B, C, D and E Certificates, the REMIC II Remittance Rate for such Distribution Date minus 0.97%, 0.78%, 0.34%, and 0%, respectively;

            (iii)   each of the  Class  F,  G,  H,  J, K, L and M  Certificates,
                    5.44%;

            (iv) Components X-A-1, X-A-2 and X-A-3, the REMIC II Remittance Rate for such Distribution Date minus 5.80%, 6.03% and 6.04%, respectively (but not less than zero);

            (v)     Components  X-B, X-C, X-D and X-E, 0.97%,  0.78%,  0.34% and
                    0%, respectively;

            (vi) Components X-F, X-G, X-H, X-J, X-K, X-L and X-M, the REMIC II Remittance Rate for such Distribution Date minus 5.44% (but not less than zero); and

            (vii) the Grantor Trust Certificate, as set forth in the Meidinger Tower Agreement.

            "Paying Agent": The paying agent appointed pursuant to Section 8.13. If no such paying agent has been appointed or if such paying agent has been so appointed, but the Trustee shall have terminated such appointment, then the Trustee shall be the Paying Agent.

            "Percentage Interest": With respect to any Sequential Pay Certificate, a percentage, the numerator of which is the initial Certificate Principal Balance of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance of the relevant Class. With respect to any Class X Certificate, a percentage, the numerator of which is the initial Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the aggregate Original Class Principal Balances of the Sequential Pay Certificates. With respect to a Class L Certificate or a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Percentage  Premium":   Any  premium,  penalty or fee (other than a
Yield Maintenance Charge) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment.

            "Permitted  Investments":   Any  one  or  more  of   the   following
obligations or securities having maturities of 365 days or less (including obligations or securities of the Trustee if otherwise qualifying hereunder):

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States. Such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If rated, such an obligation should not have an "r" highlighter affixed to its rating by Standard & Poor's. Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

            (ii) repurchase obligations with respect to any security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating category of each of DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

            (iii) certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are rated in the highest rating category of each of DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. In addition, any such item should not have an "r" highlighter affixed to its rating by Standard & Poor's, and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable, and should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or if not so incorporated, the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest short-term unsecured debt rating category of each of DCR and Standard & Poor's or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The commercial paper should not have an "r" highlighter affixed to its rating by Standard & Poor's and by its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable. Interest should be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. Such investments should not be relied upon for a fixed yield;

            (v) units of money market funds rated in the highest rating category of DCR and AAAm or AAAm-G by Standard & Poor's (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies) and which seek to maintain a constant net asset value;

            (vi) any other obligation or security, the investment in which, would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates, as confirmed in writing by each Rating Agency to the Master Servicer, the Special Servicer and the Trustee;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03(a) and (b).

            "P&I Advance Date":  The Business Day  immediately   preceding  each
Distribution Date.

            "Plan":  As defined in Section 5.02(c).

            "Plurality Residual Certificateholder": As to any taxable year of REMIC I, REMIC II or REMIC III, the Holder of Certificates with the largest Percentage Interest of the related Class of Residual Certificates.

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, 0% CPR (within the meaning of the Prospectus Supplement), except each ARD Mortgage Loan is assumed to be paid in full on its Anticipated Repayment Date.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Trustee Fee and Master Servicing Fee) accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected that exceeds the amount of interest (net of the related Trustee Fee and Master Servicing Fee and without regard to any Prepayment Premium collected) that would have been collected on the Mortgage Loan during such Collection Period if the borrower had not prepaid.

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan) that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest (excluding Additional Interest and net of the Master Servicing Fee), to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium that may have been collected), that would have accrued at a rate per annum equal to the sum of
(x) the Net Mortgage Rate for such Mortgage Loan and (y) the Trustee Fee Rate on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            "Prepayment Premium": Any Yield Maintenance Charge or Percentage Premium paid or payable, as the context requires, by a Mortgagor (or distributed with respect to the Meidinger Senior Interest) in connection with a Principal Prepayment.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Master Servicer shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master Servicer shall select a comparable interest rate index. In either case, such selection shall be made by the Master Servicer in its sole discretion and the Master Servicer shall notify the Trustee and the Special Servicer in writing of its selection.

            "Principal    Distribution    Amount":    With    respect   to   any
Distribution Date, the sum of:

                  (a) the aggregate of the  principal  portions of all Scheduled
            Payments (other than Balloon Payments) due (to the extent received or advanced) and any Assumed Scheduled Payments deemed due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

                  (b) the aggregate of all Principal Prepayments received on the
            Mortgage Loans during the related Collection Period (including any Remaining Cash Flow);

                  (c) with respect to any Mortgage  Loan as to which the related
            Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any amounts described in clause (d) below) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (d) the  aggregate of all  Liquidation  Proceeds and Insurance
            Proceeds that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (e) with respect to any REO  Properties,  the aggregate of the principal portions of all Assumed Scheduled Payments (to the extent received or advanced) in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

                  (f) with respect to any REO  Properties,  the aggregate of all
            Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicer and/or Special Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled
            Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

                  (g) if such  Distribution  Date is  subsequent  to the initial
            Distribution Date, the excess, if any, of the Principal Distribution Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such immediately preceding Distribution Date pursuant to Section 4.01.

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date; and provided that it shall not include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Privileged Person":   As defined in Section 4.02(b).

            "Prospectus":   The   prospectus   dated   September  9,   1998,  as
supplemented  by  the  Prospectus  Supplement,   relating  to  the    Registered
Certificates.

            "Prospectus   Supplement":   The   prospectus    supplement    dated
September 23, 1998, relating to the Registered Certificates.

            "Purchase Price": With respect to any Mortgage Loan to be purchased or substituted by a Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, purchased by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), purchased by the Master Servicer or the Special Servicer pursuant to Section

3.18(c) or purchased by the Majority Subordinate Certificateholder, the Depositor, the Special Servicer or the Master Servicer pursuant to Section 9.01 or to be otherwise sold pursuant to Section 3.18(d), a cash price equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase or substitution, together with (a) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase or substitution plus any accrued interest on P&I Advances at the applicable Reimbursement Rate, (b) all related and unreimbursed Servicing Advances plus any accrued interest thereon at the applicable Reimbursement Rate, (c) any reasonable costs and expenses incurred by the Trust Fund in connection with any such purchase or substitution by a Mortgage Loan Seller and (d) any other unreimbursed Additional Trust Fund Expenses (to the extent not covered in items (a), (b) or (c) of this definition) in respect of such Mortgage Loan (except that Additional Trust Fund Expenses in respect of such Mortgage Loan allocable to any Class of Certificates owned by the Majority Subordinate Certificateholder shall not be included in the Purchase Price with respect to a purchase made by the Majority Subordinate Certificateholder pursuant to Section 3.18(b) or Section 9.01); provided, that the Purchase Price shall not be reduced by any outstanding P&I Advance.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (iii) have the same Due Date as the deleted Mortgage Loan; (iv) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (vi) have an original Loan-to-Value Ratio not higher than that of the deleted Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii) have an environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related Mortgage File; (ix) have an original Debt Service Coverage Ratio of not less than the original Debt Service Coverage Ratio of the deleted Mortgage Loan and a current Debt Service Coverage Ratio of not less than the current Debt Service Coverage Ratio of the deleted Mortgage Loan; (x) at the Trustee's request, be determined by an Opinion of Counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; (xi) not have a maturity date after the date three years prior to the Rated Final Distribution Date; (xii) not be substituted for a deleted Mortgage Loan unless the Trustee has received prior confirmation in writing by each Rating Agency that such substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any Class of Certificates then rated by the Rating Agency (the cost, if any, of obtaining such confirmation to be paid by the applicable Mortgage Loan Seller); (xiii) have a date of origination that is not more than 12 months prior to the date of substitution; (xiv) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement and (xv) have been approved by the Controlling Class Representative; provided, that the Controlling Class Representative shall cease to have the right to approve the substitution of a Qualified Substitute Mortgage Loan for a deleted Mortgage Loan after the aggregate of the Stated Principal Balances of all Qualified Substitute Mortgage Loans which were previously substituted for deleted Mortgage Loans exceeds 10% of the Initial Pool Balance (provided, however, that such approval of the Controlling Class Representative may not be unreasonably withheld, as determined by the Special Servicer). In the event that one or more mortgage loans are substituted for one or more deleted Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable Mortgage Loan Seller shall certify that such Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": Solely for purposes of satisfying Treasury Regulations Section 1.860G-1(a)(4)(iii) and with respect to (i) each REMIC I Regular Interest, (ii) each REMIC II Regular Interest, (iii) each Class of Regular Certificates (other than the Class X Certificates) and (iv) each Component, September 15, 2030.

            "Rating Agency":  Each of DCR and Standard & Poor's.

            "Realized Loss":  With respect to: (1) each Defaulted  Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made; (2) each Defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest payable thereunder was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal or interest so canceled; provided, that such amount shall not include interest which is capitalized or for which other arrangement has been made to recover such interest in the future; and (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor (and for which no arrangement has been made for recapture of such amount in any form) or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss determined pursuant to clause (3) above shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Recovery Fee": With respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the second paragraph of
Section 3.11(c).

            "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E or Class X Certificate.

            "Regular Certificate":  Any  REMIC  III   Certificate   other   than
a  Class   R-III Certificate.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "Remaining Cash Flow": With respect to an ARD Mortgage Loan, all monthly cash flow generated by the related Mortgaged Property in excess of (i) the Scheduled Payment for a particular Due Date and (ii) operating expenses and certain other expenses set forth in the related Mortgage Note.

            "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code.

            "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received (excluding (X) payments of principal and interest due, and principal prepayments received, on or before the Cut-Off Date, (Y) any interest payable on the Mortgage Loans which is attributable to any portion of a Servicing Fee that is deemed to be in excess of the amount which constitutes reasonable servicing compensation within the meaning of the REMIC Provisions, and (Z) the Reserve Funds in the Reserve Accounts), together with all documents included in the related Mortgage Files and any Escrow Payments; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Account and, if established, the REO Account (other than amounts excluded pursuant to clause (i) above); and (iv) the rights of the Depositor under each of the Mortgage Loan Purchase Agreements.

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, the Net Mortgage Rate as of the Cut-Off Date for the related Mortgage Loan (or any successor REO Loan) to which such REMIC I Regular Interest relates.

            "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of REMIC III, as holder of the REMIC II Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

            "REMIC II Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

            "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest for any Distribution Date, the Weighted Average Effective REMIC I Remittance Rate for such Distribution Date.

            "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee for the benefit of the Holders of the REMIC III Certificates pursuant to Section 2.08, with respect to which a separate REMIC election is to be made.

            "REMIC III Certificate": Any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class X or Class R-III Certificate.

            "REMIC Administrator": The Trustee  or   any   REMIC   administrator
appointed pursuant to Section 8.14.

            "REMIC Provisions": Provisions of the federal income tax law relat-ing to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury Regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property":  With   respect  to  any  REO  Property,
gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated  account or accounts  created and  main-
tained by the Special Servicer pursuant to Section 3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "Midland Loan Services, Inc., as Special Servicer, in trust for Holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2".

            "REO Acquisition":   The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Distribution": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

            "REO Extension":  As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than a Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan

(after provision for amounts to be applied to the payment of, or to be reimbursed to the Master Servicer, the Special Servicer or the Trustee, for the payment of, the costs of operating, managing and maintaining the related REO Property or for the reimbursement to the Master Servicer, the Special Servicer or the Trustee for other related Servicing Advances) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan. Notwithstanding the foregoing, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Servicing Advances and P&I Advances, together with any interest accrued and payable to the Master Servicer or the Trustee in respect of such Servicing Advances and P&I Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the Master Servicer or the Trustee, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a).

            "REO Property": A Mortgaged Property acquired on behalf of the Trust Fund in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax":  As defined in Section 3.17(a).

            "REO Status Report": A report substantially containing the content described in Exhibit N attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of the Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal Mortgage Loan, an Independent appraisal of the related Mortgaged Property prepared in accordance with 12 CFR ss.225.62 and conducted in accordance with the standards of the Appraisal Institute from an Independent Appraiser selected by the Special Servicer or, with respect to any Required Appraisal Mortgage Loan with an outstanding Stated Principal Balance equal to or less than $1,500,000, an internal property valuation performed by the Special Servicer at its discretion in accordance with the Servicing Standard.

            "Required Appraisal Mortgage Loan":Each Mortgage Loan including the Meidinger Tower Loan) (i) that is one hundred twenty (120) days or more delinquent in respect of any Monthly Payments, (ii) that is an REO Loan as to which the related REO Property is acquired on behalf of the Trust Fund, (iii) that has been modified by the Special Servicer to reduce the amount of any Monthly Payment, other than a Balloon Payment, (iv) with respect to which sixty days elapse after a receiver is appointed and continues in such capacity in respect of the related Mortgaged Property, (v) with respect to which sixty days elapse after a Mortgagor of which shall have filed a petition or been subjected to the appointment of a conservator or receiver or liquidator in any insolvency or related proceeding, (vi) a Balloon Payment with respect to which is due and has not been paid on its Stated Maturity Date, or (vii) with respect to which a date has passed which is the third anniversary of the date on which an extension of the Stated Maturity Date of such Mortgage Loan became effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan.

            "Required Appraisal Value": An amount equal to 90% of the Appraised Value (net of any prior liens and estimated liquidation expenses) of the Mortgaged Property related to the subject Required Appraisal Mortgage Loan as determined by a Required Appraisal or any letter update of such Required Appraisal; and provided further that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such
Appraisal Reduction Amount shall be amended annually to reflect the Required Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal conducted subsequent to the original Required Appraisal performed pursuant to Section 3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for repairs and/or capital improvements to the related Mortgaged Property.

            "Residual Certificate": A Class R-I, Class R-II or Class R-III Certificate.

            "Responsible Officer": When used with respect to the Trustee, any officer or assistant officer in the Corporate Trust Department of the Trustee or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

            "Restricted Servicer Reports":

            (i) "Servicer Watch List" prepared by the Master Server identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (a) with a Debt Service Coverage Ratio of less than 1.10x, (b) that has a Stated Maturity Date occurring in the next sixty days, (c) that is delinquent in respect of its real estate taxes, (d) for which any outstanding Advances exist, (e) that has been a Specially Serviced Mortgage Loan in the past 90 days, (f) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months, (g) for which any lease relating to more than 25% of the related Mortgage Property has expired, been terminated, is in default or will expire within the next three months, (h) that is late in making its Monthly Payment three or more times in the preceding 12 months, (i) with material deferred maintenance at the related Mortgage Property or (j) that is 30 or more days delinquent;

            (ii) "Operating Statement Analysis Report" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information). The Special Servicer is required consistent with the servicing standards described herein to endeavor to obtain such operating statements and rent rolls;

            (iii) With respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" presenting the computations to "normalize" the full year net operating income and debt service coverage numbers used by the Special Servicer in the other reports referenced above; and

            (iv) "Comparative Financial Status Report" setting forth, among other things, the occupancy, revenue, net operating income and Debt Service Coverage Ratio for each Mortgaged Loan or the Related Mortgaged Property, as applicable, as of the end of the calendar month immediately preceding the preparation of such report for each of the following three periods (to the extent such information is in the Special Servicer's possession); (a) the most current available year-to-date, (b) each of the previous two full fiscal years stated separately; and (c) the "base year" (representing the original analysis of information used as of the Cut-Off
      Date).

            "Revised Rate": With respect to an ARD Mortgage Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD Mortgage Loan, as calculated and as set forth in the related Mortgage Loan documents.

            "Scheduled Payment":  With  respect  to  any  Mortgage  Loan  (other than the Meidinger Senior Interest), for any Due Date following the Cut-Off Date as of which it is outstanding, the scheduled monthly payment of principal and interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, but without regard to (i) any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, or (ii) the application of any Remaining Cash Flow with respect to an ARD Mortgage Loan, and assuming that each prior Scheduled Payment has been made in a timely manner. With respect to the Meidinger Senior Interest, the amount distributed thereon on any Meidinger Distribution Date.

            "Securities Act":  The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-3 or Class X Certificate.

            "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L or Class M Certificates.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by or on behalf of the Master Servicer, Special Servicer or the Trustee (to the extent not reimbursed by the Master Servicer) in connection with the servicing of a Mortgage Loan, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the Master Servicer set forth in
Section 3.03(c), (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "forced placed" insurance policy purchased by the Master Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a),
(c) obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(v) of the definition of "Liquidation Proceeds," (d) any enforcement or judicial proceedings with respect to a Mortgaged

Property, including, without limitation, foreclosures, (e) any Required Appraisal or other appraisal, (f) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and
(g) compliance with the obligations of the Master Servicer or the Trustee set forth in Section 2.03(a). Notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, which shall include costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses.

            "Servicing Fee": The Master Servicing Fee and the Special Servicing Fee.

            "Servicing File": With respect to any Mortgage Loan, (a) copies of any documents required to be a part of the related Mortgage File and (b) any documents (other than documents required to be part of the related Mortgage
File) relating to the origination and servicing of any Mortgage Loan, including appraisals, surveys, engineering reports and environmental reports.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing Standard": With respect to the Master Servicer or the Special Servicer, the servicing and administration of the Mortgage Loans for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans with similar borrowers (i) for other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own loans or (ii) held in its own portfolio, whichever standard is higher, (b) exercising reasonable business judgment and acting in accordance with applicable law and the terms of the related Mortgage Loans and with a view to the maximization of the recovery on such Mortgage Loan on a net present value basis, and (c) without regard to
(i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, the Depositor or any other party to the transaction; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the right of the Master Servicer or the Special Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of the Master Servicer to make Advances; (v) the ownership, servicing or management for others of any other mortgage loans or mortgaged property; and (vi) any repurchase obligations pursuant to the applicable Mortgage Loan Purchase Agreement.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

            "Single Certificate": For purposes of Section  4.02, a  hypothetical
Certificate   of  any  Class  of  Regular   Certificates   evidencing  a  $1,000
denomination.

            "Special Servicer": Midland Loan Services, Inc., its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.35% per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

            (a) the related Mortgagor shall have (x) failed to make any Monthly Payment, which failure continues unremedied for 45 days (or, in the case of a Balloon Payment, if the Master Servicer receives written evidence from an institutional lender of such lender's commitment to refinance such Mortgage Loan and the related Mortgagor continues to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing will occur), or (y) if the Master Servicer or any of its Affiliates owns an economic interest in such
                  Mortgage Loan (other than indirectly as a Certificateholder) or such Mortgagor, failed to make any Monthly Payment on or before the related P&I Advance Date; or

            (b) the Master Servicer shall have determined, in its good faith reasonable judgment, based on communications with the related Mortgagor, that a default in making a Monthly Payment is likely to occur within 30 days and is likely to remain unremedied for at least 60 days (or, in the case of a Balloon Payment, if the Master Servicer has received written evidence from an institutional lender of such lender's commitment to refinance such Mortgage Loan and if the Master Servicer reasonably expects the related Mortgagor to continue to make monthly payments of principal and interest in an amount at least equal to the Monthly Payment due on the Due Date immediately preceding the scheduled maturity date, such longer period (not to exceed 120 days) within which such refinancing will occur); or

            (c) there shall have occurred a default (other than as described in clause (a) above) under the related Mortgage Loan documents that in the good faith reasonable judgment of the Master Servicer materially impairs the value of the Mortgaged Property as security for the Mortgage Loan or otherwise materially adversely affects the interests of Certificateholders and that continues unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 30 days); or

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

            (e) the related Mortgagor shall have consented to (or otherwise have been subjected to) the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (f) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (g)   the  Master   Servicer  shall  have  received  notice  of  the
                  commencement  of  foreclosure  or  similar   proceedings  with
                  respect to the related Mortgaged Property; or

            (h)   such Mortgage Loan is a Required Appraisal Mortgage Loan;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

            (w) with respect to the circumstances described in clause (a) above, when the related Mortgagor has brought the Mortgage Loan current and has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to
                  Section 3.20);

            (x)   with  respect to the  circumstances  described in clauses (b),
                  (d), (e), (f) and (h) above, when such circumstances cease to exist in the good faith reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than 5 days following the entry of an order or decree dismissing such proceeding;

            (y) with respect to the circumstances described in clause (c) above, when such default is cured; and

            (z) with respect to the circumstances described in clause (g) above, when such proceedings are terminated;

so long as at that time no circumstance identified in clauses (a) through (h) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

            "Standard & Poor's": Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor, notice of which designation shall be given in writing to the Trustee, the Master Servicer and the Special Servicer, and specific ratings of Standard & Poor's Ratings Services herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(c).

            "State and Local Taxes": Taxes imposed by any states of Delaware, Missouri, Minnesota and New York and by any other state or local taxing authorities as may, by notice to the Trustee, assert jurisdiction over the trust fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

            "Stated Maturity Date": With respect to any Mortgage Loan (other than the Meidinger Senior Interest), the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing
Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20. With respect to the Meidinger Senior Interest, the Final Distribution Date, as set forth in the Meidinger Tower Agreement.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), the Cut-Off Date Balance of such Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance after application of all principal payments due on or before the related date of substitution, whether or not received), as reduced on each Distribution Date (to not less than zero) by (i) all payments (or advances in lieu thereof) and other collections of principal of such Mortgage Loan (or successor REO Loan) that are due or received, as the case may be, during the related Collection Period and distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period for such Distribution Date. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L or Class M Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Sub-Servicing Agreement: The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22. The Meidinger Tower Agreement shall not be a "Sub-Servicing Agreement."

            "Substitution Shortfall Amount": With respect to a substitution pursuant to Section 2.03(a) hereof, an amount equal to the difference between the Purchase Price of the Mortgage Loan being replaced calculated as of the date of substitution and the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution. In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Mortgage Loans, the

Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Prices of the Mortgage Loan or Loans being replaced and the aggregate Stated Principal Balances of the related Qualified Substitute Mortgage Loan or Loans.

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d) and Temporary Treasury Regulations Section 301.6231(a)(7)-1T, which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": With respect to (i) each of the REMICs created hereunder, the federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions and (ii) the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Holders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state and local tax law, together, in each case, with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Tenant":  With respect to each Credit Lease, the lessee thereunder.

            "Transfer":   Any   direct   or  indirect  transfer,  sale,  pledge,
hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee":   Any  Person  who  is  acquiring   by   Transfer  any
Ownership Interest in a Certificate.

            "Transferor":   Any  Person  who  is  disposing   by   Transfer  any
Ownership Interest in a Certificate.

            "Trust Fund": Collectively, (i) all of the assets of REMIC I, REMIC II and REMIC III, (ii) the Grantor Trust, (iii) any interest on the Mortgage Loans which is attributable to any portion of a Servicing Fee that is deemed to be in excess of the amount of such Servicing Fee that constitutes reasonable servicing compensation within the meaning of the REMIC Provisions and
(iv) the Reserve Funds in the Reserve Accounts.

            "Trustee":   Norwest  Bank  Minnesota,   National  Association,  its
successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Fee": The fee designated as such and payable to the Trustee pursuant to Section 8.05.

            "Trustee Fee Rate":  0.00175% per annum.

            "Trustee Liability":  As defined in Section 8.05(b).

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement":  A   financing   statement  executed  and
filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest as of the commencement of the Collection Period for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date and, to the extent permitted under applicable law, also on any Uncertificated Distributable Interest in respect of such REMIC I Regular Interest from prior Distribution Dates that was not previously deemed paid. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or any REMIC II Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months.

            "Uncertificated Distributable Interest": With respect to any REMIC I
Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interest for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution

Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-Off Date Balance of the related Mortgage Loan (except with respect to the Meidinger Tower Loan, in which case it will equal the Uncertificated Principal Balance of the Meidinger Senior Interest). As of the Cut-Off Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the Original Class Principal Balance of the corresponding Class of REMIC III Certificates. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(h), and shall be further reduced on such Distribution Date by all Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(b). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01(i), and shall be further reduced on such Distribution Date by such Realized Losses and Additional Trust Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to Section 4.04(c).

            "Underwriters": Merrill Lynch and Greenwich NatWest Limited, as agent for National Westminster Bank, Plc.

            "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source, or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a) of the Code.

            "Unrestricted Servicer Reports":

            (i) "Delinquent Loan Status Report" containing substantially the content set forth in Annex D attached hereto, prepared by the Master Servicer setting forth, among other things, those Mortgage Loans that were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property;

            (ii) "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans that have been modified pursuant to the Pooling and Servicing Agreement (a) during the related Collection Period and (b) since the Cut-Off Date, showing the original and revised terms thereof;

            (iii) "Historical Loss Estimate Report" setting forth, among other things, (a) the aggregate amount of liquidation proceeds and expenses relating to each Final Recovery Determination (as defined in the Pooling and Servicing Agreement), both during the related Collection Period and historically, and (b) the amount of Realized Losses occurring during the related Collection Period, set forth on a loan-by-loan basis;

            (iv) "REO Status Report" setting forth, among other things, with respect to each REO Property then currently included in the Trust Fund, (a) the acquisition date of such REO Property, (b) the amount of income collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the related Collection Period and (c) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Special Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

            "USAP": The Uniform Single Attestation Program for Mortgage Bankers.

            "Voting Rights":  The  portion  of  the  voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the Holders of the Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if any of the Master Servicer and any Affiliate thereof or the Special Servicer is the holder of any Certificate, none of the Master Servicer, any Affiliate thereof or the Special Servicer, in its capacity as a Certificateholder, shall have Voting Rights with respect to matters concerning compensation affecting the Master Servicer or the Special Servicer. The Grantor Trust Certificate shall be deemed to be a Sequential Pay Certificate with Voting Rights for the purposes of Section 11.01, and the Holder of the Grantor Trust Certificate shall be deemed to be entitled to 100% of the Voting Rights allocated to the Class represented by the Grantor Trust Certificate. The Class X, Class R-I, Class R-II and Class R-III Certificates shall not have any Voting Rights.

            "Watch List": As of each Determination Date a report, substantially in the form of Exhibit O attached hereto, identifying each Mortgage Loan that is not a Specially Serviced Mortgage Loan (i) with a Debt Service Coverage Ratio of less than 1.10, (ii) that has a Stated Maturity Date occurring in the next sixty days, (iii) that is delinquent in its real estate taxes, (iv) for which any outstanding Advances exist, (v) that has been a Specially Serviced Mortgage Loan in the past 90 days, (vi) for which the Debt Service Coverage Ratio has decreased by more than 10% in the prior 12 months, (vii) for which any lease relating to more than 25% of the related Mortgaged Property has expired, been terminated, is in default or will expire within the next three months, (viii) that is late (beyond any grace period provided for in the Mortgage Loan) in making its Monthly Payment three or more times in the preceding twelve months, (ix) that the related Mortgagor has material deferred maintenance for the related Mortgaged Property or (x) that is 30 or more days delinquent.

            "Weighted Average Effective REMIC I Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to eight decimal places, of the respective REMIC I Remittance Rates in respect of all of the REMIC I Regular Interests as of the commencement of the related Collection Period, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the aggregate payment of interest which would have accrued on such Mortgage Loan on each subsequent Due Date through the maturity date of such Mortgage Loan, at a rate calculated as the difference between the Mortgage Rate on such Mortgage Loan and the applicable U.S. treasury rate in effect on the date of Principal Prepayment thereof, discounted at a rate set forth in the related Mortgage Note at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered "Yield Maintenance Charges."

                                   ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES; ORIGINAL
                            ISSUANCE OF CERTIFICATES

            SECTION 2.01.     Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, sell, transfer, set over and otherwise convey to the Trustee to be held as a part of the Trust Fund, without recourse, for the benefit of the Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans (including the Meidinger Tower Loan), (ii) each of the Mortgage Loan Purchase Agreements (other than the right to recovery of certain transaction expenses, including certain estimated expenses, as set forth in Section 1 thereof and the right to receive certain indemnification and/or contribution payments from the applicable Mortgage Loan Seller under Section 6 thereof) and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (including the Meidinger Tower Loan) and due after the Cut-Off Date. The transfer of the Mortgage Loans (including the Meidinger Tower Loan) and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b) In  connection  with  the  Depositor's  assignment  pursuant  to
Section 2.01(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with a copy to the Master Servicer and the Special Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan (including the Meidinger Tower Loan) so assigned. None of the Trustee, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the respective Mortgage Loan Purchase Agreement and this Section 2.01 (b).

            (c) The Trustee shall, as to each Mortgage Loan (including the Meidinger Tower Loan), promptly (and in any event within 30 days following the later of the Closing Date or the delivery of such assignments and UCC Financing Statements to the Custodian) cause all endorsements of the Mortgage Notes which have been endorsed in blank instead of in favor of the Trustee and all assignments of Mortgage and other assignments which have been assigned in blank instead of in favor of the Trustee to be completed as endorsements or assignments, as applicable, in favor of Norwest Bank Minnesota, National Association, as trustee for the registered holders of

Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2. The Trustee shall, at the Depositor's or the applicable Mortgage Loan Seller's expense and direction, as to each Mortgage Loan, promptly (and in any event within 45 days following the later of the Closing Date or the delivery of such assignments and UCC Financing Statements to the Custodian) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statement records, as appropriate, and to the extent timely delivered to the Custodian in form suitable for filing or recording, as applicable, each assignment of Mortgage, assignment of Assignment of Leases and assignment of any other recordable documents relating to the Mortgage Loan (including the Meidinger Tower Loan), in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each UCC-2 and UCC-3 assignment in favor of the Trustee and so delivered to the Custodian and referred to in clause (ix) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Custodian or its designee following recording, and each such UCC-2 and UCC-3 assignment shall reflect that the file copy thereof should be returned to the Custodian or its designee following filing or recording (and the Custodian shall forward a copy of each document to the Master Servicer upon receipt); provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian shall obtain therefrom and forward to the Master Servicer a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the appropriate Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Trustee shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate. If a pro forma or specimen title insurance policy or a commitment for lender's title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy on the Closing Date, the Depositor or the Master Servicer will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof.

            (d) All documents and records in the possession of the Depositor or the Mortgage Loan Sellers that relate to the Mortgage Loans (including the Meidinger Tower Loan) and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (e) In  connection  with  the  Depositor's  assignment  pursuant  to
Section 2.01(a) above, the Depositor shall deliver to the Custodian and the Master Servicer on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date.

            SECTION 2.02.     Acceptance of the Trust Fund by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt of the Depositor's assignment to it of its right, title and interest in the assets that constitute the Trust Fund, and further acknowledges receipt by it or a Custodian on its behalf, subject to the proviso in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further review provided for in Section 2.02(b), of (i) the Mortgage File delivered to it for each Mortgage Loan (including the Meidinger Tower Loan) and
(ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Mortgage Loans (including the Meidinger Tower Loan) and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian hereby certifies to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers, that except as identified in a written notice, a copy of which shall have been delivered by the Custodian on or prior to the Closing Date to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Mortgage Loan Sellers, without regard to the proviso in the definition of "Mortgage File", each of the documents specified in clause (i) of the definition of Mortgage File are in its possession. In addition, within forty-five (45) days after the Closing, the Trustee or the Custodian on its behalf will review the Mortgage Files and certify to each of the Depositor, the Master Servicer, the Special Servicer, the Majority Subordinate Certificateholder and the Mortgage Loan Sellers that, subject to Section 2.02(c) and except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery in substantially the form annexed hereto as Exhibit C, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i) through (iv), (vi) and (viii), and to the extent provided in the related Mortgage File actually known by a Responsible Officer of the Trustee to be required, clauses (v), (vii), (ix) and
(x) of the definition of "Mortgage File" are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to relate to such Mortgage Loan, and appear to be without any Document Defect, (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct. Notwithstanding the above, the Custodian may deliver a revised Schedule of Exceptions to Mortgage File Delivery to the Depositor within 45 days after the Closing Date. Such revised schedule shall be treated as if it was attached hereto as Exhibit C.

            (b) Within 90 days after the Closing Date, the Custodian shall certify in writing to each of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Majority Subordinate Certificateholder and each Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification) (including the Meidinger Tower Loan) and further subject to Section 2.02(c): (i) all documents specified in clauses (i) through
(iv) (except clause (iv)(c), unless the Custodian has knowledge thereof), (vi) and (viii) and, to the extent provided in the related Mortgage File, clauses
(v), (vii), (ix) and (x) of the definition of "Mortgage File" are in its possession, (ii) all documents received by it in respect of such Mortgage Loan have been reviewed by it and appear regular on their face and appear to relate to such Mortgage Loan and appear to be without any Document Defect and (iii) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and Section 2.02(c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (v), (vi)(B), (xvi) and (xvii) of the definition of "Mortgage Loan Schedule" is correct.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans (including the Meidinger Tower Loan) delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            SECTION 2.03. Mortgage Loan Sellers' Repurchase or Substitution of Mortgage Loans for Document
                              Defects and Breaches of Representations and Warranties.

            (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been properly executed, has not been received in the form or within the time required hereunder, has not been endorsed or assigned to the extent required hereunder, has not been recorded or filed (if required hereunder), contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a "Document Defect"), or discovers or receives notice of a breach of any representation or warranty relating to the Mortgage Loans made under Section 2(b) of the applicable Mortgage Loan Purchase Agreement (a "Breach"), and such Document Defect or Breach, as the case may be, materially and adversely affects the interests of the Certificateholders or the value of the affected Mortgage Loan, such party shall give prompt written notice to the other parties hereto, the Majority Subordinate Certificateholder and to the Rating Agencies. Promptly upon becoming aware of any such Document Defect or Breach (including through such written notice provided by any party hereto, as provided above), the Master Servicer shall request that the respective Mortgage Loan Seller, not later than 90 days after such Mortgage Loan Seller's receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days after any party to this Agreement discovering such Document Defect or Breach), if such Document Defect or Breach shall materially and adversely affect the value of the related Mortgage Loan or the interest of the Certificateholders therein, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of losses, any Additional Trust Fund Expenses and any expenses in connection with enforcement associated therewith or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, either (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period in accordance with the applicable Mortgage Loan Purchase Agreement or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan and pay the Trustee for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith not later than the end of such 90-day period in accordance with the applicable Mortgage Loan Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90-day period, such Document Defect or Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC Provisions, and such Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as provided above); and provided, further, that with respect to such additional 90-day period such Mortgage Loan Seller shall have delivered an Officer's Certificate to the Master Servicer and the Trustee setting forth the reason such Document Defect or Breach is not capable of being cured within the initial 90-day period and what actions such Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that such Mortgage Loan Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. Notwithstanding the foregoing, the delivery of a commitment (which may refer to a pro forma or specimen title insurance policy) to issue a policy of lender's title insurance in lieu of the delivery of the actual policy of lender's title insurance shall not be considered a Document Defect with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date. Any reasonable out-of-pocket expense incurred by the Master Servicer or the Trustee, as the case may be, in carrying out its duties pursuant to this Section 2.03 shall constitute a Servicing Advance; provided, however, that the Master Servicer or the Trustee, as the case may be, shall use reasonable efforts to collect such out-of-pocket expenses from the related Mortgage Loan Seller.

            (b) In connection with any repurchase or substitution of one or more Mortgage Loans contemplated by this Section 2.03, upon receipt of a certificate of a Servicing Officer certifying as to the receipt of the applicable Purchase Price(s) in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the appropriate Mortgage Loan Seller, upon delivery to each of them of a receipt executed by such Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it; provided, that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release. Thereafter, the Trustee, the Custodian, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage Loan(s) or deleted Mortgage Loan(s), as applicable, and the related Mortgage File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master Servicer to do so. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

            (c) No substitution of a Qualified Substitute Mortgage Loan or Loans may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any Qualified Substitute Mortgage Loan after the related date of substitution shall be part of REMIC I. Monthly Payments due with respect to any Qualified Substitute Mortgage Loan on or prior to the related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the Master Servicer) be remitted by the Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

            (d) Each Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the

Certificateholders, respecting any Document Defect or Breach with respect to the Mortgage Loans purchased by the Depositor thereunder.

            SECTION 2.04.     Representations and Warranties of Depositor.

            (a) The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Master Servicer and the Special Servicer, as of the Closing Date, that:

                  (i) The Depositor is a  corporation  duly  organized,  validly existing and in good standing under the laws of the State of Missouri and possesses all licenses and authorizations necessary to carry out the transactions of the Depositor contemplated by this Agreement.

                  (ii) The  execution  and  delivery of this  Agreement  and the
            Meidinger Tower Agreement by the Depositor, and the performance and compliance with the terms of this Agreement and the Meidinger Tower Agreement by the Depositor, does not and will not violate the Depositor's articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, the default or breach of which, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the Meidinger Tower Agreement or the financial condition of the Depositor.

                  (iii) No consent, approval or authorization of or designation, declaration, notice or filing with any governmental authority, corporation, person or firm on the part of the Depositor is required in connection with the valid execution and delivery of this Agreement or the Meidinger Tower Agreement or the consummation of any other transactions of the Depositor contemplated hereby other than a consent, approval, authorization, designation, declaration, notice or filing which has been obtained, made or given.

                  (iv) The  Depositor  has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions of the Depositor contemplated by this Agreement and the Meidinger Tower Agreement, has duly authorized the execution, delivery and performance of this Agreement and the Meidinger Tower Agreement, and has duly executed and delivered this Agreement.

                  (v) This Agreement and the Meidinger Tower Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (vi) The  Depositor is not in violation  of, and its execution and delivery of this Agreement and the Meidinger Tower Agreement and its performance and compliance with the terms of this Agreement and the Meidinger Tower Agreement does not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the Meidinger Tower Agreement or the financial condition of the Depositor.

                  (vii) The transfer of the Mortgage  Loans to the Trust Fund as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

                  (viii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or, in the Depositor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

                  (ix) Immediately prior to the transfer of the Mortgage Loans to the Trust Fund pursuant to this Agreement, the Depositor has full right and authority to sell, assign and transfer its right, title and interest in the Mortgage Loans.

                  (x) The Depositor is transferring its right, title and interest, to and under the Mortgage Loans to the Trust Fund free and clear of any liens, pledges, charges and security interests created by it or attributable to its ownership.

             (b) The representations and warranties of the Depositor set forth in Section 2.04(a) shall survive the execution and delivery of this Agreement and the Meidinger Tower Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to the Rating Agencies.

            SECTION 2.05. Execution, Authentication and Delivery of Class R-I Certificates; Creation of REMIC I Regular Interests.

            The Trustee hereby acknowledges the assignment to it, in its capacity as Trustee, of the assets included in the Trust Fund. Concurrently with such assignment and in exchange therefor, (a) the Trustee agrees to hold each of the Mortgage Loans as part of REMIC I, (b) the Trustee agrees to hold the Grantor Trust Assets as a grantor trust within the meaning of the Grantor Trust Provisions and (c) the Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates and Grantor Trust Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as Holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Certificates and the REMIC I Regular Interests, shall be as set forth in this Agreement.

            SECTION 2.06.     Conveyance   of   REMIC   I    Regular  Interests;
                              Acceptance of REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trust Fund for the benefit of the respective Holders of the REMIC II Regular Interests and the Class R-II Certificates. The Trustee
acknowledges the assignment to it of the right, title and interest of the Depositor in the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Regular Interests and the Class R-II Certificates.

            SECTION 2.07. Execution, Authentication and Delivery of Class R-II Certificates.

            The Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, as the Certificate Registrar, authenticated, as the Authenticating Agent, and delivered to or upon the written order of the Depositor, the Class R-II Certificates in authorized denominations.

            SECTION 2.08.     Conveyance   of   REMIC   II   Regular  Interests;
                              Acceptance of REMIC III by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trust Fund for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

            SECTION 2.09. Execution, Authentication and Delivery of REMIC III Certificates.

            Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Certificate Registrar has executed, and the Trustee, as the Authenticating Agent, has authenticated and delivered to or upon the written order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests evidenced or constituted by the respective Classes of REMIC III Certificates in such distributions, shall be as set forth in this Agreement.

                                   ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01.     Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that each is obligated to service and administer pursuant to this Agreement on behalf of the Trust Fund, for the benefit of the Certificateholders, in accordance with any and all applicable laws, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21,
(i) the Master Servicer shall service and administer all Mortgage Loans that are not Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein. All references herein to the respective duties of the Master Servicer and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b) Subject to Section 3.01(a) and the terms of this Agreement, the Master Servicer and the Special Servicer, subject to Section 6.09, each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and
(iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to
Section 3.10, the Trustee shall, at the written request of the Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by the Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder. The Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the Master Servicer of such powers of attorney.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a partner or agent or one that would constitute a joint venture.

            (d) Notwithstanding anything to the contrary herein, except as provided in the Meidinger Tower Agreement, Sections 3.01 through 3.22 and
Section 3.24 hereof will not apply to the Meidinger Tower Loan and Sections 3.01 through 3.03, 3.07 through 3.10, 3.12 through 3.18 and 3.20 through 3.24 hereof will not apply to the Meidinger Senior Interest. The Meidinger Tower Loan shall be serviced in accordance with the Meidinger Tower Agreement.

            SECTION 3.02.     Collection of Mortgage Loan Payments.

            (a) Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard. Consistent with the foregoing, the Special Servicer, with regard to a Specially Serviced Mortgage Loan, or the Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any default interest or late payment charge in connection with any payment on a Mortgage Loan.

            (b) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage or, if required pursuant to the express provisions of the related Mortgage, or as determined by the Master Servicer or Special Servicer in accordance with the Servicing Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of accrued and unpaid interest, to the extent such amounts have not been previously advanced, at the related Mortgage Rate on such Mortgage Loan; second, as a recovery of principal of such Mortgage Loan then due and owing, to the extent such amounts have not been previously advanced, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; third, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan, including, without limitation, late charges, Prepayment Premiums and default interest; fourth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and fifth, with respect to any ARD Mortgage Loan after its Anticipated Repayment Date, as a recovery of any interest to accrue on such

ARD Mortgage Loan at a rate in excess of the related Mortgage Rate. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of Section 3.11(b) or 3.11(d) unless and until all principal and interest then due and payable on such Mortgage Loan has been collected and any other expenses incurred by the Master Servicer or the Special Servicer with respect to such Mortgage Loan have been reimbursed. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any Mortgage Loan shall not alter in any way the right of the Master Servicer, the Special Servicer, the Trustee or any other Person to receive payments from the Certificate Account as set forth in clauses (ii) through (xiv) of Section 3.05(a) from amounts so applied.

            (c) With respect to an ARD Mortgage Loan, notwithstanding any provision herein to the contrary, the Master Servicer or the Special Servicer, as the case may be, shall have the authority, subject to Section 3.20 hereof, to waive or otherwise modify any Additional Interest due and accruing if the related Mortgagor demonstrates (to the satisfaction of the Master Servicer or the Special Servicer) its ability to prepay the entire principal balance of the related ARD Mortgage Loan and accrued and unpaid interest thereon at the applicable Mortgage Rate, any related and unreimbursed Servicing Advances plus any interest thereon and any Additional Trust Fund Expenses in respect of such Mortgage Loan.

            (d) Within 30 days after the Closing Date (or such earlier time as may be required under the terms of Lease Enhancement Policy), the Master Servicer shall notify the Lease Enhancement Policy Issuer that (i) both the Master Servicer and the Special Servicer shall be sent notices under each Lease Enhancement Policy and (ii) the Trustee for the benefit of the Certificateholders shall be the loss payee under each Lease Enhancement Policy. In the event that the Master Servicer has knowledge of any event (an "Insured Event") giving rise to a claim under any Lease Enhancement Policy, the Master Servicer shall prepare and file a "proof of loss" form with the Lease Enhancement Policy Issuer within five Business Days after obtaining knowledge of any Insured Event under the related policy which has occurred and is continuing, take such other action as may be required to bring a claim under the related policy, and shall diligently process any claims under such policy in accordance with the Servicing Standard and the terms of the related policy. The Special Servicer shall give notice to the Master Servicer of any claim made under any Lease Enhancement Policy and of any Lease Enhancement Policy Termination Event of which the Master Servicer does not already have notice. The Master Servicer shall review and be familiar with the terms and conditions of each Lease Enhancement Policy and when the Master Servicer has knowledge of an insured event, shall monitor the dates by which any claim or action must be taken under each Lease Enhancement Policy to realize the full value of such Lease Enhancement Policy for the benefit of the Certificateholders and shall promptly, but in no event later than ten Business Days prior to any date on which any action must be taken under the Lease Enhancement Policy to realize the full value of such Lease

Enhancement Policy for the benefit of the Certificateholders, the Master Servicer shall take such action, consistent with the Servicing Standard and the terms of the related policy.

            In the event that the Master Servicer receives notice of any Lease Enhancement Policy Termination Event, the Master Servicer shall promptly, but in no event later than three Business Days after receipt of such notice, notify the Special Servicer, the Trustee, the Rating Agencies and the Controlling Class Representative of such Lease Enhancement Policy Termination Event in writing. The Master Servicer shall, address such Lease Enhancement Policy Termination Event in accordance with the Servicing Standard and the terms of the related policy. Any legal fees incurred in connection with a resolution of a Lease Enhancement Policy Termination Event shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable from the Mortgagor or other responsible party, and if not recoverable, then in accordance with Section 3.05(a).

            SECTION 3.03.     Collection  of   Taxes,  Assessments  and  Similar
                              Items; Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall, as to all Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent amounts have been escrowed for such purpose) only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other items for which funds have been escrowed in the Servicing Account; (ii) reimburse the Master Servicer, the Trustee or the Special Servicer for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; (v) pay itself interest and investment income on balances in the Servicing Account as described in Section 3.06(b), if and to the extent not required by law or the terms of Mortgage Loan to be paid to the Mortgagor; or
(vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. To the extent permitted by law or the applicable Mortgage Loan, funds in the Servicing Accounts may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I.

            (b) The Master Servicer shall, as to all Mortgage Loans, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall, subject to Section 3.03(c), effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment for which it is responsible, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer shall, as to all Mortgage Loans, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items in accordance with the terms of the related Mortgage Loan documents.

            (c) The Master Servicer shall, as to all Mortgage Loans, make a Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies (in accordance with Section 3.07), in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance; provided, that the Master Servicer shall effect such payment on or prior to the applicable penalty or termination date; provided, further, that with respect to the payment of taxes and assessments, the Master Servicer shall make such Servicing Advance within 5 Business Days after the Master Servicer has received confirmation that such item has not been paid. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05(a). No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Paying Agent's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit. The foregoing shall in no way limit the Master Servicer's ability to charge and collect from the Mortgagor such costs together with interest thereon.

            If the Master Servicer is required under any provision of this Agreement (including, but not limited to, this Section 3.03(c)) to make a Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of the Master Servicer give written notice of such failure to the Master Servicer. If such Servicing Advance is not made by the Master Servicer within three Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such Servicing Advance. Any failure by the Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by the Master Servicer, subject to and as provided in Section 7.01. The Master Servicer shall not be required to make a Servicing Advance if, in the good faith judgment of the Master Servicer, such Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance.

            (d) In connection with its recovery of any Servicing Advance from the Certificate Account pursuant to Section 3.05(a), the Master Servicer and the Trustee shall be entitled to receive, first out of any default interest and late charges collected with respect to the related Mortgage Loan and then out of any amounts then on deposit in the Certificate Account, any unpaid interest at the Reimbursement Rate in effect from time to time, compounded annually, accrued on the amount of such Servicing Advance from the date made to but not including the date of reimbursement. The Master Servicer shall reimburse itself or the Trustee, as appropriate and in accordance with Section 3.05(a), for any Servicing Advance as soon as practicable after funds available for such purpose are deposited in the Certificate Account.

            (e) The determination by either the Master Servicer or the Trustee that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officers' Certificate delivered promptly to the Trustee, the Depositor, the Rating Agencies and the Majority Subordinate Certificateholder, setting forth the basis for such determination, together with a copy of any appraisal of the related Mortgaged Property or REO Property, as the case may be; which appraisal shall take into account the factors specified in Section 3.18(e), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider and conducted in accordance with the standards of the Appraisal Institute performed pursuant to Section 3.09(a) by the Master Servicer or by the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan or, if no such appraisal has been performed, a copy of an appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination by an Independent Appraiser or other expert in real estate matters, and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the Master Servicer or the Special Servicer may have obtained and that support such determination. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Servicing Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a Servicing Advance for reasons other than a determination by the Master Servicer that such Servicing Advance would be a Nonrecoverable Advance, the Trustee shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee, in good faith, makes a determination that such Servicing Advance would be a Nonrecoverable Advance.

            (f) The Master Servicer shall, as to all Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related repairs and/or capital improvements at the related Mortgaged Property in accordance with the Servicing Standard, and such withdrawals are made in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and (ii) unless the related Mortgage Loan documents provide otherwise, to pay the Master Servicer interest and investment income earned on amounts in the Reserve Accounts as described below. To the extent permitted in the applicable Mortgage, funds in the Reserve Accounts may be invested in Permitted Investments in accordance with the provisions of
Section 3.06. All Reserve Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II or REMIC III. Consistent with the Servicing Standard, the Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Accounts by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed if the related Mortgagor is diligently undertaking such repairs or capital improvements.

            SECTION 3.04.     Certificate Account and Distribution Account.

            (a) The Master  Servicer  shall  establish  and maintain one or more accounts (collectively, the "Certificate Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders (other than any Holder of the Grantor Trust Certificates). The Certificate Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Certificate Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by the Master Servicer or on its behalf subsequent to the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-Off Date, which payments shall be delivered promptly to the appropriate Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), or payments (other than Principal Prepayments) received by it on or prior to the Cut-Off Date but allocable to a period subsequent thereto (including distributions on the Meidinger Senior Interest):

                  (i)   all  payments on account of  principal of the Mortgage
            Loans;

                  (ii) all  payments  on account  of  interest  on the  Mortgage
            Loans, including Additional Interest, default interest and late charges;

                  (iii) all Prepayment Premiums;

                  (iv) all Insurance  Proceeds and  Liquidation  Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to Section 9.01) received in respect of any Mortgage Loan;

                  (v)  any  amounts  required  to be  deposited  by  the  Master
            Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account;

                  (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b);

                  (vii) any amounts required to be transferred from an REO Account pursuant to Section 3.16(c);

                  (viii) to the extent they do not constitute  Escrow  Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made and;

                  (ix) any amount in respect of Purchase Prices and Substitution
            Shortfall amounts pursuant to Section 2.03(b).

            The foregoing requirements for deposit in the Certificate Account shall be exclusive. Notwithstanding the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve Accounts, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Sections 3.11(b) and (d) (except to the extent necessary to offset interest accrued on Advances or otherwise provided herein), need not be deposited by the Master Servicer in the Certificate Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer as additional servicing compensation in accordance with Sections 3.11(b) and (d) assumption fees, late charges and other transaction fees received by the Master Servicer to which the Special Servicer is entitled pursuant to either of such Sections upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount. The Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts  described in clauses (i) through
(iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Certificate Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than three Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Paying Agent shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. The Master Servicer shall deliver to the Paying Agent each month on or before the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount for the related Distribution Date then on deposit in the Certificate Account, together with (i) any Prepayment Premiums received on the Mortgage Loans during the related Collection Period and (ii) in the case of the final Distribution Date, any additional amounts contemplated by the second paragraph of Section 9.01. All amounts on deposit in the Distribution Account shall remain uninvested.

            In addition, the Master Servicer and the Trustee, as applicable, shall, as and when required hereunder, deliver to the Paying Agent for deposit in the Distribution Account:

                  (i) any P&I Advances required to be made by the Master Servicer and the Trustee, as applicable, in accordance with Section 4.03(a);

                  (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19 in connection with Prepayment Interest Shortfalls; and

                  (iii) the Purchase Price paid in connection  with the purchase by the Master Servicer of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in the Certificate Account pursuant to
            Section 9.01.

            The Paying Agent shall, upon receipt, deposit in the Distribution Account any and all amounts received by the Paying Agent that are required by the terms of this Agreement to be deposited therein.

            SECTION 3.05.     Permitted   Withdrawals   From   the   Certificate
                              Account and the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i)  to  remit  to  the  Paying   Agent  for  deposit  in  the
            Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b);

                  (ii) to reimburse the Trustee and itself,  in that order,  for unreimbursed P&I Advances, the Master Servicer's right to reimburse the Trustee and itself, in that order, pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to, amounts that represent Late Collections of interest on and principal received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made (net of the related Master Servicing Fee and any related Recovery Fee);

                  (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                  (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Property, earned and unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

                  (v) to pay the Special Servicer (or, if applicable, a predecessor Special Servicer) earned and unpaid Recovery Fees in respect of each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO

            Loan, the Special Servicer's (or, if applicable, any predecessor Special Servicer's) right to payment pursuant to this clause (v) with respect to any such Mortgage Loan or REO Loan being limited to, amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds); provided that no Recovery Fee shall be payable out of any Liquidation Proceeds received in connection with the purchase of any Mortgage Loan or REO Property by the applicable Mortgage Loan Seller pursuant to the respective Mortgage Loan Purchase Agreement, by the Majority Subordinate
            Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Majority Subordinate Certificateholder, the Master Servicer, Special Servicer or Depositor pursuant to Section 9.01);

                  (vi) to  reimburse  the Trustee  first and then itself for any unreimbursed Servicing Advances, the Trustee's or the Master Servicer's right, as the case may be, to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to, payments made by the related Mortgagor that are allocable to such Servicing Advance, or from the Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse  the Trustee  first and then itself for any unreimbursed Advances that have been determined to be Nonrecoverable Advances or to pay, with respect to any Mortgage Loan or REO Loan as to which a Final Recovery Determination has been made, any related earned Master Servicing Fee to itself, that remained unpaid in accordance with clause (iii) above;

                  (viii) at such time as it reimburses itself or the Trustee for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above to pay the Trustee first, and then itself first out of default interest and late charges received with respect to the related Mortgage Loan and then out of general collections on the Mortgage Loans and any REO Properties, any interest accrued and payable thereon in accordance with Section 3.03(d) or 4.03(d), as applicable;

                  (ix) to pay itself,  as additional  servicing  compensation in accordance with Section 3.11(b), interest and investment income earned in respect of amounts held in the Certificate Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any Collection Period;

                  (x) to pay, out of general  collections  on the Mortgage Loans and any REO Properties, for the cost of an Independent Appraiser or other expert in real estate matters retained pursuant to Section 3.03(e) or 4.03(c);

                  (xi) to pay, out of general  collections on the Mortgage Loans and any REO Properties, itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

                  (xii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the cost of the Opinions of Counsel contemplated by Section 11.02(a), (B) the cost of an Opinion of Counsel contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and (C) the cost of recording this Agreement in accordance with Section 11.02(a);

                  (xiii) to pay itself,  the Special  Servicer,  the appropriate
            Mortgage Loan Seller, the Majority Subordinate Certificateholder or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase; and

                  (xiv) to clear and  terminate the  Certificate  Account at the termination of this Agreement pursuant to Section 9.01.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis in the case of REO Property when appropriate, in connection with any withdrawal from the Certificate Account pursuant to clauses (ii) - (xiv) above.

            The Master Servicer shall pay to the Special Servicer or the Trustee from the Certificate Account amounts permitted to be paid to the Special Servicer or the Trustee therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer or of a Responsible Officer of the Trustee, as the case may be, describing the item and amount to which the Special Servicer or the Trustee is entitled. The Trustee and the Special Servicer may not submit more than one such certificate in any one month. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account. With respect to each Mortgage Loan for which it makes an Advance, the Trustee shall keep and maintain separate accounting for each Mortgage Loan, on a loan by loan and property basis, for the purpose of justifying any request for withdrawal from the Certificate Account for reimbursements of Advances or interest thereon.

             (b) The Paying Agent may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

                  (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

                  (ii) to pay the  Trustee  or any of its  directors,  officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b) or (c);

                  (iii) [RESERVED]

                  (iv) to pay for the cost of the Opinions of Counsel  sought by the Trustee as provided in clause (v) of the definition of "Disqualified Organization";

                  (v) to pay any and all federal,  state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC
            Administrator, the Depositor, the Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(j);

                  (vi) to pay the REMIC  Administrator any amounts  reimbursable to it pursuant to Section 10.01(f);

                  (vii) to pay to the Master Servicer any amounts deposited by the Master Servicer in the Distribution Account not required to be deposited therein; and

                  (viii) to clear and terminate the Distribution  Account at the termination of this Agreement pursuant to Section 9.01.

            SECTION 3.06 Investment of Funds in the Servicing Accounts, the Reserve Accounts, the Certificate Account and the REO Account.

            (a) The Master Servicer may direct in writing any depository institution maintaining a Servicing Account, a Reserve Account, the Certificate Account or to the extent permitted by the related Mortgage Loan documents, the escrow account established thereunder (each, for purposes of this Section 3.06, an "Investment Account"), and the Special Servicer may direct in writing any depository institution maintaining the REO Account (also, for purposes of this Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. In the case of any Servicing Account or Reserve Account, the Master Servicer shall act upon the written request of the related Mortgagor to the extent the Master Servicer is required to do so under the terms of the related Mortgage Loan, provided that in the absence of appropriate written instructions from such Mortgagor meeting the requirements of this Section 3.06, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such Servicing Accounts or Reserve Accounts. In the event that the Master Servicer shall have failed to give investment directions for any Servicing Account, any Reserve Account or the Certificate Account (exclusive of any accounts as are held by the Master
Servicer) or the Special Servicer shall have failed to give investment directions for the REO Account by 11:00 A.M. New York time on any Business Day on which there may be uninvested cash, such funds held in the REO account shall be invested in securities described in clause (i) of the definition of the term "Permitted Investments"; and such funds held in such other accounts shall be invested in securities described in clause (v) of such definition. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Servicing Accounts, the Reserve Accounts and the Certificate Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) (i) be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security". For purposes of this Section 3.06(a), the terms "entitlement holder", "security entitlement", "control", "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and "control" of any Permitted Investment by the Master Servicer or the Special Servicer shall constitute "control" by a Person designated by, and acting on behalf of, the Trustee for purposes of Revised Article 8 (1994 Revision) of the UCC. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, Servicing Accounts and Reserve Accounts), or the Special Servicer (in the case of the REO Account) shall:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of

      (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in any of the Servicing Accounts, the Reserve Accounts or the Certificate Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, unless the Mortgage Loan documents provide otherwise, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal from time to time. If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Certificate Account, the Servicing Accounts and the Reserve Accounts) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the P&I Advance Date after the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period, except to the extent that amounts are invested for the benefit of the Mortgagor under applicable law or the terms of the related Mortgage Loan. The income and gain realized from investment of funds deposited in any Servicing Account or Reserve Account shall be paid from time to time to the related Mortgagor to the extent required under the Mortgage Loan or applicable law.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Special Servicer or the Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the written request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

            (a) The Master Servicer shall, consistent with the Servicing Standard, use its best efforts to cause the related Mortgator to maintain, or if such Mortgagor does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Servicing Advances) to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates, cause to be maintained for each Mortgaged Property (other than REO Property) all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer shall exercise such discretion in a manner consistent with the Servicing Standard; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to exercise its reasonable best efforts to obtain the required insurance coverage from Qualified Insurers that have a "claims paying ability" rating of at least "A" from Standard & Poor's and a comparable rating from at least one other nationally recognized statistical rating agency; provided, however, if the related Mortgage Loan documents require a higher rating, then such higher rating shall be required. The Majority Subordinate Certificateholder may request that earthquake insurance be secured by the Master Servicer or the Special Servicer, as applicable, for one or more Mortgaged Properties at the expense of the Majority Subordinate Certificateholder. Subject to Section 3.17(b), the Special Servicer shall also cause to be maintained, to the extent available at commercially reasonable rates, for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage; provided that all such insurance shall be obtained from Qualified Insurers that, if they are providing insurance, shall have a claims paying ability rating of at least "A" from Standard & Poor's and DCR (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency, if such insurer is not rated by DCR) or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies; provided, however, if the related Mortgage Loan documents require a higher rating, then such higher rating shall be required. In the case of any insurance otherwise required to be maintained pursuant to this section that is not being so maintained because the Master Servicer or the Special Servicer, as applicable, has deemed that it is not available at commercially reasonable rates, the Master Servicer or the Special Servicer, as applicable, shall deliver an Officer's Certificate to the Trustee detailing the steps that the Master Servicer or the Special Servicer, as applicable, took in seeking such insurance and the factors which led to its determination that such insurance is not so available. All such insurance policies shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of Mortgage Loans), and shall be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties), on behalf of the Trust Fund; in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard) shall be deposited in the Certificate Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Costs to the Master Servicer of maintaining insurance policies pursuant to this Section
3.07 shall be paid by the Master Servicer as a Servicing Advance and shall be reimbursable to the Master Servicer with interest at the applicable Reimbursement Rate, and costs to the Special Servicer of maintaining insurance policies pursuant to this Section 3.07 shall be paid and reimbursed in accordance with Section 3.17(b).

            (b) (I) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a claims-paying rating of "A" or better from Standard & Poor's and DCR, respectively (or Standard & Poor's and a comparable rating from one other nationally recognized statistical rating agency, if such insurer is not rated by DCR) or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property an insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

                  (II) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which policy is issued by a Qualified Insurer meeting the rating criteria specified in (b)(I), and which policy provides no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section 3.07(a), the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its obligations to maintain insurance pursuant to Section 3.07(a). Such policy may contain a deductible clause, in which case the Master Servicer or Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Certificate Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force with Qualified Insurers a fidelity bond issued by an insurer having a claims-paying rating of "A" or better from Standard & Poor's and DCR (if then rated by DCR), or such lower rating of any Rating Agency or rating from any other nationally recognized statistical rating agency as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, such fidelity bond to be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause the qualification, downgrading or withdrawal of any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide for ten days' written notice to the Trustee prior to any cancellation.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement in which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with Qualified Insurers having a claims-paying rating of "A" or better from Standard & Poor's and DCR (if then rated by DCR) or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies, respectively, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by any Rating Agency to the Certificates (as evidenced in writing from each Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide for ten days' written notice to the Trustee prior to cancellation. The Master Servicer and the Special Servicer shall each cause the Trustee to be an additional insured or loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07
(c).

            For so long as the long-term debt obligations of the Master Servicer or Special Servicer or their parent corporations, as the case may be, are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies), such Person may self-insure with respect to the risks described in this subsection(c).

            SECTION 3.08.     Enforcement of Alienation Clauses.

            With respect to all Specially Serviced Mortgage Loans, the Special Servicer, and with respect to all other Mortgage Loans, the Master Servicer, on behalf of the Trustee as the mortgagee of record, shall, to the extent permitted by applicable law, enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless (i) the Special Servicer or Master Servicer, as applicable, has determined, consistent with the Servicing Standard, that waiver of such restrictions would be in accordance with the Servicing Standard and (ii) such waiver is consistent with Section 6.11. Promptly after the Special Servicer or Master Servicer, as applicable, has made any such determination, the Special Servicer or Master Servicer, as applicable, shall deliver to the Majority Subordinate Certificateholder, the Trustee, the Rating Agencies and the Master Servicer (in the case of the Special Servicer) an Officers'

Certificate setting forth the basis for such determination. Neither the Master Servicer nor the Special Servicer shall (a) grant any such waiver in respect of a due-on-encumbrance provision for any Mortgage Loan without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates (the Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the Mortgagor; if such cost is not paid by the Mortgagor, the Master Servicer shall advance such amount as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance) or (b) grant a waiver in respect of a due on sale provision for any Mortgage Loan (or a group of Mortgage Loans that are cross-collateralized or cross defaulted with each other or which relate to a single Mortgagor or group of affiliated Mortgagors) that has a then current stated Principal Balance at the time of such determination either (i) in excess of 5% of the aggregate the current Stated Principal Balance of all Mortgage Loans or (ii) in excess of $20 million, without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates (the Master Servicer or the Special Servicer, as applicable, shall use its reasonable efforts to have the cost, if any, of obtaining such confirmation paid by the Mortgagor; if such cost is not paid by the Mortgagor, the Master Servicer shall advance such amount as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance); provided that with respect to DCR, such prior written confirmation shall be required in all instances of transfers and encumbrances only to the extent the Principal Balance at the time of determination equals or exceeds 2% of the aggregate Stated Principal Balance of all Mortgage Loans. In all cases, DCR shall be provided with the Special Servicer's analysis, recommendation and relevant documents..

            SECTION 3.09.     Realization   Upon   Defaulted    Mortgage  Loans;
                              Required Appraisals.

            (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d), Section 3.18 and Section 6.11, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. The Master Servicer shall advance as a Servicing Advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance) incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in
Section 3.05(a). Nothing contained in this Section 3.09 shall be construed so as to require the Master Servicer or the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by Master Servicer or the Special Servicer, as applicable, in its reasonable and good faith judgment taking into account the factors described in
Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the
Servicing Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund, have an Appraisal performed with respect to such property by an Independent Appraiser or other expert in real estate matters; which Appraisal shall take into account the factors specified in Section 3.18(e), including, without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider. With respect to each Required Appraisal Mortgage Loan, the Special Servicer will be required to use its best efforts to obtain a Required Appraisal within 60 days of a Mortgage Loan becoming a Required Appraisal Mortgage Loan (unless (1) an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months in which case such appraisal shall be the Required Appraisal or (2) such Mortgage Loan became a Required Appraisal Mortgage Loan pursuant to clause (i) of the definition of "Required Appraisal Mortgage Loan," in which case the Special Servicer will be required to obtain a Required Appraisal within the 120-day period described in such clause (i)) and thereafter shall obtain a letter update of such Required Appraisal once every 12 months if such Mortgage Loan remains a Required Appraisal Mortgage Loan. The Master Servicer shall advance the cost of such Required Appraisal; provided, however, that such expense will be subject to reimbursement to the Master Servicer as a Servicing Advance out of the Certificate Account pursuant to Section 3.05(a). At any time that any Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative may, at its own expense, obtain and deliver to the Master Servicer and the Trustee an appraisal that satisfies the requirements of a "Required Appraisal", and upon the written request of the Controlling Class Representative, the Master Servicer shall recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on such appraisal and notify the Trustee, the Special Servicer and the Controlling Class Representative of such recalculated Appraisal Reduction Amount.

            (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special  Servicer  shall have  obtained an Opinion of
            Counsel (the cost of which shall be paid by the Master Servicer as a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding  the foregoing  provisions of this Section 3.09, neither the Master Servicer nor the Special Servicer shall, on behalf of the Trust Fund, obtain title to a Mortgaged Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law (a "potentially responsible party"), unless (as evidenced by an Officers' Certificate to such effect delivered to the Trustee that shall specify all of the bases for such determination) the Special Servicer has previously determined in accordance with the Servicing Standard, and based on an Environmental Assessment of such Mortgaged Property which was performed by an Independent Person who regularly conducts Environmental Assessments and which was performed within six months prior to any such acquisition of title or other action (a copy of such Environmental Assessment shall be delivered to the Trustee and the Master Servicer), that:

                  (i) the Mortgaged  Property is in compliance  with  applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                  (ii) there are no circumstances  or conditions  present at the
            Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Mortgage Rate) to acquire title to or possession of the Mortgaged
            Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall undertake, in good faith, reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental Assessment referred to above in making such determination. The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph, may be reimbursed to the Special Servicer from the Certificate Account as a Servicing Advance; and if any such Environmental Assessment so warrants, the Special Servicer shall, as a Servicing Advance, perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied.

            (d) If the environmental testing contemplated by Section 3.09(c) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, if no breach of a representation or warranty with respect to the Mortgage Loan has occurred and is continuing, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that if such Mortgage Loan has a then outstanding principal balance of greater than $1 million, prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Rating Agencies, Trustee, the Controlling Class Representative and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention and (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property.

            (e) The Special Servicer shall report to the Master Servicer, the Trustee and the Controlling Class Representative monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) The Special Servicer shall prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and each year deliver to the Trustee and the Master Servicer an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.

            (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officers' Certificate delivered to the Trustee, the Master Servicer and the Controlling Class Representative no later than the third Business Day following such Final Recovery Determination.

            (i) Upon reasonable request of the Master Servicer or the Controlling Class Representative, the Special Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially Serviced Mortgage Loan or the related Mortgaged Property.

            SECTION 3.10. Trustee and Custodian to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly notify the Trustee in writing who shall release or cause the related Custodian to release, by a certification (which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing
Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account or the Distribution Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the

Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the original Request for Release shall be released by the Trustee or related Custodian to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer. Together with such documents or pleadings, the Special Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11.     Servicing Compensation.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount and in the same manner respecting which the related interest payment due on such Mortgage Loan (which, for the Meidinger Senior Interest, is the principal balance thereof) or deemed to be due on such REO Loan is computed. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan (i) out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) and (ii) as otherwise permitted by
Section 3.05(a)(vii). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In the event Midland Loan Services, Inc. is terminated as Master Servicer, Midland Loan Services, Inc. will retain each month, and the Master Servicing Fee will be reduced by, an amount equal to .025% per annum multiplied by the principal balance of such Mortgage Loan as described in the calculation of the Master Servicing Fee.

            (b) Additional servicing compensation in the form of (i) late charges and default interest (except to the extent such late charges and default interest are applied to offset interest accrued on Advances with respect to the related Mortgage Loan), assumption fees, extension fees, charges for beneficiary statements or demands, exit fees, repayment fees, amounts collected for checks returned for insufficient funds (including with respect to Specially Serviced Mortgage Loans) and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, after all amounts due on such Mortgage Loan have been paid, may be retained by the Master Servicer and are not required to be deposited in the Certificate Account. The Master Servicer shall also be entitled to additional servicing compensation in the form of (i) Prepayment Interest Excesses (but only insofar as the aggregate of such Prepayment Interest Excesses collected during any Collection Period exceeds the aggregate amount of Prepayment Interest Shortfalls incurred during such Collection Period) and (ii) interest and other income earned on the Certificate Account and to the extent not required to be paid to any Mortgagor under applicable law, interest or other income earned on deposits in the Reserve Accounts and the Servicing Accounts in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each Collection Period). The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same principal amount and in the same manner respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account pursuant to Section 3.05(a).

            In addition, with respect to each Specially Serviced Mortgage Loan, Corrected Mortgage Loan and REO Loan, the Special Servicer shall be entitled to the Recovery Fee payable out of, and equal to 1.0% of, all amounts (whether in the form of payments, Insurance Proceeds, Liquidation Proceeds or REO Revenues) received in respect of such Mortgage Loan (or, in the case of an REO Loan, in respect of the related REO Property); provided that no Recovery Fee shall be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Mortgage Loan or REO Property by the applicable Mortgage Loan Seller pursuant to the respective Mortgage Loan Purchase Agreement, by the Majority Subordinate Certificateholder pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer, the Special Servicer or the Majority Subordinate Certificateholder pursuant to
Section 9.01; provided, further, that no Recovery Fee shall be payable with respect to any Corrected Mortgage Loan unless such Mortgage Loan became a Corrected Mortgage Loan as a result of the curing of any event of default under such Mortgage Loan through a written modification, restructuring or waiver negotiated by the Special Servicer; provided further that if any Person is acting as Special Servicer at such time as any Specially Serviced Mortgage Loan became a Corrected Mortgage Loan and such Person is subsequently terminated as Special Servicer hereunder, and if such Corrected Mortgage Loan was still a Corrected Mortgage Loan at the time of such termination, then such Person shall, following such termination, continue to be entitled to all Recovery Fees payable in respect to such Corrected Mortgage Loan, and no successor Special Servicer shall be entitled to any Recovery Fees payable in respect thereof, in either case unless and until such Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan or becomes an REO Loan; and provided further that if any Person is terminated as Special Servicer hereunder while the sale of any Specially Serviced Mortgage Loan or REO Property is pending, then (subject to the second preceding proviso) such Person shall be entitled to all, and the successor Special Servicer shall be entitled to none, of the Recovery Fee payable in connection with the receipt of the Liquidation Proceeds derived from such sale.

            The Special Servicer's right to receive the Special Servicing Fee and the Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

            (d) Additional servicing compensation in the form of (i) late charges and default interest (except to the extent such late charges and default interest are applied to offset interest accrued on Advances), assumption fees, extension fees, modification fees, charges for beneficiary statements or demands, exit fees, repayment fees and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Specially Serviced Mortgage Loan, shall be retained by the Special Servicer or promptly paid to the Special Servicer by the Master Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of any interest or other income earned on deposits in the REO Accounts maintained by the Special Servicer. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to
Section 3.07(b)), and the Special Servicer shall be entitled to reimbursement therefor as expressly provided in Section 3.05(a) if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account.

            SECTION 3.12.     Property  Inspections;  Collection  of   Financial
                              Statements; Delivery of Certain Reports.

            (a) The Special Servicer (with respect to Specially Serviced Mortgage Loans or REO Property) shall at its expense perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Special Servicer (with respect to Specially Serviced Mortgage Loans or REO Property) or the Master Servicer (with respect to all other Mortgage Loans), shall at its expense perform or cause to be performed an inspection of all the Mortgaged Properties at least once every two calendar years (or in the case of Mortgage Loans with an outstanding principal balance greater than $2,000,000, at least once per calendar year), if the Special Servicer has not already done so in that calendar year pursuant to the preceding sentence. The initial inspection hereunder with respect to each Mortgaged Property shall be completed by December 31, 1999. The Master Servicer and the Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Special Servicer is aware, (ii) any change in the condition or value of the Mortgaged Property that it, in its reasonable judgment, considers material, or (iii) any waste committed on the

Mortgaged Property. The Master Servicer and the Special Servicer, as applicable, shall make copies of all such inspection reports available for review by Certificateholders and Certificate Owners during normal business hours at the offices of the Master Servicer and the Special Servicer, as applicable, within 30 days after the related inspection. The Master Servicer and the Special Servicer, as applicable, shall forward copies of any such inspection reports to the applicable Sub Servicer, the Trustee, the Rating Agencies and the Controlling Class Representative within 10 days after the preparation thereof.

            The Special Servicer will, promptly (but in no event later than 60 days) after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, give written notice to each Rating Agency, the Master Servicer, the Controlling Class Representative and the Trustee which will include an explanation as to the reasons such Mortgage Loan became a Specially Serviced Mortgage Loan and the Special Servicer's plan for servicing such Mortgage Loan.

            (b) Not later than 2:00 P.M. on the second Business Day prior to each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of the end of the preceding calendar month: (i) a CSSA Property File Report; (ii) a Comparative Financial Status Report; (iii) a NOI Adjustment Worksheet and (iv) an Operating Statement Analysis. Not later than 2:00 P.M. on the second Business Day following each Determination Date, the Special Servicer shall deliver or cause to be delivered to the Master Servicer the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of such Determination Date: (i) Delinquent Loan Status Report; (ii) a Historical Loss Estimate Report; (iii) a Historical Loan Modification Report; (iv) an REO Status Report; (v) a Watch List Report; and (vi) a Loan Pay-off Notification Report.

            (c) Not later than 12:00 Noon on the third Business Day after each Determination Date, the Master Servicer shall deliver or cause to be delivered to the Trustee and the Rating Agencies (A) the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties) providing the required information as of the end of the preceding calendar month: (i) the CSSA Property File Report received from the Special Servicer pursuant to Section 3.12(b); (ii) the Comparative Financial Status Report received from the Special Servicer pursuant to Section 3.12(b); (iii) the NOI Adjustment Worksheet received from the Special Servicer pursuant to Section 3.12(b) and (iv) the Operating Statement Analysis received from the Special Servicer pursuant to
Section 3.12(b) and (B) the following reports with respect thereto providing the required information as of such Determination Date: (i) the Delinquent Loan Status Report; (ii) the Historical Loss Estimate Report received from the Special Servicer pursuant to Section 3.12(b); (iii) the Historical Loan Modification Report received from the Special Servicer pursuant to Section 3.12(b); (iv) the REO

Status Report received from the Special  Servicer  pursuant to Section  3.12(b);
(v) a Watch List Report; and (vi) a Loan Payoff Notification Report.

            (d) The Special Servicer will deliver to the Master Servicer the reports set forth in Section 3.12(b) and the Master Servicer shall deliver to the Trustee and the Rating Agencies the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Special Servicer and the Master Servicer with respect to the reports set forth in Section 3.12(b), and the Master Servicer and the Trustee with respect to the reports set forth in
Section 3.12(c). The Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b). The Trustee may, absent manifest error, conclusively rely on the reports to be provided by the Master Servicer pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicer to the Trustee pursuant to Section 3.12(c), to the extent that such information is based on reports to be provided by the Special Servicer pursuant to Section 3.12(b) and to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section 3.12(b), the Master Servicer shall have no obligation to provide such information or reports until it has received such information or reports from the Special Servicer and the Master Servicer shall not be in default hereunder due to a delay in providing the reports required by
Section 3.12(c) caused by the Special Servicer's failure to timely provide any report required under Section 3.12(b) of this Agreement.

            The Special Servicer shall, consistent with the Servicing Standard, endeavor to obtain quarterly and annual operating statements and rent rolls with respect to each of the Mortgage Loans and REO Properties, which efforts shall include in the case of Mortgage Loans, a letter sent to the related Mortgagor each quarter (followed up with telephone calls) requesting such quarterly and annual operating statements and rent rolls until they are received to the extent such action is consistent with applicable law. With respect to each Mortgaged Property and REO Property the Special Servicer will prepare and deliver an Operating Statement Analysis as set forth in Section 3.12(b) for the related Mortgaged Property or REO Property for or as of the end the prior calendar month together with copies of the operating statements and rent rolls for the related Mortgaged Property or REO Property.

            Within ten days after receipt by the Special Servicer of any annual operating statements with respect to any Mortgaged Property or REO Property, the Special Servicer shall prepare or update an NOI Adjustment Worksheet for such Mortgaged Property or REO Property (with the annual operating statements attached thereto as an exhibit).

            The Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Properties) and the Master Servicer (with respect to all other Mortgage Loans) shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property. The Operating Statement Analysis report for each Mortgaged

Property is to be updated by the Special Servicer or the Master Servicer, as applicable, and such updated report shall be delivered in electronic format to the Trustee and the Master Servicer (in the case of the Special Servicer) within thirty days after receipt by the Special Servicer or the Master Servicer, as applicable, of updated operating statements for such Mortgaged Property. The
Special Servicer and the Master Servicer, as applicable, will use the "Normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed in electronic format and delivered to the Trustee and the Master Servicer (in the case of the Special Servicer) within thirty days after receipt of the necessary information.

            SECTION 3.13.     Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, the Underwriters, the Controlling Class Representative, and the Rating Agencies, and, in the case of the Special Servicer, to the Master Servicer, on or before April 30 (or March 31 if the Trust Fund is required to file a Form 10-K with the SEC for the prior calendar year) of each year, beginning April 30, 1999, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The Master Servicer and Special Servicer shall deliver a copy of such Officer's Certificate to the Depositor.

            SECTION 3.14.     Reports by Independent Public Accountants.

            On or before April 30 (or March 31 if the Trust Fund is required to file a Form 10-K with the SEC for the prior calendar year) of each year, beginning April 30, 1999 each of the Master Servicer and the Special Servicer at its expense shall cause a firm of Independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Underwriters, the Rating Agencies, the Depositor and, in the case of the Special Servicer, to the Master Servicer to the effect that such firm has examined the servicing operations of the Master Servicer or the Special Servicer, as the case may be, for the previous calendar year and that, on the basis of such examination, conducted substantially in compliance with USAP, such firm confirms that the Master Servicer or the Special Servicer, as the case may be, complied with the minimum servicing standards identified in USAP, in all material respects, except for such significant exceptions or errors in records that, in the opinion of such firm, the USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (rendered within one year of such statement) of independent public accountants with respect to the related Sub-Servicer.

            SECTION 3.15.     Access to Certain Information.

            (a) Upon ten days prior written  notice,  the Master  Servicer (with respect to the items in clauses (a), (b), (d), (g), (h) and (i) below), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g) and
(i) below) and the Trustee to the extent any such items are in its possession, shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of Norwest Bank Minnesota, National Association, at its Corporate Trust Office, except with respect to item
(g), which will be maintained at its offices in New York or Minnesota), during normal business hours, for review by any Certificateholder or any person identified by a Holder or its designated agent in writing to the Trustee, the Master Servicer or the Special Servicer, as the case may be, as a prospective transferee of such an interest, the Trustee, the Rating Agencies, the Underwriters and anyone specified thereby and the Depositor originals or copies of the following items (in each case except to the extent doing so is prohibited by applicable law or by any documents related to a Mortgage Loan): (a) this Agreement, each Sub-Servicing Agreement delivered to the Trustee since the Closing Date and any amendments thereto, (b) all Distribution Date Statements delivered to holders of the relevant Class of Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.12(c), (c) all Officers' Certificates delivered by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicer or the Special Servicer since the Closing Date as described in Section 3.14, (e) the most recent property inspection report prepared by or on behalf of the Special Servicer or the Master Servicer in respect of each Mortgaged Property and delivered to the Trustee, (f) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Special Servicer or the Master Servicer and delivered to the Trustee or the Master Servicer (in the case of the Special Servicer), (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Special Servicer or the Master Servicer, (h) any and all Officers' Certificates and other evidence delivered by the Master Servicer to support its determination that any Advance was or, if made, would be a Nonrecoverable Advance, and (i) any operating statements, budgets, rent rolls or financial statements collected by the Master Servicer or the Special Servicer, as applicable, with respect to a Mortgage Property, (j) the Prospectus, the Memorandum and any other disclosure document relating to the Certificates in the form most recently provided to the Trustee by the Depositor or by any person designated by the Depositor, (k) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied; (l) the most recent Appraisal for each Mortgaged Property and REO Property that has been delivered to the Trustee (each appraisal obtained hereunder with respect to any Mortgage Property or REO Property to be delivered to the Trustee by the Master Servicer of Special Servicer, as applicable, promptly following its having been obtained); (m) the Schedule of Exceptions to Mortgage File Delivery prepared by the Trustee pursuant to Section 2.02(a) and any exception report prepared by the Trustee pursuant to Section 2.02(b); (n) all notices of a breach of representation and warranty given by or received by the Trustee with respect to any party hereto and the Mortgage Loan Sellers; and
(o) any Officer's Certificate delivered to the Trustee by the Special Servicer in connection with a Final Recovery Determination pursuant to Section 3.09(h). Copies of any and all of the foregoing items will be available from the Master Servicer or the Special Servicer, as the case may be, upon request at the expense of the requesting party and shall be provided to any of the Rating Agencies at no cost pursuant to any of their requests.

            In  connection  with  providing  access  to or  copies  of the items described in the preceding paragraph pursuant to this Section 3.15, the Trustee, the Master Servicer or the Special Servicer, as applicable, shall require: (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit W-1 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as applicable) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and, subject to the last sentence of this paragraph, will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit W-2 hereto (or such other form as may be reasonably acceptable to the Trustee, the Master Servicer or the Special Servicer, as applicable), generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential). Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Trustee, the Master Servicer or the Special Servicer, as applicable, pursuant to this Section 3.15 that has previously been made available via the Trustee's Internet Website or has previously been filed with the Commission, and the Trustee shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available via the Trustee's Internet Website or has previously been filed with the Commission.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Rating Agencies, the Controlling Class Representative and the Depositor, and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            Except in the case of the Rating Agencies, the Trustee, the Master Servicer, the Special Servicer and the Underwriters may require payment from any Person of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 including, without limitation, copy charges and reasonable fees for employee time and for space. Upon the reasonable request of any Certificateholder, or any Certificate Owner identified to the Trustee to the Trustee's reasonable satisfaction, the Trustee shall request from the Master Servicer copies of any inspection reports prepared by the Master Servicer or the Special Servicer, copies of any operating statements, rent rolls and financial statements obtained by the Master Servicer or the Special Servicer and copies of any Operating Statement Analyses and NOI Adjustment Worksheets prepared by the Master Servicer or the Special Servicer; and, upon receipt, the Trustee shall make such items available to the requesting Certificateholder or Certificate Owner.

            (b) The Trustee will make available each month, to any interested party (i) the Distribution Date Statement via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service and (ii) as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Prospectus, the Prospectus Supplement and this Agreement on the Trustee's Internet Website. In addition, the Trustee will make available each month the Distribution Date Statement and the Unrestricted Servicer Reports, the CSSA Loan File Report and the CSSA loan setup file on the Trustee's Internet Website. The Trustee will make available each month, the Restricted Servicer Reports, and the CSSA Property File Report to any Privileged Person via the Trustee's Website with the use of a password provided by the Trustee to such Privileged Person upon receipt by the Trustee from such Person of a certification in the form of Exhibit G or Exhibit H; provided that the Rating Agencies, the Depositor, the parties hereto and the Underwriters will not need to provide such certification to receive a password from the Trustee. In connection with providing access to the Trustee's internet website electronic bulletin board or fax-on-demand service the Trustee may require registration and the acceptance of a disclaimer.

            In addition, pursuant to the terms of one or more written agreements (each an "Internet Disclosure Agreement") that may be entered into after the date hereof, between the Depositor on the one hand and the Trustee or the Master Servicer on the other hand, the Trustee or the Master Servicer, as the case may be, may make available certain information, reports and documents with respect to the Mortgage Loans and the transactions contemplated hereby, on the Trustee's or the Master Servicer's Internet website. None of the Depositor, the Master
Servicer or the Trustee is obligated to enter into an Internet Disclosure Agreement. The Trustee and the Master Servicer will not post or disclose information, reports, data files or documents with respect to the Mortgage Loans and the transactions contemplated hereby unless it is expressly permitted to post such information pursuant to the terms hereof or pursuant to the terms of an Internet Disclosure Agreement. Provided that each of the Master Servicer, the Special Servicer and the Trustee prepare and disseminate all information and reports pursuant to the terms of this Agreement, none of the Master Servicer, the Special Servicer or the Trustee shall be liable for the dissemination of such information or reports.

            If any Holder that is a member of the Controlling Class or three or more Holders (hereinafter referred to as "Applicants", with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single Applicant for these purposes) apply in writing to the Trustee, and such application states that the Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

            SECTION 3.16.     Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property by the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty days prior to the end of such third succeeding calendar year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding calendar year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any of REMIC I, REMIC II or REMIC III or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such extended period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be paid by the Master Servicer as a Servicing Advance.

            (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06 and the Special Servicers shall be entitled to any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.06(b). The Special Servicer shall give written notice to the Trustee and the Master Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any

REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound Reserve")). On each Determination Date, the Special Servicer shall withdraw from the REO Account and deposit into the Certificate Account or deliver to the Master Servicer or such other Person as may be directed by the Master Servicer (which shall deposit such amounts into the Certificate Account) the aggregate of all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that in addition to the Impound Reserve the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management and maintenance of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and other related expenses), such reserve not to cover a period of more than twelve months.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c). The Special Servicer shall provide the Master Servicer any information with respect to the REO Account as is reasonably requested by the Master Servicer.

            SECTION 3.17.     Management of REO Property.

            (a) Prior to the acquisition of title to a Mortgaged Property, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly  Operating such Mortgaged
            Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under
            Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator and the Controlling Class Representative, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially reasonable, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer and the Controlling Class Representative of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer and the Controlling Class Representative of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this section shall be paid by the Master Servicer as a Servicing Advance.

            The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard. Both the Special Servicer and the REMIC Administrator may consult with counsel, and the costs related to such consultations shall be paid by the Master Servicer as Servicing Advances.

            (b) Subject to Section 3.17(a)(iii), if title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not and will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), either result in the receipt by

REMIC I, REMIC II or REMIC III of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and  assessments in respect of such
            REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all costs and  expenses  necessary  to  maintain,  lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) - (iv) above with respect to such REO Property, the Special Servicer shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officers' Certificate delivered to the Trustee and the Master Servicer) the Special Servicer determines, in accordance with the Servicing Standard, that such payment would be a Nonrecoverable Advance; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c)  The  Special   Servicer  may  contract  with  any   Independent
Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and  conditions  of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent  Contractor  (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) except as permitted under Section 3.17(a), any such contract shall require, or shall be administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent Contractor to tenants of the REO Property that are not customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury Regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section  3.17(c)  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                  (v) the  Special  Servicer  shall be  obligated  with  respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this
Section  3.17(c)  shall be deemed a  Sub-Servicing  Agreement  for  purposes  of
Section 3.22.

            SECTION 3.18.     Sale of Mortgage Loans and REO Properties.

            (a) The Master Servicer, the Special Servicer or the Trustee may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this
Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03(a), 2.02(b) and 9.01.

            (b) Subject to Sections 2.03(a) and 2.02(b), if the Special Servicer has determined in good faith that any Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly notify the Trustee and the Master Servicer in writing, and the Trustee shall, within 10 days after receipt of such notice, notify the Majority Subordinate Certificateholder. The Majority Subordinate Certificateholder may at its option purchase from the Trust Fund, at a price equal to the Purchase Price, any such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Certificate Account, and the Custodian, upon receipt of a Request for Release in the form of Exhibit D-1 hereto, and an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Majority Subordinate

Certificateholder the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Majority Subordinate Certificateholder ownership of such Mortgage Loan. In connection with any such purchase (i) the Special Servicer shall deliver the related Servicing File to, and (ii) the Trustee shall assign its rights with respect to such Mortgage Loan to, the Majority Subordinate Certificateholder.

            (c) If the Majority Subordinate Certificateholder has not agreed to purchase any Defaulted Mortgage Loan within 30 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Master Servicer or the Special Servicer (with preference given to the Special Servicer) may at its option purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Certificate Account, and the Custodian, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

            (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Sections 3.18(b) and 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer shall be made in a commercially reasonable manner (which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. The Majority Subordinate Certificateholder, the Master Servicer and the Special Servicer may offer to purchase any such Specially Serviced Mortgage Loan or REO Property. Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Certificateholders (as a collective whole) and subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

            Subject to Section  6.11,  the Special  Servicer  shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously or subsequently, the highest, provided that the Special Servicer is not obligated to the first bidder) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then subject to
Section 6.11, the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            The Special Servicer shall give the Trustee and the Master Servicer not less than three Business Days' prior written notice of its intention to sell any Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer (except as otherwise provided below in this Section 3.18(e)). In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall be supplied with and may rely on a narrative appraisal prepared (to be paid for by the Master Servicer as a Servicing Advance) by an Independent Appraiser, retained by the Special Servicer. The Special Servicer may rely on a certification of any bidder to the effect that such bidder is not an Interested Person. Such appraiser shall be selected by (i) the Special Servicer if the Special Servicer is not bidding with respect to a Defaulted Mortgage Loan or REO Property, (ii) the Master Servicer if the Special Servicer is bidding and (iii) the Trustee if the Master Servicer and the Special Servicer are the same Person. The Master Servicer shall not bid with respect to a Defaulted Mortgage Loan or REO Property if the Special Servicer has informed it that the Special Servicer intends to submit a bid. In determining whether any bid from a Person other than an Interested Person or from an Interested Person other than the Special Servicer constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any appraisal described above and any appraisal that it may have obtained pursuant to Section 3.09(a)), and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase

Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18 (but excluding a purchase pursuant to Section 3.18(c)), no cash bid from the Master Servicer, Special Servicer or any of their Affiliates shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest bid received and at least two independent bids (not including the bid of the Master Servicer, Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate (other than the Controlling Class) is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids are received and the original bid of the Special Servicer or any Affiliate is the highest of all bids received, then the bid of the Special Servicer or such Affiliate shall be deemed to constitute a fair price.

            (f) Subject to Sections 3.18(a) through 3.18(e) above and Section 6.11, the Special Servicer shall act on behalf of the Trustee for the benefit of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith (other than in connection with a purchase by the Majority Subordinate Certificateholder), the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final, without recourse to the Trustee or the Trust Fund and without representations and warranties of title and condition, unless liability for breach thereof is limited to recourse against the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer.

            (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless changes in the REMIC Provisions or authoritative interpretations thereof made or issued subsequent to the Startup Day allow a sale for other consideration).

            (h) Notwithstanding any other provision herein, the Special Servicer shall not be obligated by any of the foregoing paragraphs of this Section 3.18 to accept the highest bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole). In addition, subject to any rights that the Controlling Class Representative may have to object if the winning bid is not at least equal to the applicable Purchase Price, the Special Servicer may accept a lower bid (from any person or entity other than itself or an Affiliate), if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

            (i) Neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property.

            SECTION 3.19.     Additional Obligations of Master Servicer.

            (a) The Master Servicer shall deliver to the Paying Agent for deposit in the Distribution Account on each P&I Advance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the excess, if any, of (A) aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period over (B) the aggregate amount of Prepayment Interest Excesses collected in connection with Principal Prepayments received during such Collection Period, and (ii) the total amount of Master Servicing Fee received by the Master Servicer during such Collection Period (with respect to all Mortgage Loans other than Specially Serviced Mortgage Loans and only up to 0.01% per annum per Mortgage Loan on an aggregate basis).

            (b) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, unless the related ground lessor has previously received notice, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer.

            SECTION 3.20.     Modifications, Waivers, Amendments and Consents.

            (a) Subject to Sections 3.20(b) through 3.20(k) below and Section 6.11, the Master Servicer or the Special Servicer (with respect to Specially Serviced Mortgage Loans), as applicable, may, on behalf of the Trustee for the benefit of the Trust Fund, agree to any modification, waiver or amendment of any term of any Mortgage Loan or Specially Serviced Mortgage Loan, as applicable, without the consent of the Trustee or any Certificateholder if it determines, in accordance with the Servicing Standard, that it is appropriate to do so.

            (b) All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the Servicing Standard.

            (c) Except as provided in 3.20(d) and the last sentence of Section 3.02(a), the Master Servicer or the Special Servicer, on behalf of the Trustee, shall not agree or consent to any modification, waiver or amendment of any term of any Mortgage Loan that would:

                  (i) affect the amount or timing of any related payment of principal, interest or other amount (including Prepayment Premiums, but excluding default interest and amounts payable as additional servicing compensation) payable thereunder;

                  (ii) affect the  obligation of the related  Mortgagor to pay a
            Prepayment Premium or permit a Principal Prepayment during any period in which the related Mortgage Note prohibits Principal Prepayments;

                  (iii) except as expressly contemplated by the related Mortgage or pursuant to Section 3.09(e), result in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as determined by an appraisal by an Independent Appraiser delivered to the Special Servicer at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released;

                  (iv) in the  reasonable,  good  faith  judgment  of the Master
            Servicer or the Special Servicer, as applicable, otherwise materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

            (d) Notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d) and the rights of the Controlling Class Representative set forth in Section 6.11, the Special Servicer may (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest or any Prepayment Premium, (ii) reduce the amount of the monthly payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan and/or (iv) accept a principal prepayment on any Specially Serviced Mortgage Loan during any Lockout Period; provided that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Mortgage Loan to Certificateholders on a net present value basis documented to the Trustee (the relevant discounting of amounts that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate) and (C) such modification, waiver or amendment would not both (1) effect an exchange or reissuance of the Mortgage Loan under Section 1001 of the Code (and the Treasury regulations promulgated thereunder) and (2) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions.

            In addition, notwithstanding Section 3.20(c), but subject to the third paragraph of this Section 3.20(d) and Section 6.11, the Special Servicer may extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an appraisal in accordance with the Standards of the Appraisal Institute of the related Mortgaged Property, performed by an Independent Appraiser, in connection with such extension, which appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will the Special Servicer (i) extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or (ii) if the Mortgage Loan is secured by a Ground Lease, extend the maturity date of such Mortgage Loan beyond a date which is less than 10 years prior to the expiration of the term of such Ground Lease.

            The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 3.20(d) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Controlling Class Representative, the Master Servicer and the Rating Agencies and describing in reasonable detail the basis for the Special Servicer's determination. The Special Servicer shall append to such Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (e) Any payment of interest that is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this Agreement together with interest thereon.

            (f) The Special Servicer and the Master Servicer, as applicable, may, as a condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer or the Master Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (g) The Master Servicer and the Special Servicer, as applicable, shall notify any related Sub-Servicers, the Rating Agencies, the Trustee, the Controlling Class Representative and, in the case of the Special Servicer, the Master Servicer, in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the Custodian (with a copy to the Master Servicer) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be sent to the Controlling Class Representative and otherwise be made available for review upon prior request during normal business hours at the offices of the Trustee.

            (h) If, with respect to any Defeasance Loan, the Master Servicer shall receive a notice from the related Mortgagor that it intends to defease the related Defeasance Loan in accordance with the terms thereof, except as set forth below, the Master Servicer shall (a) promptly respond to such notice in a manner which would require that the Mortgagor pledge Defeasance Collateral in lieu of such prepayment pursuant to the terms of the related Mortgage Note, (b) notify each Rating Agency, the Trustee, the Controlling Class Representative and the Underwriters in writing of the request to defease a Mortgage Loan and (c) upon the written confirmation from each Rating Agency described in the next paragraph, take such further action as provided in such Mortgage Note to effectuate such pledge, including the purchase and perfection of the Defeasance Collateral in the name of the Trustee, as trustee for the registered holders of Commercial Mortgage Acceptance Corp., Commercial Mortgage Pass-Through Certificates, Series 1998-C2.

            Notwithstanding the above, the Master Servicer shall not permit a pledge of Defeasance Collateral in lieu of prepayment under a Defeasance Loan if
(i) such defeasance would occur within two years of the Startup Day, (ii) such Defeasance Loan (or any applicable agreement executed in connection with the related defeasance) provides that the Mortgagor will be liable for any shortfalls from the Defeasance Collateral or otherwise become subjected to recourse liability with respect to the Defeasance Loan, (iii) such defeasance would result in a new Mortgagor (other than a new entity that will hold the Defeasance Collateral) on the Defeasance Loan (unless such new Mortgagor is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan), (iv) any Rating Agency does not confirm in writing to the Master Servicer that the acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a downgrade, withdrawal or qualification of the ratings then assigned by it to any Class of Certificates, or (v) to the extent permitted in the related Mortgage Loan documents, the related Mortgagor does not pay all costs incurred in connection with such defeasance.

            (i) [RESERVED]

            (j) The Special Servicer shall not consent to the modification, waiver or amendment of a Lease Enhancement Policy without receiving prior written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, downgrade or withdrawal of the ratings on the Certificates or the prior written consent of each Rating Agency. The Master Servicer shall not consent to any modification, waiver or amendment of any Lease Enhancement Policy.

            (k) With respect to a Mortgage Loan secured by a Mortgaged Property which is a hospitality property and to the extent the related loan documents permit, neither the Master Servicer nor the Special Servicer shall consent to any change in the franchise affiliation of such Mortgaged Property without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates; provided, that with respect to DCR, such prior written confirmation shall be required only for Mortgage Loans with a Stated Principal Balances at the time of determination equal to or in excess of 2% of the aggregate Stated Principal Balance of all Mortgage Loans and in all events, the Master Servicer or the Special Servicer, as applicable shall provide a written recommendation as to whether such confirmation is appropriate.

            (l) With respect to any Mortgage Loan that, at the time of determination, has a Stated Principal Balance either (i) in excess of 5% of the aggregate Stated Principal Balance of all Mortgage Loans or (ii) in excess of $20 million, neither the Master Servicer nor the Special Servicer, as applicable, shall approve a change of the property manager without receiving the prior written confirmation from the Rating Agencies that such action would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Certificates.

            SECTION 3.21. Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

            (a) Upon  determining  that a Servicing  Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan either in the Master
Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to the Master Servicer without undue burden or expense, and reasonably requested by the Special
Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the Servicing File, the Master Servicer shall have such period of time as reasonably necessary to make such delivery.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special Servicer within five Business Days of the occurrence, to the Master Servicer (or such other Person as may be directed by the Master Servicer) and upon giving such notice, and returning such Servicing File, to the Master Servicer (or such other Person as may be directed by the Master Servicer), the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c) On or before each Determination Date, the Special Servicer shall deliver to the Master Servicer and each Rating Agency (or such other Person as may be directed by the Master Servicer) a statement in writing and in computer readable format (the form of such statement to be agreed upon by the Master Servicer and the Special Servicer) describing, on a loan-by-loan and property-by-property basis, (1) insofar as it relates to Specially Serviced Mortgage Loans and REO Properties, the information described in clauses (x) through (xiv) of Section 4.02(a) and, insofar as it relates to the Special Servicer, the information described in clauses (xxv) and (xxvi) of Section 4.02(a), (2) the amount of all payments, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each Specially Serviced Mortgage Loan during the related Collection Period, and the amount of all REO Revenues, Insurance Proceeds and Liquidation Proceeds received, and the amount of any Realized Loss incurred, with respect to each REO Property during the related Collection Period and (3) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Master Servicer reasonably requests to enable it to perform its responsibilities under this Agreement. Notwithstanding the foregoing provisions of this subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information reasonably available to the Master Servicer required by the Special Servicer to perform its duties under this Agreement.

            SECTION 3.22.     Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or may terminate such subservicing agreement without cause and without payment of any penalty or termination fee (unless the Sub-Servicer under such Sub-Servicing Agreement was a Sub-Servicer as of the Closing Date);
(iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, and that the Trustee or its designee shall assume the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder, unless the Trustee may terminate the Sub-Servicing Agreement as contemplated by the immediately preceding clause
(ii); (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Special Servicer contemplated by Section 3.20 hereof without the consent of such Special Servicer; and (vi) does not permit the Sub-Servicer any rights of indemnification that may be satisfied out of assets of the Trust Fund other than those specifically set forth in the related Mortgage Loan documents. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall be subject to Section 3.21 hereof with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer each shall deliver to the Trustee and to each other copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d) and 4.03(d), such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Sub-Servicing Agreement, the Master Servicer and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

            (d) In the event of the resignation, removal or other termination of
Midland Loan Services, Inc. or any successor Master Servicer hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination: (i) to assume the rights and obligations of the Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer), (iii) subject to the terms of the next paragraph, to terminate such Sub-Servicing Agreement without cause and without the requirement to pay any fee related to such termination, provided that no Person that was a Sub-Servicer as of September 1, 1998, may be terminated without cause, or (iv) to terminate the Sub-Servicing Agreement if an Event of Default (as defined in such Sub-Servicing Agreement) has occurred and is continuing or either of the events set forth in clauses (i) or (ii) of the following paragraph has occurred and is continuing, in each case without penalty.

            Each Sub-Servicing Agreement in effect as of September 1, 1998, provides, among other things, that the Master Servicer may at its sole option, terminate any rights the Sub-Servicer may have thereunder with respect to any or all Mortgage Loans without cause or penalty if any of the Rating Agencies (i) reduces the rating assigned to one or more Classes of the respective Certificates as a result of the sub-servicing of the Mortgage Loans by the Sub-Servicer, or (ii) advise the Master Servicer or the Trustee that it will cause a qualification, downgrade or withdrawal of such rating due to the continued servicing by the Sub-Servicer.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible.

            SECTION 3.23.     Representations,   Warranties   and  Covenants  of
                              Master Servicer and Special Servicer.

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that:

                  (i) The Master  Servicer  is a  corporation,  duly  organized, validly existing and in good standing under the laws of the State of Delaware, and the Master Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement and the Meidinger Tower Agreement.

                  (ii) The  execution  and  delivery of this  Agreement  and the
            Meidinger Tower Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement and the Meidinger Tower Agreement by the Master Servicer, will not violate the Master Servicer's certificate of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets the default or breach of which, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the Meidinger Tower Agreement or the financial condition of the Master Servicer.

                  (iii) The Master  Servicer has the full power and authority to enter into and consummate all transactions of the Master Servicer contemplated by this Agreement and the Meidinger Tower Agreement, has duly authorized the execution, delivery and performance of this Agreement and the Meidinger Tower Agreement, and has duly executed and delivered this Agreement and the Meidinger Tower Agreement.

                  (iv) This Agreement and the Meidinger Tower Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master
            Servicer in accordance with the terms hereof, subject to (A) applicable receivership, bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and the Meidinger Tower Agreement and its performance and compliance with the terms of this Agreement and the Meidinger Tower Agreement does not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment could materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the Meidinger Tower Agreement or the financial condition of the Master Servicer.

                  (vi) No  litigation  is pending  or, to the best of the Master
            Servicer's knowledge, threatened, against the Master Servicer that would prohibit the Master Servicer from entering into this Agreement or the Meidinger Tower Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the Meidinger Tower Agreement or the financial condition of the Master Servicer.

                  (vii) Each officer, and employee,  of the Master Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage as, and to the extent, required by
            Section 3.07(c).

                  (viii) The  consolidated  net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, is not less than $15,000,000.

                  (ix) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the Meidinger Tower Agreement or the consummation of the transactions of the Master Servicer contemplated by this Agreement or the Meidinger Tower Agreement has been obtained and is effective.

                  (x) The  Master  Servicer  possesses  all  insurance  required pursuant to Section 3.07(c) of this Agreement and the Meidinger Tower Agreement.

            (b) The Special  Servicer,  in such capacity,  hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Master Servicer, as of the Closing Date, that:

                  (i) The Special  Servicer is a  corporation,  duly  organized, validly existing and in good standing under the laws of the State of Delaware, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement and the Meidinger Tower Agreement.

                  (ii) The  execution  and  delivery of this  Agreement  and the
            Meidinger Tower Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement and the Meidinger Tower Agreement by the Special Servicer, will not violate the Special Servicer's certificate of incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound, the default or breach of which, in the Special Servicer's good faith and reasonable judgment, is reasonably likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this

            Agreement  or  the  Meidinger   Tower  Agreement  or  the  financial
            condition of the Special Servicer.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions of the Special Servicer contemplated by this Agreement and the Meidinger Tower Agreement, has duly authorized the execution, delivery and performance of this Agreement and the Meidinger Tower Agreement, and has duly executed and delivered this Agreement and the Meidinger Tower Agreement.

                  (iv) This Agreement and the Meidinger Tower Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The  Special  Servicer  is not in  violation  of,  and its execution and delivery of this Agreement and the Meidinger Tower Agreement and its performance and compliance with the terms of this Agreement and the Meidinger Tower Agreement does not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, could materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the Meidinger Tower Agreement or the financial condition of the Special Servicer.

                  (vi) No  litigation  is pending or, to the best of the Special
            Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or the Meidinger Tower Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the Meidinger Tower Agreement or the financial condition of the Special Servicer.

                  (vii) Each officer,  and employee of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                  (viii) Any consent,  approval,  authorization  or order of any court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special Servicer with this Agreement or the Meidinger Tower Agreement or the consummation of the transactions of the Special Servicer contemplated by this Agreement and the Meidinger Tower Agreement has been obtained and is effective.

                  (ix) The Special  Servicer  possesses all  insurance  required pursuant to Section 3.07(c) of this Agreement and the Meidinger Tower Agreement.

            (c) The representations and warranties of the Master Servicer and the Special Servicer, set forth in Sections 3.23(a) and (b), respectively, shall survive the execution and delivery of this Agreement and the Meidinger Tower Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties.

            (d) Any  successor  Master  Servicer  or Special  Servicer  shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.23(a) or (b), subject to such appropriate modifications to the representation and warranty set forth in
Section 3.23(a)(i) or 3.23(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            (e) The Master Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Master Servicer and used by the Master Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000. The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Master Servicer, and the Master Servicer shall not be responsible for the accuracy or integrity of any data or calculations provided to the Master Servicer by any third party. A breach of the covenant set forth in this Section 3.23(e) shall constitute an Event of Default pursuant to Section 7.01(x) and such Event of Default shall be subject to the remedies set forth in
Article VII.

            (f) The Special Servicer covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Special Servicer and used by the Special Servicer in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000. The foregoing matters extend and relate only to the internal functioning of the software and hardware maintained by the Special Servicer, and the Special Servicer shall not be responsible for the accuracy or integrity of any data or calculations provided to the Special Servicer by any third party. A breach of the covenant set forth in this Section 3.23(f) shall constitute an Event of Default pursuant to Section 7.01(xi) and such Event of Default shall be the sole remedy against the Special Servicer for the breach of this covenant.

            SECTION 3.24.     Sub-Servicing    Agreement    Representation   and
                              Warranty.

            (a) The Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Sections 3.22(a) and the second paragraph of 3.22(d) in all material respects.

                                   ARTICLE IV
                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01.     Distributions.

            (a) On each Distribution Date, the Paying Agent shall (except as otherwise provided in Section 9.01), based solely on information provided by the Master Servicer and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through (viii), in each case to the extent of the remaining portion of the Available Distribution Amount, in the following order of priority:

                  (i) to  distributions of interest to the Holders of the Senior
            Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to distributions of principal to the Holders of the Class
            A-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

                  (iii) after the Class Principal Balance of the Class A-1 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1 Certificates pursuant to clause (ii) above);

                  (iv) after the Class Principal Balance of each of the Class A-1 and Class A-2 Certificates has been reduced to zero, to distributions of principal to the holders of the Class A-3 Certificates in an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the Principal Distribution Amount for such Distribution Date, less any portion thereof distributed in respect of the Class A-1 and/or Class A-2 Certificates;

                  (v) to  distributions  to the Holders of the Class A-1,  Class
            A-2 and Class A-3 Certificates, pro rata, in accordance with the outstanding

            Class Principal Balances of each such Classes of Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (vi) to  distributions of interest to the Holders of the Class
            B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (vii) after the Class  Principal  Balance of each of the Class
            A-1, Class A-2 and Class A-3 Certificates has been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (viii) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (ix) to  distributions of interest to the Holders of the Class
            C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates;

                  (x) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3 and Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xi) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xii) to distributions of interest to the Holders of the Class
            D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class D Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiii) after the Class Principal  Balance of each of the Class
            A-1, Class A-2, Class A-3, Class B and Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xiv) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xv) to  distributions of interest to the Holders of the Class
            E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvi) after the Class  Principal  Balance of each of the Class
            A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution

            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xvii) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xviii) to  distributions  of  interest  to the Holders of the
            Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xix) after the Class  Principal  Balance of each of the Class
            A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xx) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxi) to distributions of interest to the Holders of the Class
            G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxii) after the Class Principal  Balance of each of the Class
            A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates has been reduced to zero, to distributions of principal to the

            Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxiii)  to  distributions  to  the  Holders  of the  Class  G
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxiv) to  distributions of interest to the Holders of Class H
            Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxv) after the Class  Principal  Balance of each of the Class
            A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxvi) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxvii) to distributions of interest to the Holders of Class J
            Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxviii)  after the  Class  Principal  Balance  of each of the
            Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxix) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxx) to  distributions  of interest to the Holders of Class K
            Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxi) after the Class Principal  Balance of each of the Class
            A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clauses of this Section 4.01(a));

                  (xxxii)  to  distributions  to  the  Holders  of the  Class  K
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxxiii) to  distributions of interest to the Holders of Class
            L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxiv) after the Class Principal Balance of each of the Class
            A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clauses of this Section 4.01(a));

                  (xxxv) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

                  (xxxvi) to distributions of interest to the Holders of Class M
            Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxvii)  after the  Class  Principal  Balance  of each of the
            Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clauses of this Section 4.01(a));

                  (xxxviii)  to  distributions  to the  Holders  of the  Class M
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class; and

                  (xxxix)  to  distributions  to the  Holders  of the  Class R-I
            Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxxviii) above.

            After the Certificate Balance of the Subordinate Certificates has been reduced to zero, distributions of principal will be made in respect of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata.

            (b) On each Distribution  Date, the Paying Agent shall withdraw from the Distribution Account any amount on deposit therein that represents Prepayment Premiums actually collected on the Mortgage Loans and any REO Loans during the related Collection Period and shall distribute such amount in respect of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class X Certificates, as additional interest, as follows:
Until the aggregate Certificate Principal Balance of the Sequential Pay Certificates has been reduced to zero, to the Holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates then entitled to distributions of principal with respect to such Mortgage Loan on such Distribution Date, in the case of each Class thereof, in an amount equal to the amount of each such Prepayment Premium, multiplied by (a) a fraction (which in no event may be greater than one) the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates over the relevant Discount Rate (as defined below), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan over the relevant Discount Rate, and (b) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. The portion, if any, of the Prepayment Premium remaining after any such payments to the Holders of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates will be distributed to the Holders of the Class X Certificates. The "Discount Rate" applicable to any Class of Sequential Pay Certificates will be equal to the yield (when compounded monthly) on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are two such U.S. Treasury issues (a) with the same coupon, the issue with the lower yield will be utilized, and (b) with maturity dates equally close to the maturity date for the prepaid Mortgage Loan, the issue with the earliest maturity date will be utilized.

            (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such

Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Paying Agent with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Register or to any other address of which the Paying Agent was subsequently notified in writing. If such check is returned to the Paying Agent, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Paying Agent shall be set aside by the Paying Agent and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Paying Agent has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Paying Agent shall, to the extent it is not required to dispose of such unclaimed funds otherwise in accordance with applicable state escheatment law, distribute the unclaimed funds to the Class R-I Certificateholder.

            (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor or the

Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository.

            (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (f) Except as otherwise provided in Section 9.01, whenever the Paying Agent expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Paying Agent shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                  (i) the Paying Agent expects that the final  distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest  shall accrue on such  Certificates  from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the first anniversary following delivery of the second notice, the Paying Agent shall dispose of all unclaimed funds and other assets in accordance with applicable state law.

            (g) Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Paying Agent does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholders.

            (h) All distributions made in respect of any Class of Certificates (other than the Class X Certificates) on each Distribution Date pursuant to
Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of its corresponding REMIC II Regular Interest set forth in the Preliminary Statement hereto; all interest distributions made in respect of each Component of the Class X Certificates on each Distribution Date pursuant to Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the REMIC II Regular Interest corresponding to the Class of Certificates having the same alphabetical and numerical (if any) designation as such Component to the extent of one month's interest accrued at a rate equal to the Pass-Through Rate for such Component on the Uncertificated Principal Balance of such REMIC II Regular Interest immediately prior to such Distribution Date.

            (i) On each Distribution Date, the portion of the Available Distribution Amount for such date distributed in respect of the Regular Certificates pursuant to Section 4.01(a), 4.01(b) or 9.01 shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

                  (i) as deemed  distributions  of  interest  in  respect of the
            REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest in respect of each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

                  (ii) as deemed  distributions  of  principal in respect of the
            REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the excess, if any, of the

            Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (or successor REO Loan) that will be outstanding immediately following such Distribution Date; and

                  (iii) as deemed distributions in respect of the REMIC I Regular Interests, in an amount equal to, pro rata in accordance with, and in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, allocated to each such REMIC I Regular Interest.

            (j)   Notwithstanding   anything   herein   to  the   contrary,   no
distributions shall be made to holders of the Grantor Trust Certificates, except pursuant to the terms of the Meidinger Tower Agreement.

            Any Prepayment Premium distributed to any Class of Certificates on any Distribution Date shall, in each case, be deemed to have been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Loan, as the case may be, in respect of which such premium was received.

            SECTION 4.02.     Statements   to   Certificateholders;   CSSA  Loan
                              File Report.

            (a) On each Distribution Date, the Trustee shall forward by mail (or by electronic transmission acceptable to the recipient) to all of the Holders of each Class of Regular Certificates, a statement (a "Distribution Date Statement"), as to the distributions made on such Distribution Date, based solely on information provided to it by the Master Servicer and the Special Servicer, setting forth:

                  (i) the amount of the distribution on such  Distribution  Date to the Holders of each Class of Regular Certificates in reduction of the Class Principal Balance thereof;

                  (ii) the amount of the distribution on such  Distribution Date to the Holders of each Class of Regular Certificates allocable to Distributable Certificate Interest;

                  (iii) the amount of the distribution on such Distribution Date to the Holders of each Class of Regular Certificates allocable to Prepayment Premiums;

                  (iv) the amount of the distribution on such  Distribution Date to the Holders of each Class of Regular Certificates in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses;

                  (v)   the    Available    Distribution    Amount    for   such
            Distribution Date;

                  (vi) (a) the aggregate  amount of P&I Advances made in respect of such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master Servicer or the Trustee in respect of such unreimbursed P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date and (b) the aggregate amount of Servicing Advances as of the close of business on the related Determination Date;

                  (vii) the aggregate unpaid  principal  balance of the Mortgage
            Pool outstanding as of the close of business on the related Determination Date;

                  (viii) the aggregate Stated Principal  Balance of the Mortgage
            Pool outstanding immediately before and immediately after such Distribution Date;

                  (ix) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the close of business on the related Determination Date;

                  (x) the number,  aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated Principal Balance (immediately after such Distribution Date) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent more than 89 days, and (D) as to which foreclosure proceedings have been commenced;

                  (xi) as to each  Mortgage  Loan  referred to in the  preceding clause (x) above, (A) the loan number thereof, (B) the Stated Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

                  (xii) with respect to any Mortgage Loan as to which a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such

            Liquidation  Event  (separately   identifying  the  portion  thereof
            allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in connection with such Liquidation Event;

                  (xiii) with respect to any REO Property  included in the Trust
            Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent;

                  (xiv) with respect to any REO  Property  included in the Trust
            Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related REO Loan in connection with such Final Recovery Determination;

                  (xv)  the Accrued  Certificate  Interest  and  Distributable
            Certificate   Interest   in  respect  of  each  Class  of  Regular
            Certificates for such Distribution Date;

                  (xvi) any unpaid Distributable Certificate Interest in respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

                  (xvii) the Pass-Through Rate for each Class of Regular Certificates for such Distribution Date;

                  (xviii)   the   Principal   Distribution   Amount   for   such
            Distribution Date, separately identifying the respective components thereof (and, in the case of any Principal Prepayment or other unscheduled collection of principal received during the related Collection Period, the loan number for the related Mortgage Loan and the amount of such prepayment or other collection of principal);

                  (xix) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection Period;

                  (xx) the aggregate of all Realized Losses and Additional Trust
            Fund Expenses that were allocated on such Distribution Date;

                  (xxi) the Class  Principal  Balance  of each  Class of Regular
            Certificates (other than the Class X Certificates) and the Component

            Notional Amount of each Component outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

                  (xxii) the Certificate Factor for each Class of Regular Certificates immediately following such Distribution Date;

                  (xxiii) the aggregate  amount of interest on P&I Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 4.03(d);

                  (xxiv) the aggregate amount of interest on Servicing  Advances paid to the Master Servicer and the Trustee during the related Collection Period in accordance with Section 3.03(d);

                  (xxv)  the  aggregate  amount  of  servicing  fees paid to the
            Master  Servicer  and  the  Special   Servicer,   collectively   and
            separately, during the related Collection Period;

                  (xxvi) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement during the related Collection Period; and

                  (xxvii) the amounts, if any, actually distributed with respect to the Class R-I Certificates, Class R-II Certificates and Class R-III Certificates on such Distribution Date.

            In the case of information to be furnished pursuant to clauses (i) through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. In the case of information provided to the Trustee as a basis for information to be furnished pursuant to clauses (x) through (xiii), and (xxiv) above, insofar as the underlying information is solely within the control of the Special Servicer, the Trustee and the Master Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            The Trustee may rely on and shall not be responsible, absent manifest error, for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            The Trustee shall provide by first class mail or make available on the Trustee's Internet Website on each Distribution Date to each Certificateholder, the Depositor, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor (on diskette or via such other electronic medium as is mutually acceptable to the Trustee and the recipient) a copy of the following nine reports or in the case of reports to Persons designated in writing by the Depositor, any of the following nine reports delivered to it by the Master Servicer pursuant to Section 3.12(c): (i) the Delinquent Loan Status Report, (ii) the Historical Loss Estimate Report,
(iii) the Historical Loan Modification Report, (iv) the REO Status Report, (v) the Watch List, (vi) a Loan Payoff Notification Report, (vii) a Comparative Financial Status Report, (viii) an Operating Statement Analysis and (ix) an NOI Adjustment Worksheet. The Trustee shall provide or make available on each Distribution Date to each Certificateholder, the Underwriters, the Depositor, each Rating Agency and each other Person that received a Distribution Date Statement on such Distribution Date a hard copy (or by an electronic medium acceptable to the recipient) of the CSSA Loan File Report and the CSSA Property File Report relating to any Distribution Date by electronic medium (including computer diskette) to the Controlling Class Representative, each Rating Agency and, upon written request, to either Underwriter and to any Certificateholder or Certificate Owner entitled to receive a hard copy thereof. Absent manifest error, none of the Master Servicer or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or the Special Servicer, as applicable. The Trustee shall not be responsible, absent manifest error, for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Trustee, the Master Servicer nor the
Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

            On each Distribution Date, the Trustee shall provide or make available a copy of each Comparative Financial Status Report that it receives from the Master Servicer to the Depositor, the Underwriters, and each Rating Agency pursuant to Section 3.12(c). Any Certificateholder may obtain a copy of each Comparative Financial Status Report upon written request to the Trustee. Upon specific written request, the Trustee shall deliver a copy of each NOI Adjustment Worksheet that it receives from the Master Servicer pursuant to
Section 3.12(c) to the Depositor and each Rating Agency. The Trustee shall automatically deliver a copy of each annual Operating Statement Analysis that it receives from the Master Servicer pursuant to Section 3.12(c) to each Rating Agency and the Underwriters on April 30th of such year. The Trustee shall provide or make available a copy of each annual Operating Statement Analysis that it receives from the Master Servicer pursuant to Section 3.12(c) to the Depositor. Any Certificateholder may obtain a copy of any NOI Adjustment Worksheet or Operating Statement Analysis in the possession of the Trustee upon written request and at the expense of such Certificateholder.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to Section 4.02(a)(i), (ii), (iii) and (iv) above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

            On each Distribution Date, the Trustee shall provide or make available to the holders of the Class R-I, Class R-II and Class R-III Certificates, which initially is the Trepp Group (at 477 Madison Avenue, 18th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), a copy of the reports forwarded to the Holders of the Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R-I and Class R-II Certificates on such Distribution Date. Subsequent holders of the Class R-I, Class R-II or Class R-III Certificates shall notify the Trustee of their address.

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive Certificate evidencing its ownership interest in the related Class of Book Entry Certificates, then the Trustee shall mail or cause the mailing of such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Trustee shall be furnished to any such Person via overnight courier delivery or telecopy from the Trustee; provided that the cost of such overnight courier delivery or telecopy shall be an expense of the party requesting such information.

            The Trustee shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special Servicer or Master Servicer, as applicable, and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Trustee or the Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Trustee, Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b) Not later than 1:30 P.M. on the second Business Day following each Determination Date the Master Servicer shall furnish to the Trustee, the Rating Agencies, the Depositor and the Underwriters, by electronic transmission (or in such other form to which the Trustee, the Underwriters or the Depositor, as the case may be, and the Master Servicer may agree), with a hard copy of such transmitted information to follow not later than the third Business Day following such Determination Date, an accurate and complete CSSA Loan File Report providing the required information for the Mortgage Loans as of such Determination Date.

            In the performance of its obligations set forth in Section 4.05 and its other duties hereunder, the Trustee may conclusively rely on the CSSA Loan File Report provided to it by the Master Servicer, and the Trustee shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicer. In the case of information to be furnished by the Master Servicer to the Trustee pursuant to this Section 4.02(b), insofar as such information is solely within the control of the Special Servicer, the Master Servicer shall have no obligation to provide such information until it has received such information from the Special Servicer, shall not be in default hereunder due to a delay in providing the CSSA Loan File Report caused by the Special Servicer's failure to timely provide any report required under this Agreement and may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            The  Trustee  shall make  available  each month,  to any  interested party, the Distribution Date Statement via the Trustee's Website, electronic bulletin board and its fax-on-demand service. In addition, the Trustee shall make available each month the Unrestricted Servicer Reports on the Trustee's Internet Website. The Trustee's Internet Website will initially be located at "www.securitieslink.net/cmbs". In addition, the Trustee shall also make Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Internet Website. In addition, the Trustee shall make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws), the Pooling and Servicing Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website. The Trustee makes no representations or warranties and shall not be responsible for the accuracy or completeness of such documents.

            The Trustee shall make available each month the Restricted Servicer Reports, to any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, the Rating Agencies, the Underwriters and to any of the parties to this Agreement (collectively, "Privileged Persons") via the Trustee's Internet Website with the use of a password provided by the Trustee to such person upon receipt by the Trustee from such person of a certification in the form attached as Exhibit W-1 or W-2 hereto; provided, however, that the Rating Agencies, and the parties hereto are not required to provide such certification.

            In connection with providing access to the Trustee's Internet Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

            (c) Notwithstanding anything herein to the contrary, no statements shall be sent to holders of the Grantor Trust Certificates, except pursuant to the terms of the Meidinger Tower Agreement.

            SECTION 4.03.     P&I Advances.

            (a) On or before 2:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall (i) apply amounts held in the Certificate
Account received after the Determination Date with respect to the related Collection Period or for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances, or (ii) if such amounts are insufficient to discharge such obligation, subject to Section 4.03(c) below, remit from its own funds to the Paying Agent for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date. The Master Servicer may also make P&I Advances in the form of any combination of clauses (i) and
(ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy 816-435-2327 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone 816-435-5000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such P&I Advance Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply.

            (b) The aggregate amount of P&I Advances to be made by the Master Servicer or the Trustee in respect of any Distribution Date shall, subject to
Section 4.03(c) below, equal the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and any related Recovery Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including received as net income from REO Properties) as of the close of business on the related Determination Date; provided, that, (i) if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Monthly Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer shall, as to such Mortgage Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction (net of related Master Servicing Fees and any related Recovery Fees) in the event of subsequent delinquencies thereon; and (ii) if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists with respect to such Required Appraisal Loan, the Master Servicer or the Trustee will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan (or in the case of the Meidinger Tower Loan, the Meidinger Senior Interest) only an amount equal to (1) the product of (A) the amount of the interest component of the P&I Advance for such Mortgage Loan that would otherwise be required without regard to this clause (ii), multiplied by (B) a fraction, the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan, plus (2) the principal amount of the P&I Advance for such Mortgage Loan.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officers'

Certificate delivered to the Controlling Class Representative, the Trustee, the Rating Agencies and the Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination, related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the Master Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by the Master Servicer. The Trustee shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance (and with respect to a P&I Advance, the Trustee, as applicable, shall rely on the Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the Trustee determines that it does not have sufficient time to make such determination); provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such P&I Advance would be a Nonrecoverable Advance, the Trustee shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee, in good faith, makes a determination prior to the times specified in
Section 4.03(a) that such P&I Advance would be a Nonrecoverable Advance. The Trustee in determining whether or not a P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

            (d) In connection with the recovery by the Master Servicer or the Trustee of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), if default interest and late charges on the related Mortgage Loan shall be insufficient therefor, the Master Servicer shall be entitled to pay itself and the Trustee out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time compounded annually, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to the Meidinger Tower Loan for the period commencing on the date of such P&I Advance and ending on the date on which a remittance is required to be made to the Master Servicer pursuant to the Meidinger Tower Agreement. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose have been received by the Master Servicer, and in no event shall interest accrue in accordance with this
Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by the Master Servicer as of the related P&I Advance Date.

            (e) In addition to its other obligations under this Section 4.03, the Master Servicer shall make P&I Advances as required pursuant to Section 4.03 of the

Meidinger Tower Agreement. If the Master Servicer shall not have made any P&I Advance required to be made pursuant to Section 4.03 of the Meidinger Tower Agreement (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy 816-435-2327 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone 816-435-5000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m., New York City time, on such Distribution Date. If the Trustee does not receive the full amount of such P&I Advance by 10:00 a.m., New York City time, on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 11:00 a.m., New York City time, on such related Distribution Date make the portion of such P&I Advance that was required to be, but was not, made by the Master Servicer on such Distribution Date, and (ii) the provisions of Sections 7.01 and 7.02 shall apply.

            SECTION 4.04.     Allocation   of   Realized  Losses and  Additional
                              Trust Fund Expenses.

            (a) On each Distribution Date, prior to the distributions to be made on such date pursuant to Section 4.01, the Paying Agent shall allocate to the respective Classes of Regular Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-Off Date through the end of the related Collection Period, and in any event that were not previously allocated pursuant to this
Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate Certificate Principal Balance of the Regular Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool to be outstanding immediately following such Distribution Date: first, to the Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, until the respective remaining Class Principal Balance of each such Class has been reduced to zero and second, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in accordance with the outstanding Certificate Principal Balances of such Classes of Certificates, until the remaining Class Principal Balance of each such Class has been reduced to zero. All Realized Losses and Additional Trust Fund Expenses, if any, that have not been allocated to the Regular Certificates as of the Distribution Date on which the aggregate Certificate Principal Balance of such Certificates has been reduced to zero, shall be deemed allocated to the Residual Certificates.

            (b) Each Realized Loss and Additional Trust Fund Expense, if any, allocated to any Regular Certificates on any Distribution Date shall be deemed to have first been allocated to the corresponding class of REMIC II Regular Interest with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest.

            (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(i), the Uncertified Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

            SECTION 4.05.     Calculations.

            The Paying Agent shall, provided it receives the necessary information from the Master Servicer and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section 4.01,
Section 5.02(d) and Article IX and the actual and deemed allocations of Realized Losses and Additional Trust Fund Expenses to be made pursuant to Section 4.04. The Paying Agent shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the Paying Agent shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or Master Servicer. The calculations by the Paying Agent of such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06.     Use of Agents.

            The Master Servicer, the Special Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer, the Special Servicer or the Trustee from any of such obligations, and the Master Servicer, the Special Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact (other than with respect to limited powers-of-attorney delivered by the Trustee to the Master Servicer, the Special Servicer or Special Servicer pursuant to Section 2.03(b) and 3.01(b), as applicable, in which case the Trustee shall have no such responsibility).

                                    ARTICLE V

                                THE CERTIFICATES

                         SECTION 5.01. The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-19; provided, that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Sequential Pay Certificates and the Class X Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Regular Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances (or other denominations consistent with the requirements of the Depository) or initial Certificate Notional Amount, as the case may be, as of the Closing Date of not less than $1,000 in the case of the Registered Certificates, and not less than $250,000 in the case of the Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates, and in each such case in integral multiples of $1 in excess thereof. No more than one Grantor Trust Certificate shall be issued and outstanding at any time. The Residual Certificates will not have any Certificate Principal Balance or Certificate Notional Amount.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by the Certificate Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            SECTION 5.02.     Registration   of  Transfer   and   Exchange  of
                              Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar (located as of the Closing Date at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113), may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee (if the Trustee is not the Certificate Registrar), the Special Servicer and the Master Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its duties as Certificate Registrar. The Depositor, the Trustee (if it is no longer the Certificate Registrar), the Master Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or the initial transfer thereof by the Depositor or its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1 hereto, and a certificate from such Certificateholder's prospective transferee substantially in the form attached as either Exhibit F-2 hereto or as Exhibit F-3 hereto; or
(ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s)
as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and upon acquisition of such a Certificate shall be deemed to have agreed to, indemnify the Trustee, the Certificate Registrar and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the prohibited transactions restrictions of Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Subordinated Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (including, without limitation, any insurance company using assets in its general or separate account that may constitute "plan assets" of a Plan); provided, that (i) such a transfer may be made to an insurance company general account with respect to any Class of Subordinated Certificates which is eligible for exemptive relief under Section III of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), provided that the proposed transferee certifies that the conditions of Sections I, III and IV of PTE 95-60 are satisfied with respect to such transfer, and (ii) such a transfer may be made with respect to a Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificate if the prospective transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel (upon which the Certificate Registrar may conclusively rely) which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code. As a condition to its registration of the transfer of a Subordinated Certificate, the Certificate Registrar shall have the right to require the prospective transferee of such Certificate to execute a certification affidavit in the form attached as Exhibit G hereto.

            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                        (A) Each  Person  holding  or  acquiring  any  Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Master Servicer, the Paying Agent and the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

                        (B) In connection with any proposed Transfer of a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (in any case, a "Transfer Affidavit and Agreement"), from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                        (C) Notwithstanding the delivery of a Transfer Affidavit
                  and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of a Residual Certificate to such proposed Transferee shall be effected.

                        (D) Each  Person  holding  or  acquiring  any  Ownership
                  Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                        (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Master
                  Servicer and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

                  (ii) (A) If any purported  Transferee shall become a Holder of a  Residual  Certificate  in  violation  of the  provisions  of this
            Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
            Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (B) If any purported Transferee shall become a Holder of
            a Residual  Certificate  in  violation of the  restrictions  in this
            Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Certificate Registrar shall have the right, but not the obligation, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual
            Certificate to a qualified purchaser selected by the REMIC Administrator on such terms as the Certificate Registrar may choose. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Paying Agent to such purported Transferee. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

                  (iii) The  Certificate  Registrar  shall make available to the
            Internal Revenue Service and to those Persons specified by the REMIC Provisions any information in its possession which is necessary to compute any tax imposed (A) as a result of the Transfer of a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury Regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and the Master Servicer and the Special Servicer shall furnish to the Certificate Registrar all information in its possession necessary for the Certificate Registrar to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Certificate
            Registrar, the Master Servicer and the Special Servicer for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Registrar and the Master Servicer the following:

                        (A) written  confirmation from each Rating Agency to the
                  effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of any Class of Certificates; and

                        (B) an Opinion of Counsel, in form and substance satisfactory to the Certificate Registrar and the Master Servicer, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trust Fund), to the effect that doing so will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            (e) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

            (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (h) No fee or service charge shall be imposed for any transfer or exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (j) Upon request, the Certificate Registrar shall provide to the Master Servicer, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            SECTION 5.03.     Book-Entry Certificates.

            (a) Each Class of Sequential Pay Certificates and Class X Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) below, shall not be entitled to definitive, fully registered Certificates ("Definitive

Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Trustee, the Master Servicer, the Special Servicer, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, at the Depositor's expense, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such Class to the Certificate Owners identified in such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of Definitive Certificates. None of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as

Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            SECTION 5.04.     Mutilated,     Destroyed ,    Lost    or    Stolen
                              Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05.     Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                   ARTICLE VI

 THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE CONTROLLING
                              CLASS REPRESENTATIVE


            SECTION 6.01.     Liability   of   Depositor,  Master  Servicer  and
                              Special Servicer.

            The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

            SECTION 6.02. Merger, Consolidation or Conversion of Depositor or Master Servicer or Special Servicer.

            Subject to the following paragraph, the Depositor, the Master Servicer and the Special Servicer shall each keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Depositor, the Master Servicer or the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer or the Special Servicer, shall be the successor of the Depositor, the Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless (i) as evidenced in writing by the Rating Agencies, such succession will not result in qualification, downgrading or withdrawal of the ratings then assigned by the Rating Agencies to any Class of Certificates; (ii) in the case of a successor or surviving Person to the Master Servicer, such successor or surviving Person shall have a net worth (or, in the case of the initial Master Servicer, such successor or surviving Person and its immediate parent shall have a consolidated net worth) of not less than $15,000,000 and
(iii) such successor or surviving Person makes the representations and warranties substantially similar to those in Sections 2.04, 3.23(a) and 3.23(b), as applicable.

            SECTION 6.03.     Limitation  on  Liability  of   Depositor,  Master
                              Servicer and Special Servicer.

            None of the Depositor, the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or the Special
Servicer against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation or warranty made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of covenants, obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or reasonable expense incurred in connection with this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof; (ii) incurred in connection with any breach by such party of a representation or warranty made herein; (iii) incurred by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of covenants, obligations or duties hereunder; or (iv) incurred in connection with any violation of any state or federal securities law. None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related or incidental to its respective duties under this Agreement and, unless it is specifically required hereunder to bear the costs of such legal action, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall constitute a Servicing Advance, and the Depositor, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.05. In no event shall the Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of the last paragraph of Section 8.05.

            Each of the Master Servicer and the Special Servicer, as applicable, shall indemnify the Trust Fund against any loss, liability or reasonable expense incurred (i) in connection with any breach by it of a representation or warranty made by such party herein or (ii) by reason of willful misfeasance, bad faith or negligence on the part of such party in the performance of covenants, obligations or duties hereunder.

            SECTION 6.04. Resignation of Master Servicer and the Special Servicer; Assignment of Rights and Obligations

            The Master Servicer and, subject to Section 6.09, the Special Servicer shall resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the Master Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer or the Special Servicer, as the case may be, at the date of this Agreement). Any such determination requiring the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. Unless applicable law requires the Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with Section 7.02 hereof. Each of the Master Servicer and the Special Servicer shall have the right to resign at any other time and to assign its rights and obligations pursuant to this Agreement to a third party; provided, that, with respect to the successor to either the Master Servicer or the Special Servicer, (i) each of the Rating Agencies confirms in writing that the successor's appointment or the assignment by the Master Servicer or Special Servicer, as the case may be, will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any Class of Certificates, (ii) the resigning or assigning party pays all costs and expenses in connection with such transfer, (iii) the successor accepts appointment prior to the effectiveness of such resignation; and (iv) in the event of assignment by the Master Servicer to a third party, such third party satisfies all of the requirements for a successor Master Servicer set forth in Section 7.02.

            Consistent with the foregoing and except as provided in the preceding paragraph, neither the Master Servicer nor the Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or, except as provided in Sections 3.22 and 4.06, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder unless the requirements for resignation set forth in the immediately preceding paragraph are met. If, pursuant to any provision hereof, the duties of the Master Servicer or the Special Servicer are transferred to a successor thereto, the entire amount of compensation payable to the

Master Servicer or the Special Servicer, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall, except as otherwise provided herein, be payable to such successor.

            SECTION 6.05. Rights of Depositor and Trustee in Respect of Master Servicer and the Special Servicer.

            The Master Servicer and the Special Servicer shall each afford the Depositor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, each of the Master Servicer and, to the extent relevant to the performance of the Special Servicer's duties hereunder, the Special Servicer shall furnish the Depositor and the Trustee with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or Special Servicer hereunder or exercise the rights of the Master Servicer and the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, further provided, that the Depositor may not exercise any right pursuant to Section 7.01 to terminate the Master Servicer or the Special Servicer as a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is not obligated to supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06. Depositor, Master Servicer and Special Servicer to Cooperate with Trustee.

            The Depositor, the Master Servicer and the Special Servicer shall each furnish such reports, certifications and information as are reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

            SECTION 6.07.     Depositor,   Special  Servicer  and   Trustee   to
                              Cooperate with Master Servicer.

            The Depositor, the Special Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Master Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.08.     Depositor,   Master   Servicer   and   Trustee  to
                              Cooperate with Special Servicer.

            The Depositor, the Master Servicer and the Trustee shall each furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09.     Designation   of   Special    Servicer    by   the
                              Controlling Class.

            The Holder or Holders of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in Section
6.02 to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer by the delivery to the Trustee, the Master Servicer and the existing Special Servicer of a written notice stating such designation. Such Holder or Holders may also select a representative (the "Controlling Class Representative") which will have the rights specified in Section 6.11 or otherwise expressly provided herein. Such Holder or Holders shall promptly notify the Special Servicer of any such selection. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit I-1. Any costs or expenses incurred in connection with the replacement by such Holder or Holders of any Special Servicer previously appointed by such Holder or Holders, for which the circumstances of such replacement are other than those resulting from the resignation or termination of the Special Servicer pursuant to Sections
6.04 and 7.01, respectively, or the appointment of an alternative Special Servicer shall be borne by the Controlling Class. If such Holders have not replaced the Special Servicer within 30 days of such Special Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity the Trustee shall utilize its best efforts to designate a successor Special Servicer meeting the requirements set forth in Sections 6.02 and 7.02. The designated Person shall become the Special Servicer on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more
Classes of the Certificates. The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of an Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit I-2, executed by the designated Person. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning or terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, including, without limitation, any Recovery Fee or proportionate share thereof, and it shall continue to be entitled to the benefits of Section

6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.

            SECTION 6.10. Master Servicer or Special Servicer as Owner of a Certificate.

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect
to) any Certificate with the same rights it would have (except as otherwise set forth in the definition of "Certificateholder") if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this
Section 6.10, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have failed to object in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice within fifteen (15) days, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11.     The Controlling Class Representative.

            (a) The Controlling Class Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer in connection with a Specially Serviced Mortgage Loan, and, subject to the succeeding paragraph, the Special Servicer will not be permitted to take any of the following actions unless the Controlling Class Representative has approved such action in writing within ten Business Days of having been notified thereof and having been provided with all reasonably requested information with respect thereto (provided that if such written notice has not been received by the Special Servicer within ten Business Days, then the Controlling Class Representative's approval will be deemed to have been given):

                  (i) any foreclosure upon or comparable  conversion  (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

                  (ii) any modification of a monetary term of a Mortgage Loan;

                  (iii) any proposed  sale of a defaulted  Mortgage  Loan or REO
            Property (other than in connection with the termination of the Trust
            Fund);

                  (iv)  any acceptance of a discounted payoff;

                  (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

                  (vi) any release of collateral  (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

                  (vii) any  acceptance of  substitute or additional  collateral for a Mortgage Loan (other than in accordance with the terms of a Mortgage Loan);

                  (viii) any waiver of a "due-on-sale"  or  "due-on-encumbrance"
            clause (other than in accordance with the terms of a Mortgage Loan); and

                  (ix) any  acceptance  of an assumption  agreement  releasing a borrower from liability under a Mortgage Loan (other than in accordance with the terms of a Mortgage Loan).

            In addition,  the Controlling  Class  Representative  may direct the
Special Servicer to take, or to refrain from taking, such other actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Special Servicer shall provide the Controlling Class Representative with any information in the Special Servicer's possession with respect to such matters, including, without limitation, its reasons for determining to take a proposed action; provided that such information shall also be provided, in a written format, to the Trustee, who shall provide a copy thereof to the Master Servicer.

            (b) Notwithstanding anything herein to the contrary, no advice, direction or approval rights provided in this Section 6.11 (including pursuant to the preceding paragraph) may (and the Special Servicer shall ignore and act without regard to any such advice, direction or approval rights that the Special Servicer has determined in its reasonable, good faith judgment, will) require or cause the Special Servicer to violate any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard or expose the Master Servicer, the Special Servicer, the Trust Fund or the Trustee to liability, or materially expand the scope of the Special Servicer's responsibilities hereunder.

            (c) The Controlling Class  Representative  will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Controlling Class Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificates, that the Controlling Class Representative does not have any duties to the Holders of any Class of certificates other than the Controlling Class, and, absent willful misfeasance, bad faith or gross negligence on the part of the Controlling Class Representative, each Certificateholder agrees to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that the Controlling Class Representative will not be deemed to have been grossly negligent or reckless, or to have acted in bad faith or engaged in willful misfeasance or to have recklessly disregarded any obligations or duties by reason of its having acted solely in the interests of the Controlling Class and that the Controlling Class Representative will have no liability whatsoever for having so acted.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01.     Events of Default.

            (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer or the Special Servicer to deposit into the Certificate Account, or to deposit into, or any failure by the Master Servicer to remit to the Paying Agent for deposit into, the Distribution Account, any amount required to be so deposited or distributed by it under this Agreement; or

                  (ii) any failure by the Special  Servicer to deposit  into the
            REO Account or to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement; or

                  (iii) any  failure on the part of the Master  Servicer  or the
            Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer and the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (iv) any  breach  on the part of the  Master  Servicer  or the
            Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders, the Trustee, the Master Servicer or the Special Servicer and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be (with a copy to each other party hereto), by the Holders of Certificates entitled to at least 25% of the Voting Rights ;provided, however, that with respect to any such failure which is not curable within such 30-day period, the Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of thirty (30) days to effect such cure so long as the Master Servicer or the Special Servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

                  (v) a decree  or order of a court  or  agency  or  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (vi) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (vii) the Master Servicer or the Special  Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (viii) the  consolidated  net worth of the Master Servicer and of its direct or indirect parent, determined in accordance with generally accepted accounting principles, shall decline to less than $15,000,000; or

                  (ix) the Trustee shall have  received a written  notice from a
            Rating Agency (which the Trustee shall promptly forward to the Master

            Servicer or the Special Servicer as the case may be) to the effect that if the Master Servicer or Special Servicer continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be qualified, downgraded or withdrawn and the Trustee shall not have received a subsequent notice from such Rating Agency (within 90 days of receipt of the first notice) indicating anything to the contrary (and upon the 91st day the provisions of Section 7.01(b) shall apply); or

                  (x) the Master  Servicer or the Special  Servicer shall breach the covenant set forth in Section 3.23(d) or 3.23(e), respectively or;

                  (xi) an  Event  of  Default  which  does  not  arise out of an
            Initial Sub-Servicer Event of Default (as defined in the Meidinger Tower Agreement) shall have occurred and be continuing under the Meidinger Tower Agreement.

When a single entity acts as the Master Servicer and the Special Servicer, an Event of Default in one capacity shall constitute an Event of Default in the other capacity.

            (b) If any Event of Default described in clauses (i) - (viii) and clause (xi) of subsection (a) above shall occur with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 25% of the Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto and the Rating Agencies) terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (ix) or (x) of subsection (a) above shall occur with respect to the Master Servicer or, if applicable, the Special Servicer (in either case, under such circumstances, for purposes of this Section 7.01(b), the "Defaulting Party"), the Trustee shall, by notice in writing (to be sent immediately by facsimile transmission) to the Defaulting Party (with a copy of such notice to each other party hereto) and the Rating Agencies, terminate all of the rights (except as set forth below) and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this Agreement and in and to the Trust Fund, other than its rights, if any, as a Certificateholder hereunder. From and after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.

            (c) The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) in the case of the Master Servicer, the immediate transfer to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Master Servicer to the Certificate Account, the Distribution Account or a Servicing Account (if the Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of the terminated Master Servicer with respect to any Mortgage Loan or (ii) in the case of the Special Servicer, the transfer within two Business Days to the Trustee or a successor Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the REO Account, the Certificate Account or a Servicing Account or delivered to the Master Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of the terminated Special Servicer with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances, Recovery Fees payable to the terminated Special Servicer pursuant to Section 3.11(c), any amounts payable to the Master Servicer pursuant to the last sentence of Section 3.11(a) or otherwise, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

            (d) Any cost or expenses in connection with any actions to be taken by the Master Servicer or Special Servicer or the Trustee pursuant to Section 7.01(c) shall be borne by the Defaulting Party and if not paid by the Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such expense shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section
7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(xi) of subsection (a) above unless a Responsible Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by a Responsible Officer of the Trustee and such notice references the Certificates, the Trust Fund or this Agreement. SECTION 7.02. Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of the Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances, including, without limitation, in connection with any termination of the Master Servicer for an Event of Default described in clause 7.01(a)(x), the unmade P&I Advances that gave rise to such Event of Default; provided, that any failure to perform such duties or responsibilities caused by the Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation that accrue after the Trustee's succession which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder (other than Recovery Fees payable to the terminated Special Servicer pursuant to Section 7.01(c) and any amounts payable to the Master Servicer pursuant to the last sentence of Section 3.11(a)). Notwithstanding the above, the Trustee may, if it shall be unwilling in its sole discretion to so act as either Master Servicer or Special Servicer, as the case may be, or shall, if it is unable to so act as either Master Servicer or Special Servicer, as the case may be, if the Trustee is not approved as a Master Servicer or a Special Servicer, as the case may be, by any of the Rating Agencies or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates) or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of Section 6.02; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section
6.09. Except with respect to an appointment provided below, no appointment of a successor to the Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to the Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if the Master Servicer is the resigning or terminated party, and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than $15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates), as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03.     Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to the Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.09, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has written notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders and the Rating Agencies notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04.     Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clauses (i), (ii) or (x) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to Voting Rights with respect to the matters described above.

            SECTION 7.05.     Additional  Remedies  of  Trustee  Upon  Event  of
                              Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except with respect to an Event of Default pursuant to Section 7.01(a)(ix) for which the sole remedy shall be the termination of the Master Servicer (other than any obligations of the Master Servicer pursuant to Section 7.02) and as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Except as expressly provided in Article VIII, under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01.     Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II) to the extent specifically set forth herein, shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor or the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default,  and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                  (ii) The Trustee shall not be  personally  liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts if it was required to do so;

                  (iii) The Trustee shall not be personally  liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (iv) The protections,  immunities and indemnities  afforded to the Trustee hereunder shall also be available to it in its capacity as Paying Agent, Authenticating Agent, Certificate Registrar, REMIC Administrator and Custodian.

            SECTION 8.02.     Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01.

            (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

            (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or, except as provided in Section 10.01, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that nothing contained herein shall, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

            (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

            (vi) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the Trustee shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder;

            (vii) the Trustee shall not be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the Trustee is acting as Master Servicer or the Special Servicer) or the Depositor; and

            (viii) Neither the Trustee nor the Certificate  Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register and to examine the same to determine substantial compliance with the express requirements of this Agreement. The Trustee and Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

            SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee in Article II and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor or the Master Servicer or the Special Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Master Servicer or the Special Servicer. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Master Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

            SECTION 8.04.     Trustee May Own Certificates.

            The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

            SECTION 8.05. Fees and Expenses of Trustee; Indemnification of Trustee.

            (a) On each Distribution Date, the Trustee shall withdraw from the general funds on deposit in the Distribution Account, prior to any distributions to be made therefrom on such date, and pay to itself all earned but unpaid Trustee Fees, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. The Trustee Fee shall accrue from time to time at a rate equal to one-twelfth of the product of (a) the Trustee Fee Rate and (b) the aggregate Certificate Principal Balance of the Certificates. The Trustee Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933 of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund against any loss, liability or reasonable "out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this Agreement, the Mortgage Loans or the Certificates ("Trustee Liability"); provided, that neither the Trustee nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any liability specifically required to be borne by such Persons pursuant to the terms hereof, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's obligations and duties hereunder, or as may arise from a breach of any representation, warranty or covenant of the Trustee made herein. The provisions of this Section 8.05(b) and of Section 8.05(c) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            (c) If the Trustee Liability arises from the issuance or sale of the Certificates and the indemnification provided for in Section 8.05(b) is invalid or unenforceable, then the Trust Fund shall contribute to the amount paid or payable by the Trustee as a result of such Trustee Liability in such proportion as is appropriate to reflect the relative fault of any other parties on the one hand and the Trustee on the other in connection with the actions or omissions which resulted in such Trustee Liability, as well as any other relevant equitable considerations.

            SECTION 8.06.     Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state banking authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall also be an entity with a credit rating of at least "AA" by S&P and "A" by DCR or such other rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by any Rating Agency. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07; provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates, then upon the execution and delivery of such agreement the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and their respective Affiliates.

            SECTION 8.07.     Resignation and Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer and to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee acceptable to the Depositor by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee, and which appointment of successor trustee will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agencies to any Class of Certificates as confirmed in writing by each of the Rating Agencies. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the Certificateholders by the Master Servicer. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee shall fail, if the Trustee is the Paying Agent (other than by reason of the failure of either the Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's reasonable control), to timely deliver any report to be delivered by the Trustee pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the Paying Agent (if different from the Trustee) fails to make distributions required pursuant to Sections 3.05(b) or 4.01, then the Depositor may remove the Trustee and appoint a successor trustee, if necessary, acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time (with or without cause) remove the Trustee and appoint a successor trustee, if necessary, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor trustee so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the successor so appointed. In the event that the Trustee is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee).

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

            SECTION 8.08.     Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09.     Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the

Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The  appointment of a co-trustee or separate  trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11.     Appointment of Custodians.

            The Trustee may appoint at the Trustee's expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Neither the Master Servicer nor the Special Servicer shall have any duty to verify that any such Custodian is qualified to act as such in accordance with the preceding sentence. The Trustee may enter into agreements to appoint a Custodian which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Custodian to comply with this Agreement in all material respects and requires the Custodian to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Custodian under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Custodian any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. The initial Custodian shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Custodian, any provision or requirement herein requiring notice or any information or documentation to be provided to the Custodian shall be construed to require that such notice, information or documents also be provided to the Trustee. Any Custodian hereunder (other than the Trustee) shall at all times maintain a fidelity bond and errors and omissions policy in amounts customary for custodians performing duties similar to those set forth in this Agreement.

            SECTION 8.12.     Appointment of Authenticating Agents.

            (a) The Trustee may appoint one or more Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The initial Authenticating Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

             (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Master Servicer, the Special Servicer and the
Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Master Servicer, the Certificate Registrar
and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall given written notice of such appointment to the Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section
8.12.  Any successor  Authenticating  Agent upon  acceptance of its  appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.13.     Appointment of Paying Agent.

            The Trustee may appoint a Paying Agent for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee or the Master Servicer to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee or the Master Servicer, as applicable. If the Paying Agent is not the
Trustee or the Master Servicer, the Trustee or the Master Servicer shall remit to the Paying Agent on the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers and shall have a rating of at least "A" (or its equivalent) by each of Standard & Poor's and DCR, or such lower rating as will not result in qualification, downgrading or withdrawal of the ratings then assigned to the Certificates, as evidenced in writing by the Rating Agencies. The Trustee may enter into agreements to appoint a Paying Agent which is not the Trustee, provided that, such agreement: (i) is consistent with this Agreement in all material respects and requires the Paying Agent to comply with this Agreement in all material respects and requires the Paying Agent to comply with all of the applicable conditions of this Agreement;
(ii) provides that if the Trustee shall for any reason no longer act in the capacity of Trustee hereunder (including, without limitation, by reason of an Event of Default), the successor trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Paying Agent under such agreement or alternatively, may terminate such agreement without cause and without payment of any penalty or termination fee; and (iii) does not permit the Paying Agent any rights of indemnification that may be satisfied out of assets of the Trust Fund. The appointment of any Paying Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Paying Agent to the extent such Paying Agent would have been responsible pursuant to the terms hereof. The initial Paying Agent shall be the Trustee. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information to be provided to the Authenticating Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            SECTION 8.14.     Appointment of REMIC Administrators.

            (a) The Trustee may appoint one or more REMIC Administrators, which shall be authorized to act on behalf of the Trustee in performing the functions set forth in Sections 3.17 and 10.01 herein. Each REMIC Administrator must be acceptable to the Trustee and must be organized and doing business under the laws of the United States of America or of any State and be subject to supervision or examination by federal or state authorities.

            (b) Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the Trustee or the REMIC Administrator.

            (c) Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Certificate Registrar, the Paying Agent, the Master Servicer, the Special Servicer and the Depositor. The Trustee may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, the Master Servicer, the Certificate Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Trustee may appoint a successor REMIC Administrator, in which case the Trustee shall given written notice of such appointment to the Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC Administrator shall be appointed unless eligible under the provisions of this Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.15.     Access to Certain Information.

            The Trustee shall afford to the Master Servicer, the Special Servicer and the Depositor, any Certificateholder and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            In   connection   with   providing   access  to  or  copies  of  the
documentation  described in the preceding paragraph,  the Trustee shall require:
(a) in the case of Certificate Owners, a confirmation executed by the requesting Person (in a form reasonably acceptable to the Trustee) generally to the effect that such Person is a beneficial holder of Book-Entry Certificates and will keep such information confidential (except that such Certificate Owner may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person (in a form reasonably acceptable to the Trustee) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed to keep such information confidential (except that any Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

            SECTION 8.16.     Representations,   Warranties   and  Covenants  of
                              Trustee.

            (a) The Trustee hereby represents and warrants to the Master Servicer, the Special Servicer and the Depositor and for the benefit of the Certificateholders, as of the Closing Date, that:

            (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

            (ii) The execution and delivery of this Agreement and the Meidinger Tower Agreement by the Trustee, and the performance and compliance with the terms of this Agreement and the Meidinger Tower Agreement by the Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (iii) Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement and the Meidinger Tower Agreement, has duly authorized the execution, delivery and performance of this Agreement and the Meidinger Tower Agreement, and has duly executed and delivered this Agreement and the Meidinger Tower Agreement.

            (iv) This Agreement and the Meidinger Tower Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v) The Trustee is not in violation of, and its execution and delivery of this Agreement or the Meidinger Tower Agreement and its performance and compliance with the terms of this Agreement or the Meidinger Tower Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations under this Agreement or the Meidinger Tower Agreement.

            (vi) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee that, if determined adversely to the Trustee, would prohibit the Trustee from entering into this Agreement or the Meidinger Tower Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Trustee to perform its obligations under this Agreement or the Meidinger Tower Agreement.

            (vii) Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Trustee of or compliance by the Trustee with this Agreement or the Meidinger Tower Agreement or the consummation of the transactions contemplated by this Agreement and the Meidinger Tower Agreement has been obtained and is effective.

            (b) The Trustee covenants that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Trustee and used by the Trustee in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement or the Meidinger Tower Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.

            SECTION 8.17.     Reports   to    the    Securities   and   Exchange
                              Commission; Available Information.

            The Master Servicer shall prepare for filing, and the Master Servicer shall execute, on behalf of the Trust Fund, and file with the
Securities and Exchange Commission, any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act. Upon such filing with the Securities and Exchange Commission, the Master Servicer shall promptly deliver to the Depositor and the Trustee and the Controlling Class Representative a copy of any such executed report, statement or information. The Depositor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Securities and Exchange Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates. The Trustee shall have no responsibility to determine whether or not any filing may be required and shall not have any responsibility to review or confirm in any way the accuracy or the sufficiency of the contents of any such filing.

            SECTION 8.18.     Grantor Trust Administration.

            (a) The Trustee shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Meidinger Senior Interest and the Grantor Trust Certificate are issued.

            (b) The Trustee shall pay out of its own funds any and all routine tax administration expenses of the Trust incurred with respect to the Grantor Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Grantor Trust that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trustee from the collection account established under the Meidinger Tower Agreement unless otherwise provided in Section 8.18(e) or 8.18(f).

            (c) The Trustee shall prepare, sign and file all of the Tax Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the Trustee or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section 8.18. Without limiting the generality of the foregoing, the Depositor, within ten days following the Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes, and the Trustee's duty to perform its reporting and other tax compliance obligations under this Section
8.18 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

            (d) The Trustee shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

            (e) The Trustee shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Master Servicer shall assist the Trustee to the extent reasonably requested by the Trustee and to the extent of information within the Servicer's possession or control). Neither the Master Servicer nor the Trustee shall knowingly take (or cause the Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could endanger the status of the Grantor Trust as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the Trustee has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or payable out of the Collection Account if the Trustee seeks to take such action or to refrain from taking any action for the benefit of the Holders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that the Trustee has received or obtained an opinion of counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the Grantor Trust, or causing the Trust to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee.

            (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Section 8.18; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under the Meidinger Tower Agreement or this Section 8.18; or
(iii) the Grantor Trust in all other instances.

            (g) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the Grantor Trust on a calendar year and on an accrual basis.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Paying Agent on behalf of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (A) the purchase by the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (1) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (2) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent Appraiser selected by the Master Servicer and approved by the Trustee, minus (3) if the purchaser is the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any interest accrued and payable to the Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (B) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I, and (ii) to the Trustee, the Master Servicer, the Special Servicer and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (x) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof, or (y) the Rated Final Distribution Date.

            The Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer, in that order, may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice  to the  other  parties  hereto  no  later  than  60  days  prior  to the anticipated date of purchase; provided, however, that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1% of the aggregate Cut-Off Date Balance of the Mortgage Pool set forth in the Preliminary Statement. If the Trust Fund is to be terminated in connection with the Majority Subordinate Certificateholder's, the Master Servicer's, the Special Servicer's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, shall deliver to the Paying Agent for deposit in the Distribution Account not later than the P&I Advance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon written confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor (or their respective designees), as applicable. Any transfer of Mortgage Loans to the Depositor pursuant to this paragraph shall be on a servicing-released basis.

            The foregoing provisions of this Section 9.01 notwithstanding, in the event that (i) any of the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated in the preceding two paragraphs, and (ii) the Meidinger Senior Interest is included among such assets, such party shall only be entitled to purchase, in the case of the Meidinger Tower Loan, the Meidinger Senior Interest and shall enter into a participation and servicing agreement with the Holder of the Grantor Trust Certificate and a mutually acceptable servicer and paying agent substantially similar to the Participation Agreement (as such term is defined in the Meidinger Tower Agreement) that the Meidinger Tower Loan was subject to prior to the Meidinger Senior Interest becoming an asset of REMIC I, whereby the Holder of the Grantor Trust Certificate shall receive in exchange for the Grantor Trust Certificate a certificate, representing an equivalent subordinate interest in the Meidinger Tower Loan, issued under such new participation and servicing agreement.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Majority Subordinate Certificateholder's, the Master Servicer's, the Special Servicer's or Depositor's purchase of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month to the extent a Responsible Officer of the Trustee has knowledge of such termination, but in any event not less than five days prior to such final Distribution Date, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer and the Depositor at the time such notice is given to Certificateholders.

            Upon   presentation   and  surrender  of  the  Certificates  by  the
Certificateholders on the final Distribution Date, the Paying Agent shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts on deposit in the Distribution Account as of the final Distribution Date, exclusive of any portion thereof that would be payable to any Person in accordance with clauses (ii) through (viii) of Section 3.05(b), and further exclusive of any portion thereof that represents Prepayment Premiums, shall be allocated in the following order of priority, in each case to the extent of remaining available funds:

            (i) to distributions of interest to the Holders of the Senior Certificates in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (ii) to distributions of principal to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in an amount (not to exceed the respective Class Principal Balances of such Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

            (iii) to distributions to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, in accordance with the outstanding Class Principal Balances of each such Classes of Certificates in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (iv) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (v) after the Class Principal Balance of each of the Class A-1, Class A-2 and Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 9.01);

            (vi) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (vii) to distributions of interest to the Holders of the Class C Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date, and, to the extent not previously paid, for all prior Distribution Dates;

            (viii) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3 and Class B Certificates has been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 9.01);

            (ix) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class

      D   Certificates   for   such   Distribution   Date and, to the extent not
      previously paid, for all prior Distribution Dates;

            (xi) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3, Class B and Class C Certificates has been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 9.01);

            (xii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class E Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xiv) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Certificates has been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 9.01);

            (xv) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (xvi) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class

      F Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xvii) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Certificates has been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this
      Section 9.01);

            (xviii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (xix) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class G Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xx) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E and Class F Certificates has been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 9.01);

            (xxi) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (xxii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxiii) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Certificates has been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such
      Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 9.01);

            (xxiv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (xxv) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class J Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxvi) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates has been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such
      Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clause of this Section 9.01);

            (xxvii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (xxviii) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxix) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class E, Class F, Class G, Class H and Class J Certificates has been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such
      Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clauses of this Section 9.01);

            (xxx) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (xxxi) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxii) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates has been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates) equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clauses of this Section 9.01);

            (xxxiii) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class;

            (xxxiv) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of the Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

            (xxxv) after the Class Principal Balance of each of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates has been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the then outstanding Class Principal Balance of such Class of Certificates equal to the Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Certificates pursuant to any prior clauses of this Section 9.01);

            (xxxvi) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed, plus interest on any such Realized Losses or Additional Trust Fund Expenses, accrued at the applicable Pass-Through Rate from the date such Realized Losses and/or Additional Trust Fund Expenses were allocated to such Class; and

            (xxxvii) to distributions to the Holders of the Class R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxxvi) above.

            Any Prepayment Premiums on deposit in the Certificate Account as of the final Distribution Date shall be distributed among the Holders of the Regular Certificates, in accordance with Section 4.01(b). Any funds not distributed to any Holder or Holders of Certificates of any Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Paying Agent shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Paying Agent, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If, within one year after the second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-I Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject thereto (to the extent it is not required to dispose of such unclaimed funds and assets otherwise in accordance with applicable state escheatment law).

            SECTION 9.02.     Additional Termination Requirements.

            (a) If the Majority Subordinate Certificateholder, the Depositor, the Master Servicer or the Special Servicer purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Majority Subordinate Certificateholder, the Master Servicer, the Special
Servicer or the Depositor, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator and, in the case of the Majority Subordinate Certificateholder, the Depositor or the Special Servicer, to the Trustee and the Master Servicer, an Opinion of Counsel, addressed to the Trustee, the REMIC Administrator and the Master Servicer, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) the REMIC Administrator shall specify the first day in the
            90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to
            Treasury Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in an Opinion of Counsel obtained by the purchasing party at the expense of such purchasing party;

                  (ii) during such 90-day  liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Majority Subordinate Certificateholder, the Master Servicer, the Special Servicer or the Depositor, as applicable, for cash; and

                  (iii) at the time of the  making of the final  payment  on the
            Certificates, the Paying Agent shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to specify the 90-day liquidation period for each of REMIC I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            SECTION 10.01.    REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests, the REMIC II Regular Interests and the Regular Certificates (or in the case of the Class X Certificates, each of its Components) are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC I, REMIC II and REMIC III, respectively. The Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates are hereby designated as the single class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code) in REMIC I, REMIC II and REMIC III, respectively. None of the Depositor, the Master Servicer, the Special Servicer or the Trustee shall (to the extent within its control) permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury Regulations Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "startup day" of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

            (d) Each Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I, REMIC II and REMIC III, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided, that the REMIC Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each of REMIC I, REMIC II and REMIC III) as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I, REMIC II and REMIC III in the performance of its duties as such.

            (e) Solely for purposes of Treasury Regulations Sections 1.860G-1(a)(4)(iii), the Distribution Date in September 2030, has been designated the "latest possible maturity date" of each REMIC I Regular Interest, each REMIC II Regular Interest and each Class of Regular Certificates (or in the case of the Class X Certificates, each of its Components).

            (f) The Trustee shall pay any and all ordinary tax-related expenses of any of REMIC I, REMIC II or REMIC III from the Trust Fund. Any taxes, penalties, interest or extraordinary expenses including, but not limited to, any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any of REMIC I, REMIC II or REMIC III that involve the Internal Revenue Service or state or local taxing authorities will (to the extent not payable by a specified Person pursuant to Section 10.01(j)) be expenses of the Trust Fund.

            (g) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, sign and file all of the other Tax Returns in respect of REMIC I, REMIC II and REMIC III. The ordinary expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I, REMIC II and REMIC III as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Article. Without limiting the generality of the foregoing, the Depositor, within ten days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

            (h) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required hereunder); and
(iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

            (i) The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions (and the Trustee, the Master Servicer and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee shall knowingly take (or cause any of REMIC I, REMIC II or REMIC III to take) any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any of REMIC I, REMIC II or REMIC III as a REMIC, or (ii) except as provided in Section 3.17(a), result in the imposition of a tax upon any of REMIC I, REMIC II or REMIC III (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code or the tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code) (any such endangerment or imposition, except as provided in Section 3.17(a)(iii), an "Adverse REMIC Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action that it is advised by the Master Servicer or Special Servicer, as applicable could cause an Adverse REMIC Event. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III, or causing any of REMIC I, REMIC II or REMIC III to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. Neither the Master Servicer nor the Special Servicer shall take any such action or cause any of REMIC I, REMIC II or REMIC III to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instruments of the REMIC Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator or the Trustee. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (j) If any tax is imposed on any of REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or

REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of State or Local Tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses (ii) - (vi) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X; (v) the Depositor, if such tax was imposed due to the fact that any of the Mortgage Loans did not, at the time of their transfer to the REMIC I, constitute a "qualified mortgage" as defined in Section 860G(a)(3) of the Code; or (vi) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)(iii) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Paying Agent upon the written direction of the REMIC Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (k) The REMIC Administrator shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

            (1) Following the Startup Day, none of the Trustee, the Master Servicer and the Special Servicer shall accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund or the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m)  None of the  Trustee,  the  Master  Servicer  and  the  Special
Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) the foreclosure of a Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I, REMIC II or REMIC III, (C) the termination of REMIC I, REMIC II and REMIC III pursuant to Article IX of this Agreement, or (D) a purchase of Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement);

(ii) the sale or disposition of any investments in the Certificate Account, the Distribution Account, the Reserve Accounts or the REO Account for gain; or (iii) the acquisition of any assets for REMIC I, REMIC II or REMIC III (other than (1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan, (2) a Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3) Permitted Investments acquired in connection with the investment of funds in the Certificate Account, the Distribution Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund or the Trustee) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II or REMIC III under the REMIC
Provisions or other applicable provisions of federal, state and local law or ordinances.

            (n) Except in connection with Section 3.17(a)(iii), none of the Trustee, the Depositor, the Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor, to the extent it is within its control, permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                            SECTION 11.01. Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, in the Prospectus or in the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Master Servicer, the Special Servicer and the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of the REMICs created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC; provided, that such action (except any amendment described in clause (v) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee (which opinion, insofar as economic issues involving a Class of Certificates rated by a Rating Agency are concerned, may rely upon the assurance of the Rating Agencies described below), adversely affect in any material respect the interests of any Certificateholder; and provided further that the Master Servicer, the Special Servicer and the Trustee shall have first obtained from each Rating Agency written assurance that such amendment will not cause the qualification, downgrading or withdrawal of the then current rating on any Class of Certificates.

            (b) This Agreement may also be amended from time to time by the agreement of the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii)
as evidenced by an Opinion of Counsel obtained by or delivered to the Master Servicer, the Special Servicer and the Trustee (which opinion, insofar as economic issues involving a Class of Certificates rated by a Rating Agency are concerned, may rely upon the assurance of the Rating Agencies described below), adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting Rights or (v) modify the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates, so long as neither the Depositor nor any of its Affiliates is performing servicing duties with respect to any of the Mortgage Loans.

            (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the Master Servicer or the Special Servicer in accordance with such amendment will not result in the imposition of a tax on either of REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause either of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

            (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) Each of the Master Servicer, the Special Servicer and the Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be  delivered  pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Special Servicer or the Trustee requests any amendment of this Agreement that protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a), (b) or (c) shall be payable out of the Certificate Account or the Distribution Account pursuant to Section 3.05.

            SECTION 11.02.    Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund, but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the Certificate Account pursuant to Section 3.05(a)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this Agreement is required.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03.    Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, and without receiving notice to the contrary from Holders of Certificates entitled to at least 25% of the Voting Rights, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04.    Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of law principles.

            SECTION 11.05.    Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, Commercial Mortgage Acceptance Corp., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: President, facsimile number 816-435-2327; (ii) in the case of the Master Servicer, Midland Loan Services, Inc., 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105, Attention: CMAC Commercial Mortgage Pass-Through Certificates, Series 1998-C2, facsimile number: 816-435-2327; (iii) in the case of the Special Servicer, Midland Loan Services, Inc., 210 West 10th Street, 6th Floor, Kansas City, Missouri

64015, Attention: CMAC Commercial Mortgage Pass-Through Certificates, Series 1998-C2; (iv) in the case of the Trustee, Norwest Bank Minnesota, National Association, Corporate Trust Department, 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, facsimile number 410-884-2360; and (v) in the case of the Rating Agencies, (A) Duff & Phelps Credit Rating Co., 55 E. Monroe Street, Chicago, Illinois 60603, Attention: CMBS Monitoring, facsimile number (312) 263-2852 and (B) Standard & Poor's Ratings Group, 25 Broadway, New York, New York 10004, Attention: Real Estate Ratings Group, Surveillance Manager, facsimile number: 212-412-0597; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06.    Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed several from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 11.07.    Grant of a Security Interest.

            The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the New York UCC.

            SECTION 11.08.    Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other Person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement on the Closing Date shall be a third party beneficiary to obligations of a successor Master Servicer under Section 3.22(d), provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this Section 11.08 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.08) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.08. This Agreement may not be amended in any manner that would adversely affect its rights as a third party beneficiary without its consent.

            SECTION 11.09.    Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.10.    Notices to and From Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i)   any material change or amendment to this Agreement;

                  (ii) the  occurrence of any Event of Default that has not been cured;

                  (iii) the resignation or termination of the Master Servicer or the Special Servicer;

                  (iv) the repurchase or  substitution  of Mortgage Loans by any of the Mortgage Loan Sellers pursuant to any of the Mortgage Loan Purchase Agreements;

                  (v)   any  change  in  the  location  of  the   Distribution
            Account; and

                  (vi) the final payment to any Class of Certificateholders.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i)   the resignation or removal of the Trustee; and

                  (ii) any change in the location of the Certificate Account.

            (c) The Trustee, Master Servicer and Special Servicer shall furnish each Rating


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                                     -210-

Agency with respect to the Certificates or any Mortgage Loan, including a non-performing or defaulted Mortgage Loan, as applicable, such information as the Rating Agency shall reasonably request and which the Trustee, Master Servicer and Special Servicer, as applicable, can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege attached to such information. The Master Servicer and the Special Servicer may attach any reasonable disclaimer it deems appropriate to such information.

            (d) To the extent applicable and not previously delivered, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i)   each  of  its  annual   statements  as  to  compliance
            described in Section 3.13;

                  (ii) each of its annual independent public accountants' servicing reports described in Section 3.14;

                  (iii) any Officers' Certificate delivered by it to the Trustee pursuant to Section 4.03(c) or 3.08; and

                  (iv) each of its inspection reports described in Section 3.12(a), the statements and reports described in Section 3.12(b), 3.12(c) and 3.12(d) and other reports described in Section 3.19.

            (e) The Trustee shall (i) make available to each Rating Agency, upon reasonable notice, the items described in Section 3.15 and Section 4.02(a) and
(ii) promptly deliver to each Rating Agency a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            SECTION 11.11.    Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

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
                                     -211-


            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                              COMMERCIAL MORTGAGE ACCEPTANCE CORP.
                                    Depositor

                              By:  /s/ Clarence A. Krantz
                                   -------------------------------
                              Name: Clarence A. Krantz
                              Title:  Executive Vice President

                              MIDLAND LOAN SERVICES, INC.
                              Master Servicer

                              By:  /s/ Clarence A. Krantz
                                   -------------------------------
                              Name: Clarence A. Krantz
                              Title:  Executive Vice President

                              MIDLAND LOAN SERVICES, INC.
                              Special Servicer


                              By:  /s/ Clarence A. Krantz
                                   -------------------------------
                              Name: Clarence A. Krantz
                              Title:  Executive Vice President

                              NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                     Trustee

                              By:  /s/ Leslie A. Gaskill
                                   -------------------------------
                              Name: Leslie A. Gaskill
                              Title: Vice President